As filed with the Securities and Exchange Commission on June 14, 2005
                                           REGISTRATION STATEMENT NO. 333-125422

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM S-3/A

                                 AMENDMENT NO. 1

                            TO REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   (Depositor)
             (Exact name of registrant as specified in its charter)
Delaware                                                              20-0842986
(State of organization)                                         (I.R.S. Employer
                                                             Identification No.)

                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-2000
               (Address, including ZIP code, and telephone number,
              including area code, of principal executive offices)

                             ---------------------
                             Joseph T. Jurkowski Jr.
                               383 Madison Avenue
                            New York, New York 10179
                                 (212) 272-3358

                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)

                             ---------------------
                                 With copies to:

                             Richard D. Simonds Jr.
                           Thacher Proffitt & Wood LLP
                           Two World Financial Center
                            New York, New York 10281
                                 (212) 912-7400
Kathy Crost                                             Mark Michigan
Orrick, Herrington & Sutcliffe LLP                      Greenberg Traurig LLP
666 Fifth Avenue                                        MetLife Building
New York, New York 10103                                200 Park Avenue
                                                        New York, New York 10166

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                          PROPOSED         PROPOSED
                                                       AMOUNT             MAXIMUM           MAXIMUM          AMOUNT OF
                     TITLE OF                           TO BE          GGREGATE PRICE      AGGREGATE       REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED(1)    A PER UNIT(1)    OFFERING PRICE(1)      FEE(3)
---------------------------------------------------------------------------------------------------------------------------
Mortgage and Asset-Backed Securities(2)...........  $35,000,000,000         100%        $35,000,000,000     $4,119,500
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, $2,598,492,757 of Mortgage Pass-Through Certificates and Mortgage-Backed Notes are being carried forward from the Registrant's Registration Statement No. 333-113636. All filing fees associated with such securities were previously paid upon the filing of said registration statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $37,598,492,757. The Registration Fee in connection with $1,000,000 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes to be registered by the Registrant under this Registration Statement has been previously paid by the Registrant in connection with the original filing on June 1, 2005.

(3) This amount is calculated as follows:

       o  $4,119,382.30 is being paid with this Amendment No. 1 and

       o $117.70 was previously paid in connection with this Registration Statement.




                             ----------------------


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 of the General Rules and Regulations of the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to Registrant's Registration Statement on Form S-3 (Registration No. 333-113636). This Registration Statement, which is a new Registration Statement, also constitutes a post-effective amendment to Registration Statement No. 333-113636. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

                                EXPLANATORY NOTE

    This Registration Statement includes (i) a base prospectus (ii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Certificates consisting of senior and subordinate certificate classes ("Version 1") and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes ("Version 2").

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
              BEAR STEARNS ASSET BACKED SECURITIES I LLC DEPOSITOR
                                 THE SECURITIES

-----------------------      Each issue of securities will have its own series
                             designation and will evidence either the ownership
CONSIDER                     of assets in the related trust fund or debt
CAREFULLY THE                obligations secured by assets of the related trust
RISK FACTORS                 fund.
BEGINNING ON PAGE
4 OF THIS                    o   Each series of securities will consist of one
PROSPECTUS.                  or more classes of mortgage-backed or asset-backed
                             certificates or notes.
The securities
represent                    o   Each class of securities will represent the
obligations of               entitlement to a specified portion of interest
the trust only               payments and a specified portion of principal
and do not                   payments on the trust assets.
represent an
interest in or               o   A series may include classes of securities that
obligation of the            are senior in right of payment to other classes.
depositor, the               Classes of securities may be entitled to receive
seller, the                  distributions of principal, interest or both prior
master servicer              to other classes or before or after specified
or any of their              events.
affiliates.
                             o   No market will exist for the securities of any
This prospectus              series before they are issued. In addition, even
may be used to               after the securities of a series have been issued
offer and sell               and sold, there can be no assurance that a resale
the securities               market for them will develop.
only if
accompanied by a             Offers of the  securities  will be made through
prospectus                   Bear,  Stearns & Co. Inc. and the other
supplement.                  underwriters listed in the related prospectus
                             supplement.
-----------------------

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

         o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

         o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

         o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

         o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

         o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and o private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                 JUNE [__], 2005

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

         o the principal amount, interest rate and authorized denominations of each class of securities;

         o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

         o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

         o the terms of any credit enhancement with respect to particular classes of the securities;

         o information concerning other trust fund assets, including any reserve fund;

         o the final scheduled distribution date for each class of securities;

         o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

         o information about any REMIC tax elections for some or all of the trust fund assets; and

         o        particulars of the plan of distribution for the securities.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms beginning on page 131 where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" beginning on page 128 of this prospectus.

                                  RISK FACTORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................      No market  will  exist for the  securities  before  they are  issued.  In addition,  we cannot  give you any  assurance  that a resale  market will
                                            develop   following   the   issuance  and  sale  of  any  series  of  the
                                            securities.  Even if a resale  market does  develop,  you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................      The  securities of each series will be payable  solely from the assets of the related trust fund, including any applicable credit enhancement,  and will not have a claim  against  the  assets  of any other  trust.  In the case of securities that are in the form of notes,  the related  indenture will  require  that  noteholders  proceed  only against the assets of the related  trust  fund.  We cannot give you any  assurance  that the market value of the assets in any trust  fund will be equal to or  greater  than the total principal  amount of the related  securities then  outstanding, plus accrued interest.  Moreover,  if the assets of a trust fund are ever sold,  the sale  proceeds  will be applied first to reimburse any related trustee,  servicer and credit enhancement  provider for their unpaid fees
                                            and  expenses   before  any   remaining   amounts  are   distributed   to
                                            securityholders.

                                            In  addition,   at  the  times   specified  in  the  related   prospectus
                                            supplement,  assets of the trust fund and the related  security  accounts may be released to the depositor,  the servicer,  the credit  enhancement provider or other persons, if

                                            o        all payments then due on the related  securities have been made,
                                                     and

                                            o        any  other   payments   specified  in  the  related   prospectus
                                                     supplement have been made.

                                            Once  released,  such assets will no longer be available to make payments to securityholders.

                                            You will have no recourse  against the  depositor  or any other person if any required  distribution on the securities is not made or for any other default.  The only  obligations  of the depositor with respect to a trust fund  or  the  related  securities  would  result  from a  breach  of the representations  and  warranties  that the depositor may make  concerning the trust  assets.  However,  because  of the  depositor's  very  limited assets,  even if the  depositor  should be required to  repurchase a loan from a particular  trust fund  because of the breach of a  representation or warranty, its sole source of funds for the repurchase would be:

                                            o        funds  obtained  from  enforcing  any similar  obligation of the originator of the loan, or

                                            o        monies  from  any  reserve  fund  established  to pay  for  loan repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS......................      Although  credit   enhancement  is  intended  to  reduce  the  effect  of
                                            delinquent  payments or loan losses on particular  classes of securities, the amount of any credit  enhancement is subject to the limits  described in the related prospectus  supplement.  In addition, the amount of credit enhancement may decline or be depleted before the related  securities are paid in full.  As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR SECURITIES      You may be unable to reinvest the principal  payments on your  securities at a rate of return equal to the rate on your  securities.  The timing of principal  payments on the  securities  of a series will be affected by a number of factors, including the following:

                                            o        the extent of prepayments  on the underlying  loans in the trust fund or, if the trust fund contains  underlying  securities,  on the loans backing the underlying securities;

                                            o        how payments of  principal  are  allocated  among the classes of
                                                     securities   of  that  series  as   specified   in  the  related
                                                     prospectus supplement;

                                            o        if any  party  has an  option to  terminate  the  related  trust early, the effect of the exercise of the option;

                                            o        the rate and timing of defaults  and losses on the assets in the related trust fund;

                                            o        repurchases  of assets in the related  trust fund as a result of material breaches of representations  and warranties made by the depositor or a seller; and

                                            o        in the case of a trust fund that contains  revolving credit line loans, any provisions for  non-amortization,  early amortization or  scheduled  amortization  periods  described  in the  related prospectus supplement.

                                            All the above factors may affect the yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................      Interest  payable on the securities on any given  distribution  date will
                                            include  all  interest   accrued  during  the  related  interest  accrual
                                            period.  Each  prospectus  supplement  will specify the interest  accrual period  for the  related  securities.  If  interest  accrues  during  the calendar  month  before the related  distribution  date,  your  effective yield will be less than it would be if the interest  accrual period ended the day before the distribution  date. As a result,  your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............      Certain  underlying loans may not be fully amortizing over their terms to maturity  and may require a  substantial  principal  payment (a "balloon"
                                            payment) at their stated  maturity.  Loans of this type  involve  greater risk than fully  amortizing  loans since the borrower  generally  must be able to  refinance  the loan or sell the  related  property  prior to the loan's  maturity  date.  The  borrower's  ability to do so will depend on such  factors  as the level of  available  mortgage  rates at the time of sale or refinancing,  the relative  strength of the local housing market, the borrower's equity in the property,  the borrower's  general financial condition and tax laws.
Adjustable rate or interest only
loans may be underwritten to less
stringent standards than fixed rate
loans.................................      A trust fund may  include  adjustable  rate or  interest-only  loans that were  underwritten  on the assumption that the borrowers would be able to make higher  monthly  payments in a relatively  short period of time.  In fact, however,  the borrowers' income may not be sufficient to meet their loan payments as payment  amounts  increase,  thus increasing the risk of default.

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS........      If the mortgage or home equity  loans in a trust fund are  primarily in a
                                            junior  lien  position,   any  proceeds  from   liquidations,   insurance
                                            recoveries or  condemnations  must be used first to satisfy the claims of the related senior lien loans (and related  foreclosure  expenses) before being available to satisfy the junior lien loans.  In addition,  a junior mortgage  lender  may  only  foreclose  subject  to  the  related  senior mortgage.  As a result,  the junior  mortgage  lender must either pay the related  senior  mortgage  lender in full,  at or before the  foreclosure sale, or agree to make the regular payments on the senior  mortgage.  The trust will not have a source of funds to satisfy any senior  mortgages or to continue  making payments on them. As a result,  the trust's  ability, as a practical  matter,  to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS........................      The following  factors,  among others,  could  adversely  affect property values in such a way that the  outstanding  balance of the related loans, together with any senior  financing on the same  properties,  would equal or exceed those values:

                                            o        an overall decline in the residential  real estate markets where the properties are located;

                                            o        failure of borrowers to maintain  their  properties  adequately;
                                                     and

                                            o        natural  disasters that may not be covered by hazard  insurance, such as earthquakes and floods.

                                            If property values decline,  actual rates of delinquencies,  foreclosures and losses on the underlying  loans could be higher than those  currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................      The  mortgaged  properties  in the trust fund may not be owner  occupied.
                                            Rates  of  delinquencies,  foreclosures  and  losses  on  mortgage  loans secured by  non-owner  occupied  properties  may be higher  than those on mortgage loans secured by the borrower's primary residence.

                                            A trust fund may include home improvement  contracts that are not secured by an  interest  in real  estate  or  otherwise.  A trust  fund  may also include mortgage or home equity loans with original  loan-to-value ratios
                                            (or combined  loan-to-value  ratios in the case of junior loans)  greater than 100%.  In these cases,  the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

                                            If a loan of this  type  goes  into  default,  the  trust  fund will have recourse only against the borrower's  assets  generally for the unsecured portion of the loan,  along with the borrower's  other general  unsecured creditors.  In a  bankruptcy  proceeding,  the  unsecured  portion of the loan  may be  discharged,  even if the  value  of the  borrower's  assets available to the trust fund would be  insufficient  to pay the  remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE
STAMPED.................................    The depositor will ensure that a UCC-1 financing  statement is filed that identifies as collateral  the home  improvement  contracts  included in a trust fund.  However,  unless the related prospectus  supplement provides otherwise,  the home improvement contracts themselves will not be stamped or marked to reflect their  assignment  to the trust fund.  Thus, if as a result of  negligence,  fraud or otherwise,  a subsequent  purchaser were able to take physical  possession of the contracts  without notice of the
                                            assignment   to  the  trust   fund,   the   interests   of  the   related
                                            securityholders in those contracts could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING ACCOUNT
ARE NOT USED TO PURCHASE TRUST ASSETS,
YOU WILL RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES......................    The related  prospectus  supplement  may provide  that the  depositor  or seller will deposit a specified  amount in a  pre-funding  account on the date the  securities are issued.  In this case,  the deposited  funds may be  used  only to  acquire  additional  assets  for the  trust  during  a specified  period  after the  initial  issuance  of the  securities.  Any amounts  remaining  in the  account  at the  end of that  period  will be distributed  as a  prepayment  of principal to the holders of the related securities.  The resulting  prepayment  could adversely  affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS......      The federal  bankruptcy  code and state debtor  relief laws may adversely affect the ability of the trust  fund,  as a secured  lender,  to realize upon its security.  For example,  in a federal bankruptcy  proceeding,  a lender may not  foreclose on mortgaged  property  without the  bankruptcy court's  permission.  Similarly,  the debtor may propose a rehabilitation plan,  in the  case of  mortgaged  property  that  is not  his  principal
                                            residence,   that  would  reduce  the  amount  of  the  lender's  secured indebtedness  to the value of the property as of the  commencement of the bankruptcy.  As a  result,  the  lender  would be  treated  as a  general unsecured  creditor  for the  reduced  amount,  the amount of the monthly payments  due on the loan could be  reduced,  and the  interest  rate and loan payment schedule could be changed.

                                            Any such  actions  could  result in delays in  receiving  payments on the loans  underlying  the  securities  and result in the  reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS..............      Federal,  state and local  laws and  regulations  impose a wide  range of requirements  on activities that may affect the  environment,  health and safety.  In  certain  circumstances,  these laws and  regulations  impose obligations  on owners or operators  of  residential  properties  such as those  that  secure  the  loans.  Failure  to comply  with these laws and regulations  can result in fines and  penalties  that  could be  assessed against the trust fund as owner of the related property.

                                            In  some  states,  a  lien  on the  property  due  to  contamination  has priority  over the lien of an  existing  mortgage.  Further,  a  mortgage lender  may  be  held  liable  as an  "owner"  or  "operator"  for  costs associated  with the release of  petroleum  from an  underground  storage tank under certain  circumstances.  If the trust fund is  considered  the owner or  operator of a  property,  it will suffer  losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....      The  loans and  contracts  in each  trust  fund  also may be  subject  to federal laws relating to loan origination and underwriting.  These laws

                                            o        require  certain  disclosures  to the  borrowers  regarding  the terms of the loans;

                                            o        prohibit  discrimination  on the basis of age, race, color, sex, religion,  marital status,  national  origin,  receipt of public assistance  or the  exercise  of any right  under  the  consumer credit protection act, in the extension of credit;

                                            o        regulate  the use and  reporting of  information  related to the borrower's credit experience; and

                                            o        require additional application  disclosures,  limit changes that may be  made  to  the  loan  documents  without  the  borrower's consent and restrict a lender's  ability to declare a default or to  suspend  or  reduce a  borrower's  credit  limit to  certain enumerated events.

                                            Loans may also be subject  to  federal,  state or local laws that  impose additional  disclosure  requirements and other  restrictions on creditors with respect to mortgage  loans with high interest rates or high up-front fees  and  charges.  These  laws can  impose  specific  liabilities  upon creditors  that fail to comply and may affect the  enforceability  of the
                                            related  loans.  In  addition,   the  trust  fund,  as  assignee  of  the
                                            creditor,  would generally be subject to all claims and defenses that the borrower  could  assert  against  the  creditor,  including  the right to rescind the loan.

                                            Home  improvement  contracts may be subject to federal or state laws that protect the borrower from  defective or incomplete  work by a contractor.
                                            These laws permit the  borrower to withhold  payment if the work does not meet the quality and durability  standards agreed to between the borrower and the  contractor.  These laws have the effect of subjecting  the trust fund, as assignee of the creditor,  to all claims and defenses  which the borrower  in a sale  transaction  could  assert  against  the  seller  of defective goods.

                                            If certain  provisions  of these laws are  violated,  the servicer may be unable  to  collect  all or  part of the  principal  or  interest  on the
                                            loans.   The  trust  fund  also   could  be   subject   to  damages   and
                                            administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK.......................      If you invest in any class of subordinate  securities,  your rights as an investor to receive  payments  otherwise due you will be  subordinate  to the  rights  of the  servicer  and  the  holders  of the  related  senior securities.  As a result, before investing in any subordinate securities, you must be  prepared to bear the risk that  payments on your  securities may be  delayed  and that  you  might  not  recover  all of your  initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS......................      As described  under "Credit  Enhancement-Financial  Instruments"  in this prospectus,  a trust fund may include  financial  instruments  to protect against  certain  risks or to provide  certain cash flow  characteristics for particular  classes of the  securities of a series.  If you invest in one of these  classes and the issuer of the financial  instruments  fails to perform  its  obligations,  the yield to  maturity,  market  price and liquidity of your securities could be materially  adversely affected.  In
                                            addition,   if  the   issuer  of  the   related   financial   instruments
                                            experiences a credit rating downgrade,  the market price and liquidity of your securities could be reduced.  Finally, if the financial  instruments are  intended  to provide an  approximate  or partial  hedge for  certain risks or cashflow  characteristics,  the yield to maturity,  market price and  liquidity  of your  securities  could be  adversely  affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK....................      If you invest in any class of  securities  that  represent  the "residual interest" in a real estate mortgage investment conduit (REMIC),  you will be  required  to report as  ordinary  income  your pro rata  share of the
                                            REMIC's  taxable income,  whether or not you actually  received any cash.
                                            Thus,  as the holder of a REMIC  residual  interest  security,  you could have taxable  income and tax  liabilities in a year that are in excess of your ability to deduct  servicing fees and any other REMIC  expenses.  In addition,  because of their special tax treatment,  your after-tax  yield on a REMIC  residual  interest  security may be  significantly  less than that of a  corporate  bond with  similar  cash-flow  characteristics  and pre-tax yield.  Transfers of REMIC residual interest  securities are also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS........      Limit on Liquidity of Securities.  Securities  issued in book-entry  form may have only limited  liquidity in the resale  market,  since  investors may be  unwilling  to purchase  securities  for which they cannot  obtain physical instruments.

                                            LIMIT ON  ABILITY  TO  TRANSFER  OR PLEDGE.  Transactions  in  book-entry securities  can be effected  only through The  Depository  Trust  Company
                                            (DTC), its  participating  organizations,  its indirect  participants and
                                            certain  banks.  As  a  result,   your  ability  to  transfer  or  pledge
                                            securities issued in book-entry form may be limited.

                                            DELAYS IN  DISTRIBUTIONS.  You may  experience  some delay in the receipt of distributions on book-entry  securities since the  distributions  will be  forwarded  by the trustee to DTC for DTC to credit to the accounts of
                                            its   participants.   In  turn,  these   participants   will  credit  the
                                            distributions  to your  account  either  directly or  indirectly  through indirect participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION................      Any  class  of   securities   issued  under  this   prospectus   and  the
                                            accompanying  prospectus  supplement  will be  rated  in one of the  four highest rating  categories of a nationally  recognized  rating agency.  A rating is based on the  adequacy  of the value of the trust  fund  assets and any  credit  enhancement  for that  class  and  reflects  the  rating agency's  assessment  of the  likelihood  that  holders  of the  class of securities  will  receive  the  payments  to which they are  entitled.  A rating is not an assessment of the likelihood that principal  prepayments on the  underlying  loans  will be made,  the degree to which the rate of
                                            prepayments  might  differ  from  that  originally   anticipated  or  the
                                            likelihood  of an early  termination  of the  securities.  You should not view a rating as a  recommendation  to purchase,  hold or sell securities because  it does not  address  the  market  price or  suitability  of the securities for any particular investor.

                                            There is no  assurance  that any  rating  will  remain in effect  for any given  period or that the rating  agency will not lower or  withdraw  the rating in the future.  The rating  agency  could  lower or  withdraw  its rating due to:

                                            o        any  decrease  in the  adequacy  of the value of the trust  fund assets or any related credit enhancement, or

                                            o        an  adverse  change in the  financial  or other  condition  of a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

         Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

         o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

         o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

         o amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The primary assets of each trust fund may include one or more pools of the following:

         o        Residential Loans,

         o        Home Equity Loans,

         o        Home Improvement Contracts,

         o        Manufactured Housing Contracts,

         o        Agency Securities, and

         o        Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

EXCHANGEABLE SECURITIES

         GENERALLY. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Matters" apply to exchangeable securities as well as securities.

         EXCHANGES. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

         o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

         Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                          ORIGINAL                                               MAXIMUM ORIGINAL
       CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
                     ------------------   ----------------      ------------    ------------------   ---------------
ES-1                    $20,000,000        10%                  ES-2             $40,000,000          5%
ES-P*                   $20,000,000        0%

--------------

*        Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                          ORIGINAL                                               MAXIMUM ORIGINAL
       CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
------------------   ------------------   ----------------      ------------    ------------------   ---------------
                                           LIBOR+
ES-3                    $9,333,330         0.75%                ES-5             $11,333,330          7%
                                           36.16666 -
                                           (LIBOR X
ES-4*                   $2,000,000         4.666667)

         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                                                                                    MAXIMUM ORIGINAL
                          ORIGINAL                                                     PRINCIPAL
       CLASS          PRINCIPAL AMOUNT     INTEREST RATES           CLASS                AMOUNT             INTEREST RATE
------------------   ------------------   ----------------      ------------    -------------------------  ---------------
ES-5                    $20,000,000        10%                  ES-P*            $20,000,000
                                                                EX-X**           20,000,000 (notional)***   10%

--------------

*        Class ES-P is a principal only class and will receive no interest.

**       Class ES-X is an interest only class and will receive no principal.

***      Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                          ORIGINAL                                               MAXIMUM ORIGINAL
       CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
------------------   ------------------   ----------------      ------------    ------------------   ---------------
ES-6                    $20,000,000        7.00%                ES-X*            $20,000,000          7.00%
                                                                ES-7              20,000,000          6.00
                                                                ES-8              20,000,000          6.25
                                                                ES-9              20,000,000          6.50
                                                                ES-10             20,000,000          6.75
                                                                ES-11             19,310,344          7.25
                                                                ES-12             18,666,666          7.50
                                                                ES-13             18,064,516          7.75
                                                                ES-14             17,500,000          8.00
                                                                ES-P**            20,000,000          0.00

--------------

*        Class ES-X is an interest only class and will receive no principal.

**       Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

         PROCEDURES AND EXCHANGE PROPORTIONS. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

         The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

         o        the primary assets of the trust fund;

         o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

         o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

         o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

         o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

         o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

         o        to issue the related securities,

         o        to make payments and distributions on the securities, and

         o        to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

         GENERAL. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o        Interest may be payable at

                  -        a fixed rate,

                  - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

                  - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

                  -        a rate that otherwise varies from time to time, or

                  - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

         o        Principal may be

                  - payable on a level debt service basis to fully amortize the loan over its term,

                  - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

                  - nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o        Monthly payments of principal and interest may

                  -        be fixed for the life of the loan,

                  -        increase over a specified period of time or

                  -        change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         HOME EQUITY LOANS. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

         o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

         o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

         o        A borrower may fail to make the required periodic payment.

         o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

         o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

         o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         HOME IMPROVEMENT CONTRACTS. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         MANUFACTURED HOUSING CONTRACTS. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         ADDITIONAL INFORMATION. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

         o        the aggregate unpaid principal balance of the loans;

         o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

         o        the range and average principal balance of the loans;

         o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

         o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

         o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

         o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

         o the geographic distribution of any mortgaged properties securing the loans;

         o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

         o        the lien priority of the loans;

         o        the delinquency status and year of origination of the loans;

         o whether the loans are closed-end loans and/or revolving credit line loans; and

         o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

         If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

         GENERAL. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (I.E., private mortgage-backed asset-backed securities) that include:

         o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

         o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

         o offered and distributed to the public pursuant to an effective registration statement, or

         o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer of Private Label Securities will be

         o a financial institution or other entity engaged generally in the business of lending,

         o a public agency or instrumentality of a state, local or federal government, or

         o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

         If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         CREDIT SUPPORT RELATING TO PRIVATE LABEL SECURITIES. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         ADDITIONAL INFORMATION. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

         o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

         o the maximum original term to stated maturity of the Private Label Securities,

         o the weighted average term to stated maturity of the Private Label Securities,

         o the pass-through or certificate rate or range of rates of the Private Label Securities,

         o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

         o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

         o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

         o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

         o the payment features of the underlying loans (I.E., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

         o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

         o the servicing fee or range of servicing fees with respect to the underlying loans,

         o the minimum and maximum stated maturities of the underlying loans at origination,

         o        the lien priority of the underlying loans, and

         o the delinquency status and year of origination of the underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

         GINNIE MAE. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         FANNIE MAE. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FANNIE MAE CERTIFICATES. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o        fixed-rate level installment conventional mortgage loans,

         o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

         o        adjustable rate conventional mortgage loans, or

         o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         FREDDIE MAC. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

         OTHER AGENCY SECURITIES. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

         o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

         o all amounts received with respect to the primary assets of the related trust fund, and

         o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations-- Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

         o        the sum of

                  o the amount of interest accrued on the securities of the series, and

                  o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

         o the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o        paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         POOL INSURANCE POLICY. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

         o        the cost of repair or replacement of the property, and

         o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

         o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

         o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments if any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS

GENERAL

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

         o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

         o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

         o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

         Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

         o all payments in respect of principal, including prepayments, on the primary assets;

         o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

         o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

         o        all Insurance Proceeds;

         o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

         o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

         o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

         Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

         o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

         o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

         o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

         o to clear and terminate the collection account pursuant to the related agreement.

         In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

         o the actual cash value (I.E., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

         o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

         o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

         o        the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

         o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

         o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

EVIDENCE AS TO COMPLIANCE

         If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

         o        services similar loans in the ordinary course of its business;

         o        is reasonably satisfactory to the trustee;

         o has a net worth of not less than the amount specified in the prospectus supplement;

         o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

         GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

         ASSIGNMENT OF MORTGAGE LOANS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         ASSIGNMENT OF HOME IMPROVEMENT CONTRACTS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

         ASSIGNMENT OF MANUFACTURED HOUSING CONTRACTS. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans -- The Home Improvement Contracts and the Manufactured Housing Contracts."

         LOAN SCHEDULE. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

         o        the original principal amount,

         o        its unpaid principal balance as of the cut-off date,

         o        the current interest rate,

         o        the current scheduled payment of principal and interest,

         o        the maturity date, if any, of the related note, and

         o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         ASSIGNMENT OF AGENCY AND PRIVATE LABEL SECURITIES. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

         o the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

         o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

         o there has been no other sale of the Agency or Private Label Securities, and

         o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

         REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the SUM of:

         o        the LESSER of

         o        the principal balance of the primary asset, and

         o the trust fund's federal income tax basis in the primary asset;

plus

         o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

         o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

         o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

         o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

         o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

         o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

         Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

REPORTS TO HOLDERS

         The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

         o the amount of interest distributed to holders of the related securities and the current interest on the securities;

         o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

         o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

         o the amount of any delinquencies with respect to payments on the related primary assets;

         o the book value of any REO property acquired by the related trust fund; and

         o        other information specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

         o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

         o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

         o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         INDENTURE. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

         o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

         o any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

         o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

         o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

         o if the trustee ceases to be eligible to continue as such under the related agreement, or

         o        if the trustee becomes insolvent, or

         o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

         o        to cure any ambiguity,

         o to correct any defective provisions or to correct or supplement any provision in the agreement,

         o to add to the duties of the depositor, the applicable trustee or the servicer,

         o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

         o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

         o        to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

         o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

         o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         INDENTURE. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

MORTGAGES

         The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in KELLEY EX REL STATE OF MICHIGAN V. ENVIRONMENTAL PROTECTION AGENCY, 15 F.3d 1100 (D.C. Cir. 1994), REH'G DENIED, 25 F.3d 1088, CERT. DENIED SUB NOM. AM. BANKERS ASS'N V. KELLEY, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

         o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

         o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

         GENERAL

         The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         SECURITY INTERESTS IN HOME IMPROVEMENTS

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         CONSUMER PROTECTION LAWS

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

         o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

         o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

         o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

         o        to purchase the primary assets of the related trust fund,

         o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

         o to establish any reserve funds described in the related prospectus supplement, and

         o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to securityholders will vary depending on whether

         o        the securities of a series are classified as indebtedness;

         o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;

         o the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or

         o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

         STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

         INTEREST AND ACQUISITION DISCOUNT. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments thereon will not be treated as qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of
(i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. In the case of a debt security with a long first period that has non-DE MINIMIS OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the DE MINIMIS rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

         In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (E.G., a debt security with teaser rates or interest holidays) is DE minimis. In that case, the OID will be caused to be more than DE MINIMIS only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (I.E., the excess of the debt security's stated principal amount over its issue price) exceeds the DE MINIMIS amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o        the interest is unconditionally payable at least annually,

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the EXCESS, if any, of the

         o        sum of

                  (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

                  (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

OVER

         o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o events that have occurred before the end of the accrual period and

         o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         INTEREST WEIGHTED SECURITIES. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--DISCOUNT OR PREMIUM ON PASS-THROUGH Securities" below.

         VARIABLE RATE DEBT SECURITIES. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed DE MINIMIS amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         PREMIUM. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including DE MINIMIS market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         GENERAL. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

         o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Section 7701(a)(19)(C) of the Code); and

         o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (I.E., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         o subject to a limited exception, the sale or other disposition of a cash flow investment;

         o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

         LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

         DISTRIBUTIONS. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

         SALE OR EXCHANGE. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

         EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC regulations.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

         o FIRST, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

         o SECOND, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

         o THIRD, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the EXCESS, if any, of

         o REMIC taxable income for the quarterly period allocable to a residual interest security,

over

         o the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES" and "--Tax Treatment of Foreign Investors" below.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

         (a)      the "formula test":

                  the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1) the present value of any consideration given to the transferee to acquire the residual interest;

                  (2) the present value of the expected future distributions on the residual interest; and

                  (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

         (b)      the "asset test":

                  (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

                  (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

                  (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         MARK-TO-MARKET RULES. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

         Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

         (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

         (ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

TAX STATUS AS A GRANTOR TRUST

         GENERAL. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, E.G., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed DE MINIMIS amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a DE MINIMIS amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --MARKET DISCOUNT" and "--PREMIUM" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         STRIPPED SECURITIES. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (I.E., 1% interest on the loan's principal balance) or the securities are initially sold with a DE MINIMIS discount (assuming no prepayment assumption is required), any NON-DE MINIMIS discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

         The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

         o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

         o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         CHARACTER AS QUALIFYING LOANS. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

         o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

         o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

SALE OR EXCHANGE

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the EXCESS, if any, of:

         o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period,

OVER

         o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

         BACKUP WITHHOLDING. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

         o fails to furnish the applicable trustee with its taxpayer identification number;

         o furnishes the applicable trustee with an incorrect taxpayer identification number;

         o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

         The ES Classes will represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class", and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading "--REMICS --Foreign Investors in REMIC Certificates."

BACKUP WITHHOLDING

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Tax Consequences to Holders of the Notes--Backup Withholding."

REPORTING AND ADMINISTRATIVE MATTERS

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

         o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

         o the recipient is a controlled foreign corporation to which the issuer is a related person.

         For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a DE MINIMIS amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (I.E., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         FOREIGN HOLDERS. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (I.E., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

         o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

         o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

         BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         PARTNERSHIP TAXATION. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         o the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         o any trust fund income attributable to discount on the underlying loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         o prepayment premium payable to the certificateholders for that month; and

         o any other amounts of income payable to the certificateholders for that month.

         This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

         o the name, address and taxpayer identification number of the nominee; and

         o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                             REPORTABLE TRANSACTIONS

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the U.S. federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.


                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

         ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

         o has investment or administrative discretion with respect to such Plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

         o        is an employer maintaining or contributing to such Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

         o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

         o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

         o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

         o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the PLAN asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

         If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

         o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

         o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

         o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

         o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

         The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

         Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

         o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

         o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

         o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

         o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         o The funding limit (I.E., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

         o All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

         o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

         o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

         1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

         2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

         o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

         o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

         o        The related prospectus or prospectus supplement must describe:

         1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

         2.       the duration of the period of pre-funding;

         3. the percentage and/or dollar amount of the funding limit for the trust; and

         4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

         o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

         In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

         o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

         o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

         o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

EXCHANGEABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

         The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                                GLOSSARY OF TERMS

         AGENCY SECURITIES. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         ASSET VALUE. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the PRODUCT of the Asset Value percentage set forth in the related indenture MULTIPLIED BY the LESSER of

         o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes AND

         o        the then outstanding principal balance of the primary assets.

         ASSUMED REINVESTMENT RATE. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         HOME EQUITY LOANS. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         HOME IMPROVEMENT CONTRACTS. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         INSURANCE PROCEEDS. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         LIQUIDATION PROCEEDS. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         MANUFACTURED HOUSING CONTRACTS. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         OID REGULATIONS. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         PRIVATE LABEL SECURITIES. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

         RESIDENTIAL LOANS. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         U.S. PERSON: Any of the following:

         o        a citizen or resident of the United States;

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

         o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                      Subject to Completion, Dated June 13, 2005
PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 200__)

                                       $
                     _______ HOME EQUITY LOAN TRUST 200_-__
                    ASSET-BACKED CERTIFICATES, SERIES 200_-__
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

            $________ (approximate) Class A-1, [ %] Pass-Through Rate $________ (approximate) Class A-2, [ %] Pass-Through Rate $________ (approximate) Class A-3, Variable Pass-Through Rate

THE TRUST

         o The trust will issue [___] classes of certificates, of which the three classes listed above are offered by this prospectus supplement and the accompanying prospectus.

         o        The trust assets will consist primarily of two loan groups:

         o a pool of Closed-end home equity loans bearing fixed rates of interest; and

         o a pool of Closed-end home equity loans bearing adjustable rates of interest.

THE CERTIFICATES

         o The certificates represent ownership interests in the trust assets.

         o Each class of offered certificates will have the benefit of credit enhancement to the extent described in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The underwriter named below will offer the certificates listed above in negotiated transactions. Proceeds to the depositor are expected to be approximately $_____________, before deducting issuance expenses estimated to be $___________. See "Underwriting" in this prospectus supplement.

         [To the extent required, this prospectus supplement and prospectus may also be used by Bear, Stearns & Co. Inc. in market-making transactions in the offered certificates as described under "Underwriting" in this prospectus supplement.]

                           ___________________________

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE PROSPECTUS.
The certificates represent obligations of the trust only and do not represent an interest in or obligation of the depositor or any other entity. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

                            BEAR, STEARNS & CO. INC.

            The date of this prospectus supplement is _______,200__.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary of Terms................................................................
Risk Factors....................................................................
Description of the Loans........................................................
The Seller and the Servicer.....................................................
[Mortgage] [Home Equity] Loan Program...........................................
Prepayment and Yield Considerations.............................................
Description of the Certificates.................................................
The Policy and the Certificate Insurer..........................................
Use of Proceeds.................................................................
Material Federal Income Tax Consequences........................................
State Taxes.....................................................................
Erisa Considerations............................................................
Legal Investment Considerations.................................................
Underwriting....................................................................
Experts.........................................................................
Ratings.........................................................................
Legal Matters...................................................................
Glossary of Terms...............................................................

                                   PROSPECTUS

Important Notice About Information in this Prospectus and Each Accompanying
Prospectus Supplement...........................................................
Risk Factors....................................................................
Description of the Securities...................................................
The Trust Funds.................................................................
Credit Enhancement..............................................................
Servicing of Loans..............................................................
The Agreements..................................................................
Material Legal Aspects of the Loans.............................................
The Depositor...................................................................
Use of Proceeds.................................................................
Material Federal Income Tax Considerations......................................
Penalty Avoidance...............................................................
Reportable Transaction..........................................................
State and Local Tax Considerations..............................................
ERISA Considerations............................................................
Legal Matters...................................................................
Financial Information...........................................................
Available Information...........................................................
Incorporation of Certain Information by Reference...............................
Ratings.........................................................................
Legal Investment Considerations.................................................
Plan of Distribution............................................................
Glossary of Terms...............................................................

                                SUMMARY OF TERMS

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

         THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

TITLE OF SERIES:                     ______ [Mortgage-Backed] [Home Loan
                                     Asset-Backed] Certificates, Series 200_ -
                                     ____

TRUST:                               _____ [Home Equity] Loan Trust 200_ - _____

OFFERED CERTIFICATES:                Class A-1, Class A-2 and Class A-3
                                     Certificates

NON-OFFERED CERTIFICATES:            Class I Certificates and Class R
                                     Certificates

SELLER AND ORIGINATOR:               __________________

SERVICER:                            __________________

DEPOSITOR:                           Bear Stearns Asset Backed Securities I LLC

TRUSTEE AND BACK-UP SERVICER:        __________________________

CERTIFICATE INSURER:                 __________________________

CUT-OFF DATE:                        The close of business on __________ __,
                                     200_

CLOSING DATE:                        On or about ___________ __, 200_

OFFERED CERTIFICATES

On the closing date, the trust will issue the three classes of Class A Certificates listed on the cover of this prospectus supplement. Only the Class A Certificates are being offered to you by this prospectus supplement and the accompanying prospectus.

Each class of certificates that is being offered will be in book-entry form in minimum denominations of $25,000 clearing through DTC [in the United States or Clearstream or Euroclear in Europe].

SEE "DESCRIPTION OF THE CERTIFICATES-- GENERAL" AND "--BOOK-ENTRY REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT.

THE TRUST

The trust will be formed under a pooling and servicing agreement among the depositor, the servicer and the trustee.

The assets of the trust are held by the trustee for the benefit of the certificateholders. The assets include:

o a pool of fixed rate, [closed-end home equity] loans, secured by first [or second] liens on primarily one- to four-family residential properties;

o a pool of adjustable rate, [closed-end home equity] loans, secured by first liens on primarily one- to four-family residential properties;

o payments of interest due on the loans after the cut-off date and principal payments on the loans received after the cut-off date;

o property that secured a [home equity] loan and has been acquired after the closing date by foreclosure or deed in lieu of foreclosure;

o rights of the depositor under the [home equity] loan purchase agreement under which the depositor purchased the [home equity] loans from the seller;

o rights of the seller under certain hazard insurance policies covering the mortgaged properties; and

o funds on deposit in the pre-funding account, the capitalized interest account and the spread account.

In addition, the certificate insurer has issued a certificate guaranty insurance policy for your benefit as an owner of the Class A Certificates.

OTHER CERTIFICATES

The trust will issue two additional classes of certificates. These certificates will be designated the Class I Certificates and Class R Certificates. They are not being offered to you pursuant to this prospectus supplement and the accompanying prospectus. The Class I Certificates will not have an original principal balance. [The Class R Certificates will have an original principal balance of [$___].]

THE SERVICER

The servicer is a ____________. Under the terms of the pooling and servicing agreement, the servicer will have the contractual responsibility to service, manage and make collections on the [home equity] loans in the trust.

DEPOSITOR

The depositor is a Delaware limited liability company and an affiliate of the underwriter, Bear, Stearns & Co. Inc. The depositor will acquire the [home equity] loans from the seller, and will then sell them to the trust in exchange for the Class A, Class I and Class R Certificates.

DISTRIBUTION DATES

The trustee will make distributions on the Class A Certificates on the 25th day of each month, beginning in ________, 200__. If the 25th day is not a business day, then the distribution will be made on the next business day.

THE LOANS

The [home equity] loans are generally secured by mortgages or other instruments creating first [or second] liens on one- to four-family residential or mixed-use properties.

The loans will be divided into two groups.

o        Group I consists of fixed rate [home equity] loans.

o        Group II consists of adjustable rate [home equity] loans.

Interest on the fixed rate loans is calculated on the "simple interest" method. Interest on the adjustable rate loans is calculated on the "actuarial" method.

Monthly payments are due on the date of the month specified in the related note. The due dates occur throughout the month. Except for the balloon loans in Group I, the loans are fully amortizing.

MONTHLY ADVANCES

The servicer will be required to make certain monthly cash advances on behalf of the trust. The servicer is not required to make any monthly advances it determines would be nonrecoverable. Monthly advances by the servicer are reimbursable to it subject to certain restrictions.

THE CLASS A CERTIFICATES

The Class A-1 Certificates and Class A-2 Certificates are related to the Group I Loans and the Class A-3 Certificates are related to the Group II Loans. (The Class I Certificates, which are not offered by this prospectus supplement, are also related to Group I.) Each class of the Class A Certificates represents the right to receive

o monthly payments of interest at the annual certificate rate described in this prospectus supplement, and

o payments of principal to the extent provided in this prospectus supplement.

SEE "DESCRIPTION OF THE CERTIFICATES -- PRIORITY OF DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT FOR DETAILED INFORMATION.

PRE-FUNDING ACCOUNT

On the closing date, the seller or the servicer will deposit into the pre-funding account cash in an amount not to exceed approximately $_______. Of this amount, the servicer will use

o approximately $_________ to purchase additional fixed rate [home equity] loans for deposit into Group I and, if necessary, to make accelerated payments of principal on the Class A-1 and Class A-2 Certificates, and

o approximately $_________ to purchase additional adjustable rate [home equity] loans for deposit into Group II and, if necessary, to make accelerated payments of principal on the Class A-3 Certificates.

The trustee will pay any amount remaining in the pre-funding account on the distribution date occurring immediately following the end of the pre-funding period as a prepayment of principal of the Class A-1 Certificates and Class A-2 Certificates, pro rata, or the Class A-3 Certificates, as applicable, based on the remaining pre-funded amount allocated to the related loan group.

CAPITALIZED INTEREST ACCOUNT

On the closing date, funds will be deposited in the capitalized interest account, which the trustee will create and maintain. The trustee will use the amount deposited on the distribution dates during the pre-funding period to fund the EXCESS, if any, of the interest remittance amounts for the Class A Certificates and the premium due on the certificate issuance policy OVER the funds otherwise available on those distribution dates.

SPREAD ACCOUNT

On the closing date, the trustee will establish and maintain a spread account. If required by the certificate insurer, the holder of the Class R Certificates will deliver to the trustee for deposit in the spread account the amount required by the certificate insurer. Any funds on deposit in the spread account will be available for withdrawal to fund any shortfalls between the available funds for distribution to holders of the Class A Certificates and the related interest remittance amounts or principal remittance amounts.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for each class of the Class A Certificates is set forth in the chart below. However, we anticipate that the actual final payment date for each class of the Class A Certificates will occur significantly earlier than the date shown in the chart.

Class A-1 Certificates.......................____
Class A-2 Certificates.......................____
Class A-3 Certificates.......................____

SEE "PREPAYMENT AND YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.

THE CERTIFICATE INSURER

__________, a __________ engaged only in the business of writing financial guaranty and surety insurance. The certificate insurer's claims-paying ability is rated _____ by _________________, and ____ by _________________.

The certificate insurer will issue a financial guaranty insurance policy that irrevocably and unconditionally guaranties to pay the guaranteed interest payment amount and the guaranteed principal payment amount on each distribution date to the trustee for the benefit of the holders of the Class A Certificates.

SEE "THE POLICY AND THE CERTIFICATE INSURER" IN THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.

OPTIONAL TERMINATION

On any distribution date on which the aggregate of the loan balances is less than ___% of the aggregate of the cut-off date loan balances, the servicer may purchase all of the [home equity] loans and any related REO property remaining in the trust.

SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.

FEDERAL TAX CONSIDERATIONS

[Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP], as tax counsel to the trust, is of the opinion that:

o the trust will be treated as a real estate mortgage investment conduit or REMIC for federal income tax purposes; and

o the Class A Certificates will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes.

SEE "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE CLASS A CERTIFICATES.

ERISA CONSIDERATIONS

It is expected that the Class A Certificates may be purchased by a pension or other employee benefit plan subject to ERISA or section 4975 of the Internal Revenue Code, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Thus, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A Certificates.

CERTIFICATE RATINGS

The trust will not issue the Class A Certificates unless they receive the following ratings by __________ and __________:

                               RATING AGENCY             RATING           RATING
                               -------------             ------           ------
Class A-1 Certificates
Class A-2 Certificates
Class A-3 Certificates

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by the rating agency at any time.

SEE "RATINGS" AND "RISK FACTORS--RATINGS OF THE CERTIFICATES SHOULD BE VIEWED WITH CAUTION" IN THIS PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.

LISTING

The certificates are not listed, and no party to the transaction intends to list the certificates on any stock exchange or to quote them in the automated quotation system of a registered securities association.

RISK FACTORS

There are risks associated with an investment in the certificates. You should consider carefully the material risks disclosed under the heading "Risk Factors" beginning on page S-10 of this prospectus supplement and beginning on page 4 of the accompanying prospectus.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IDENTIFIES THE PRINCIPAL RISK FACTORS OF AN INVESTMENT IN THE CERTIFICATES.
IT MAY BE DIFFICULT TO RESELL
YOUR CERTIFICATES...................The underwriter intends to make a secondary market for the Class A Certificates but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                    The secondary market for mortgage-backed and asset-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

PREPAYMENTS ON THE
LOANS MAY FLUCTUATE AND
AFFECT THE AVERAGE
LIVES OF YOUR CERTIFICATES..........All of the loans in the trust may be prepaid in whole or in part at any time without
                                    penalty. [Home equity loans have been
                                    originated in significant volume only during the past few years, and the depositor is not aware of any publicly available studies or statistics on their rate of prepayment. Generally, home equity loans are not viewed by borrowers as permanent financing. As a result, the home equity loans in the trust may have a higher rate of prepayment than traditional loans.] The prepayment experience of the trust may be affected by a wide variety of factors, including

                                                o    general economic
                                                     conditions,

                                                o    prevailing interest
                                                     rates,

                                                o    availability of
                                                     alternative
                                                     financing, and

                                                o    homeowner mobility.

                                    In addition, all of the loans have
                                    due-on-sale provisions, which the servicer is required to enforce unless enforcement is not allowed by applicable law.

                                    The rate of prepayments of conventional
                                    housing loans and other receivables has
                                    fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at a higher rate than if prevailing interest rates remained at or above the interest rates on these loans.

                                    The rate of prepayments on the loans in the trust may affect the average life of your certificates.


PAYMENTS ON THE LOANS MAY VARY......All of the Group I Loans are "simple interest" loans for which interest is
                                    computed and charged to the borrower on the loan's outstanding principal balance based on the number of days elapsed from the date on which interest was last paid on the loan to receipt of the borrower's most current payment. The portions of each monthly payment allocated to interest and principal are adjusted based on the actual amount of interest charged on this basis. Thus, if less than a full month has elapsed between payments on a simple interest loan, the interest portion of the latter payment will be less than a full month's interest on the principal balance. If more than a full month has elapsed between payments on a simple interest loan, the interest portion of the latter payment will be more than a full month's interest on the principal balance.

                                    In addition, in the case of all the loans in the trust, when a principal prepayment in full is made on a loan, the borrower is charged interest only up to the date of prepayment, instead of for a full month.

BALLOON LOANS MAY ADVERSELY
AFFECT DISTRIBUTIONS................Approximately ___% of the initial Group I
                                    Loans (by principal balance as of the
                                    cut-off date) have original terms to stated maturity of up to ___ years and amortization schedules of up to ___ years. This feature leaves a substantial balloon payment due at the stated maturity of the loan. The borrower's ability to repay a balloon loan at maturity frequently will depend on his ability to refinance the loan which can be affected by such factors as

                                                o    the level of
                                                     available mortgage
                                                     rates at the time,

                                                o    the value of the
                                                     mortgaged property,

                                                o    the borrower's
                                                     equity in the
                                                     mortgaged property,

                                                o    the borrower's
                                                     financial condition,

                                                o    current tax laws,
                                                     and

                                                o    general economic
                                                     conditions at the
                                                     time.



                                    Although a low interest rate environment may facilitate the refinancing of a balloon loan, the receipt and reinvestment of the proceeds by certificateholders in such an environment may produce a lower return than that previously received in respect of the certificates. On the other hand, a high interest rate environment may make it more difficult for borrowers to refinance, resulting in more in delinquencies or defaults. Neither the trust nor any other entity will be required to provide funds to refinance any balloon loan.

PRE-FUNDING MAY ADVERSELY AFFECT
YOUR INVESTMENT.....................If the principal amount of eligible loans available during the pre-funding period is less than the original pre-funded amount, the depositor will not have enough loans to sell to the trust. In that event, principal will be prepaid to holders of one or more classes of the Class A Certificates.

                                    Each subsequent loan must satisfy the
                                    eligibility criteria in the pooling and
                                    servicing agreement. However, subsequent loans may be originated or purchased by the seller using credit criteria different from the criteria used for the initial loans in the trust and the loans may be of a different credit quality. Thus, after the transfer of subsequent loans to a loan group, the aggregate characteristics of the loans then held by the trust as part of that loan group may vary from the aggregate characteristics of the initial loans in that loan group.

                                    The ability of the trust to invest in
                                    subsequent loans largely depends upon
                                    whether the seller is able to originate or purchase [home equity] loans that meet the requirements for transfer to the trust. This ability is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.

UNDERWRITING STANDARDS MAY AFFECT
LOAN PERFORMANCE....................The seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac. For example, a borrower's past credit history may not preclude the seller from originating or purchasing a loan to that borrower, but it will reduce the size (and thus the [combined] loan-to-value ratio) of the loan that the seller is willing to originate or purchase. As a result of this approach to underwriting, the [home equity] loans in the trust may have higher rates of delinquencies, defaults and foreclosures than loans underwritten in accordance with Fannie Mae's or Freddie Mac's guidelines. If loan losses occur and the certificate insurer fails to perform its obligations under the certificate guaranty insurance policy, you may experience a loss.

[HOME EQUITY LOANS POSE
PARTICULAR RISKS OF DEFAULT.........As purchasers of the Class A Certificates, you are protected by the certificate
                                    guaranty insurance policy against the risk of losses realized on the home equity loans. However, in the event that the required payments under the certificate guaranty insurance policy are not made, you will bear the losses on the home equity loans. The risks associated with home equity loans include the following:

                                             EARLY DEFAULT. Defaults on home
                                             equity loans are generally expected
                                             to occur more frequently in the
                                             early years of their terms. The
                                             weighted average number of months
                                             since origination of the home
                                             equity loans as of the cut-off date
                                             is approximately ___ months, which
                                             is not a sufficiently long period
                                             of time to develop reliable
                                             performance data. Delinquencies may
                                             increase as the home loans become
                                             more seasoned.

                                             HIGH LTV RATIOS. Most of the home
                                             equity loans are secured by liens
                                             on the mortgaged properties in
                                             which the borrowers have little or
                                             no equity. Approximately _____% of
                                             the home loans have original
                                             combined loan-to-value ratios in
                                             excess of 100%. Home loans with
                                             high original combined
                                             loan-to-value ratios will be more
                                             sensitive to declining property
                                             values than those with lower
                                             original combined loan-to-value
                                             ratios and therefore may experience
                                             a higher incidence of default. In
                                             addition, in the case of home
                                             equity loans with original combined
                                             loan-to-value ratios near or in
                                             excess of 100%, if the related
                                             borrowers sell their homes, they
                                             may be unable to repay the home
                                             equity loans in full from the sale
                                             proceeds of the financed properties
                                             and other funds available.
                                             Accordingly, those loans likely may
                                             experience higher rates of
                                             delinquencies, defaults and losses.
                                             In the case of loans the proceeds
                                             of which were used in whole or in
                                             part for debt consolidation, the
                                             related borrower may incur further
                                             consumer debt. This reloading of
                                             debt could impair the ability of
                                             the borrower ultimately to repay
                                             the home equity loan.


                                             SELLER'S ABILITY TO REPURCHASE
                                             DEFECTIVE HOME EQUITY LOANS. We
                                             cannot assure you that, at any
                                             particular time, the seller will be
                                             capable, financially or otherwise,
                                             of repurchasing home equity loans
                                             where repurchase is required as a
                                             result of breaches of
                                             representations and warranties or
                                             defects in the loan files that have
                                             not been cured. If the seller does
                                             not make these repurchases, the
                                             trustee will use reasonable efforts
                                             to enforce the obligations of the
                                             seller to repurchase defective home
                                             equity loans. However, we cannot
                                             assure you that any recoveries will
                                             be adequate to fully cover amounts
                                             owing on the affected loans.]

 [SECOND MORTGAGES INVOLVE GREATER
  RISKS THAN FIRST MORTGAGES........Approximately __% of the initial home equity loans in the trust (by principal balance as of the cut-off date) are secured by second mortgages. Second mortgages are subordinate to the rights of the mortgagee under the related senior mortgage. The proceeds from any foreclosure, liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of a second mortgage only after the claims of the senior mortgagee have been satisfied in full. In addition, the trust may not foreclose on the mortgaged property securing a second mortgage unless it forecloses subject to the related senior mortgage. To do so the trust must either pay the entire amount due on the senior mortgage at or prior to the foreclosure sale or take on the obligation to make payments on the senior mortgage if the borrower defaults. However, the trust will not have any funds to satisfy or pay amounts due on the senior mortgage.

                                    Liquidation expenses with respect to
                                    defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted home equity loan or home improvement contract having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans in the trust are small relative to the size of the loans in a typical pool of conventional first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would be the case with respect to a typical pool of conventional first mortgage loans.

                                    There are several factors that could
                                    adversely affect the value of mortgaged
                                    properties such that the outstanding balance of the related second mortgages, together with any senior financing, would equal or exceed the value of the mortgaged properties. These factors include an overall decline in the residential real estate market in the areas in which the mortgaged properties are located or a decline in the general condition of the mortgaged properties due to the borrowers' failure to adequately maintain the mortgaged properties or to natural disasters for which insurance is not necessarily required, such as earthquakes and floods. These declines could extinguish the value of a junior interest in the mortgaged property before having any effect on the related senior mortgage. If this happens, the actual rates of delinquencies, foreclosure and losses on second mortgages in the trust could be higher than those currently experienced in the mortgage lending industry in general.]

GEOGRAPHIC CONCENTRATION
OF THE LOANS MAY
ADVERSELY
AFFECT LOAN PERFORMANCE.............Approximately _____% of the Group I Loans
                                    and _____% of the Group II Loans (in each case, by principal balance as of the cut-off date) are secured by properties located in ________. To the extent that _______ has experienced or experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, this concentration of loans and contracts in ______ may increase the related risks. The depositor cannot quantify the impact of any recent property value declines on the loans in the trust or predict whether, to what extent or for how long these declines would continue.

RATINGS OF THE CERTIFICATES
SHOULD BE VIEWED
WITH CAUTION........................The ratings of the Class A Certificates will depend primarily upon an assessment by the rating agencies of the [home equity] loans in the trust and upon the claims-paying ability of the certificate insurer. If the rating agencies reduce the ratings assigned to the claims-paying ability of the certificate insurer below the ratings initially given to the Class A Certificates, the rating agencies may reduce the ratings of the Class A Certificates. When the rating agencies rate the Class A Certificates, they are not recommending that you purchase, hold or sell the Class A Certificates, as their ratings do not speak to the market price paid by, or the general suitability for, a particular investor. We cannot assure you that the ratings will stay the same for any given period of time or that the rating agencies will not lower or withdraw them.

                            DESCRIPTION OF THE LOANS

GENERAL

         The initial [home equity] loans included in the trust were, and any subsequent [home equity] loans purchased by the trust after the closing date will be, originated by the seller or an affiliate in accordance with the policies set forth under the heading "[Mortgage] [Home Equity] Loan Program" in this prospectus supplement. All of the initial loans are, and all subsequent loans will be, [home equity] loans bearing fixed or adjustable interest rates and evidenced by promissory notes secured by first [or second] deeds of trust, security deeds or mortgages on mortgaged properties located in _____ states. The mortgaged properties consist primarily of one- to four-family residential or mixed-use properties, including townhouses and individual units in condominiums and planned unit developments. The mortgaged properties may be owner-occupied properties, including second and vacation homes, or non-owner occupied investment properties.

         GROUP I LOANS

         The Group I Loans will be a simple interest loans bearing interest at a fixed rate. Certain of the Group I Loans will be "balloon" loans with original terms to stated maturity of up to __ years and amortization schedules of up to __ years, leaving a substantial balloon payment due at the stated maturity.

         GROUP II LOANS

         The Group II Loans will bear interest at an adjustable rate and will be serviced on an actuarial basis. The loan rate borne by each adjustable rate loan is subject to adjustment on each loan rate change date set forth in the related mortgage note to equal the sum of

         o the 1-year CMT index, which is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board as of the date __ days before the applicable loan rate charge date, PLUS

         o the gross margin for that loan, which is the number of basis points set forth in the mortgage note, subject to rounding and to the effects of the periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap for each adjustable rate loan limits changes in the loan rate on each loan rate change date to ___ basis points. The lifetime cap for each adjustable rate loan is the maximum loan rate that the loan may bear over its life and is equal to the sum of the initial loan rate for the loan plus ___ basis points. The lifetime floor for each adjustable rate loan is the minimum loan rate that the loan may bear over its life and is equal to its initial loan rate.

         The adjustable rate loans do not provide for any negative amortization.

STATISTICAL INFORMATION

         Set forth below is certain summary statistical information regarding the initial loans expected to be included in each of the two loan groups as of the closing date. All the information is approximate and is given as of the cut-off date. More detailed statistical information is set forth in Appendix A to this prospectus supplement. Prior to the closing date, loans may be removed from the respective loan groups and other loans may be substituted for those removed. In addition, regularly scheduled payments on the loans will affect the balances and percentages set forth below and in Appendix A, and loans may be prepaid at any time. As a result, certain characteristics of the loans in one or both loan groups may vary from the characteristics set forth below and in Appendix A as of the cut-off date.

         INITIAL [HOME EQUITY] LOANS IN LOAN GROUP I . With respect to the initial Group I Loans as of the cut-off date:

     o    the principal balances ranged from $________ to $____________;

     o    the average principal balance was $__________;

     o    the loan rates ranged from ____% to ____%;

     o    the weighted average loan rate was ______%;

     o    the original [combined] loan-to-value ratios ranged from ___% to ___%;

     o the weighted average original [combined] loan-to-value ratio was ______%;

          o the remaining terms to stated maturity of the balloon loans ranged from ___ months to ____ months;

          o the weighted average remaining term to stated maturity of the balloon loans was _______ months;

          o the remaining terms to stated maturity of the non-balloon loans ranged from ___ months to ___ months;

          o the weighted average remaining term to stated maturity of the non-balloon loans was ____ months;

          o approximately _____% of the initial Group I Loans (by principal balance) are balloon loans;

     o the number of months since funding ranged from __ months to ___ months;

     o    the weighted average number of months since funding was ____ months;
          and

          o no more than ____% of the initial Group I Loans (by principal balance) will be secured by mortgaged properties located in any one five-digit postal ZIP code area.

         INITIAL [HOME EQUITY] LOANS IN LOAN GROUP II . With respect to the initial Group II Loans as of the cut-off date:

     o    the principal balances ranged from $________ to $____________;

     o    the average principal balance was $__________;

     o    the loan rates ranged from ____% to ____%;

     o the weighted average loan rate was ______%; o the gross margins ranged from _____ basis points to _____ basis points;

     o    the weighted average gross margin was ______ basis points;

     o the remaining terms to stated maturity ranged from ___ months to ___ months;

     o    the weighted average remaining term to maturity was ___months;

     o the number of months since funding ranged from __ months to ___ months;

     o    the weighted average number of months since funding was ____ months;
          and

     o no more than ____% of the initial Group II Loans (by principal balance) will be secured by mortgaged properties located in any one five-digit postal ZIP code area.

SUBSEQUENT LOANS

         The depositor expects to sell subsequent loans to the trust during the pre-funding period. The purchase price for each subsequent loan will be paid by withdrawal of funds on deposit in the pre-funding account. The amount of the purchase price will equal the outstanding principal balance of the subsequent loan as of the related subsequent cut-off date, which is the opening of business on the first day of the month in which the subsequent loan is transferred to the trust. The subsequent loans will have been originated more recently than, and may have other characteristics which differ from, the initial loans. As a result, following any sale of subsequent loans to the trust, the description of the loans set forth above and in Appendix A to this prospectus supplement may not accurately reflect the characteristics of all of the loans. However, the subsequent loans must conform to the representations and warranties set forth in the [pooling and servicing] agreement. Following the end of the pre-funding period, the depositor expects that the loans (including the subsequent loans) will have the following approximate characteristics.

Average Unpaid Principal Balance...........................at least $______
Weighted Average Loan Rate ................................_____% - _____%
Weighted Average Remaining Term to Stated Maturity ........__ months - __ months
Weighted Average Original [Combined] Loan-to-Value Ratio ..not more than __%
Weighted Average Loan Age .................................0 month - __ month
Loans Secured by Primary Residences .......................at least __%
Loans Secured by Detached Single Family Residences.........at least __%
Distribution by State
________ ..................................................not more than __%
________ ..................................................not more than __%
________ ..................................................not more than __%
Any other individual state ................................not more than __%

                           THE SELLER AND THE SERVICER

         The seller and servicer, _____________, is a ____________ which originates [home equity] loans generally secured by first [or second] liens on one- to four-family residential and mixed-use properties, including townhouses and individual units in condominiums and planned unit developments. The seller conducts its business directly and through ____ affiliated companies.

         For the three fiscal years ended ______________, the seller funded $____ million, $___ million and $____ million, respectively, of mortgage loans. For the three months ended ___________, the seller funded approximately $____ million of mortgage loans.

         As of _________, the seller had approximately ___ employees. The principal offices of the seller are located at __________________________. Its telephone number is ____________.

                      [MORTGAGE] [HOME EQUITY] LOAN PROGRAM

GENERAL

         The seller offers a variety of [home equity] mortgage products including:

     o closed-end, fixed rate, fully amortizing loans with an original term to maturity of _____ years,

     o closed-end, fixed rate, balloon loans with an original term to maturity of ___ years and an amortization schedule of up to ____ years or an original term of maturity of ____ years and an amortization schedule of up to ____ years, and

     o closed-end, adjustable rate, fully amortizing loans with original terms to maturity of either ____ or ____ years.

         Each adjustable rate mortgage loan provides for annual adjustments based on changes in the level of the 1-year CMT index, subject to rounding, and application the related periodic cap, lifetime cap and lifetime floor.

         In most instances, the seller's mortgage loans are [non-purchase money] mortgages secured by first [or second] liens on owner-occupied one- to four-family residential and mixed-use properties, including townhouses and individual units in condominiums and planned unit developments. In the fiscal year ended ____________ and the three months ended _____________, approximately ____% and _____%, respectively, of the mortgage loans originated by the seller were secured by owner-occupied residences. The seller also makes mortgage loans secured by first [or second] liens on residential rental properties or vacation properties.

         [All of the seller's fixed rate mortgage loans are simple interest loans. A simple interest loan provides for a series of substantially equal monthly payments which, if paid when due, will fully amortize the amount financed by the scheduled maturity date. Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the applicable loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays the fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays the fixed monthly installment after the scheduled due date, the portion of the payment allocable to interest will be greater, and the amortization of the unpaid principal balance will be correspondingly less.]

         [All of the seller's mortgage loans may be prepaid by the borrowers in whole or in part at any time without penalty.] Late charges are assessed on loans for which payments are made after applicable grace periods established by federal and state laws. None of the seller's mortgage loans is insured or guaranteed by any governmental agency or instrumentality, and none is covered by a primary mortgage guaranty insurance policy.

UNDERWRITING PROCEDURES

         The following is a description of the underwriting procedures customarily employed by the seller with respect to fixed rate and adjustable rate mortgage loans secured by first [or second] liens on one- to four-family residential properties, including townhouses and individual units in condominiums and planned unit developments. The seller's underwriting process, which is centralized at its corporate headquarters, is intended to assess the applicant's credit standing and repayment ability and the value and adequacy of the related mortgaged property as collateral for the proposed loan. The seller considers itself to be a credit lender as opposed to an equity lender. In other words, in determining whether or not to make a mortgage or home improvement loan, the seller focuses primarily on the borrower's ability and willingness to repay and only secondarily on the potential value of the collateral upon foreclosure. As of ___________, the seller employed ____ loan officers and ___ underwriters. Underwriters are primarily promoted from within the seller on a selective basis in order to maintain the quality and integrity of the seller's business philosophy. All underwriters receive fixed annual salaries which are not based on underwriting volume.

         The application process generally is conducted by telephone. Each applicant for a mortgage or home improvement loan is required to supply the information necessary to complete an application which lists the applicant's liabilities, income, credit and employment history and other demographic and personal information. If the information in the loan application demonstrates that the applicant has sufficient income and that there is sufficient equity in the real property to justify making a mortgage loan, the loan officer will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment debt payments and any record of defaults, bankruptcy, collateral repossessions, suits or judgments. Any adverse information contained in the credit report must be acceptable (and if requested, explained) to the loan officer.

         Based on the information obtained from the applicant, the loan officer advises the applicant of the loan program for which the applicant qualifies. Upon gaining the agreement of the applicant, the loan officer submits the application to the underwriting department for further review. An underwriter will then evaluate the submission in accordance with certain established guidelines. The underwriter will either approve, reject or amend the loan request based on the information submitted in the application. If the applicant accepts the amendment, the underwriter will approve the amended loan application.

         The application is then further processed to verify the accuracy of the information provided by the applicant. Verification may take the form of written or verbal communication with the applicant's employer or recent pay stubs and current W-2 forms supplied by the applicant. Income tax returns also may be obtained and reviewed. Self-employed borrowers generally are required to have been in business for at least two years and must provide signed federal income tax returns, including all schedules thereto, for the past two tax years, and may be required to furnish personal and business financial statements if deemed necessary by the underwriter.

         In certain circumstances, the seller may not be able to verify the income claimed on the application but is able to document adequate cashflow to support the loan for which the application was made. In these circumstances, the permitted combined loan-to-value ratio will be less than otherwise would be the case. Approximately ____% of the initial loans (by principal balance as of the cut-off date) were underwritten using this alternative approach to income verification.

         If there is a senior mortgage on the related mortgaged property, the loan officer also evaluates the type and outstanding balance of the senior mortgage loan and its payment history. The seller obtains a credit reference on the senior mortgage by using either credit bureau information, telephone verification, the year-end senior mortgage statement, canceled checks or written verification from the senior mortgagee.

         In every instance, the mortgaged property for each loan is appraised and title insurance acquired before the loan is closed. The seller requires appraisals on all properties that will secure its mortgage and home improvement loans. The appraisals are conducted by approved, independent third-party appraisers who are paid a fee by the applicant, regardless of whether the application for a loan is approved. All appraisals are required to be on forms approved by Fannie Mae or Freddie Mac. The seller obtains a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction. Homeowners' insurance coverage is required on every property securing a home equity loan or home improvement loan originated by the seller. Necessary coverage and mortgagee clause endorsements are acquired and monitored by the loan servicing department. Forced-placed policies are acquired for properties in which the borrower has allowed coverage to lapse.

         After obtaining all applicable employment, credit and property information, the seller determines whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The seller applies the "debt-to-gross income ratio" which is the ratio of the borrower's total monthly payments on all outstanding debt (including the new loan) to the borrower's verifiable gross monthly income. The debt-to-gross income ratio generally may not exceed __%. For adjustable rate loans, the debt-to-gross income ratio is generally calculated using the "fully indexed" rate (I.E., the sum of the 1-year CMT index and the related gross margin). In addition, the maximum [combined] loan-to-value ratio of any mortgage loan may not exceed __% and may be reduced depending on a number of factors, including the applicant's credit history and employment status.

         Any exceptions to the underwriting policies must be approved by the manager of the underwriting department. The factors considered when determining if an exception to the general underwriting standards should be made include the quality of the property, how long the borrower has owned the property, the amount of disposable income, the type and length of employment, the credit history, the current and pending debt obligations, the payment habits and the status of past and currently existing mortgages.

         When an application is approved, a mortgage and/or home improvement loan is completed by signing the applicable loan documents, including a promissory note and mortgage. All loans are closed by approved attorneys. Following the three business day rescission period required by the federal Truth in Lending Act, a loan is fully funded. Scheduled repayment of principal and interest on such loan generally begins one month from the date interest starts to accrue. After a mortgage loan is underwritten, approved and funded, the loan package is reviewed by one of seller's employees.

REFINANCING POLICY

         Where the seller believes that borrowers having existing loans with the seller are likely to refinance their loans due to interest rate changes or other reasons, the seller actively attempts to retain these borrowers by soliciting them to refinance their loans with the seller. Refinancings generate fee and servicing income for the seller. Since the solicited borrowers may refinance their existing loans in any case, the seller believes that this practice will be unlikely to affect the prepayment experience of the loans in a material respect. The seller also has solicited its borrowers who are in good standing to apply for additional loans, consistent with its origination standards, where deemed appropriate.

LOAN SERVICING

         The servicer has established standard policies for the servicing and collection of [home equity] loans. Servicing includes, but is not limited to, post-origination loan processing, customer service, collections, remittance processing and liquidation.

         The servicer sends a monthly statement to each of its borrowers. Collection procedures vary somewhat depending on whether a late payment is the first payment due under the loan. If the first payment is not received on or prior to the due date, an initial phone call is made on the first business day after the due date. Phone calls continue on a daily basis until contact is made. A "friendly reminder letter" is sent on the second business day after the due date. If no contact is made with the borrower by the _____ day after the due date, a "pre-foreclosure letter" is sent, and a qualified outside agency is used to inspect the property. On the _____ day after a first payment default, a notice of default is sent to the borrower. This notice indicates an intent to accelerate the loan if satisfactory arrangements are not made within ten days.

         If the delinquency relates to a due date other than the first due date, a friendly reminder letter is sent on the second business day after the due date. On the _____ day after the due date, telephone calls to the borrower begin and telephone calls continue on a daily basis until payment is received or contact is made. In addition, a series of mailings is made depending on the borrower's payment history. On the _____ day of delinquency a notice of default is sent. A qualified outside agency is used to conduct an interview with the borrower and the property is inspected.

         A borrower whose account is __ days past due without a specific arrangement for repayment will be sent a notice of intent to foreclose which gives the borrower _____ days in which to respond. On the _____ day of delinquency, a determination whether to foreclose is made. If the servicer decides to foreclose, the necessary documentation is sent to an approved attorney who then sends the borrower an acceleration letter allowing the borrower __ days to reinstate the mortgage. When foreclosure proceedings are initiated, a third party appraiser completes a drive-by evaluation of the property and obtains comparable sales prices and listings in the area. In addition, homeowner's insurance is verified and the status of any senior mortgage and property taxes is checked. Subject to applicable state law, all legal expenses are assessed to the account and become the responsibility of the borrower.

         Regulations and practices regarding the foreclosure or other liquidation of properties and the rights of the borrower in default vary greatly from state to state. The servicer will decide that liquidation is the appropriate course of action only if a delinquency cannot otherwise be cured. If the servicer determines that purchasing a property securing a mortgage or home improvement loan will minimize the loss associated with the defaulted loan, the servicer may bid at the foreclosure sale for the related property or accept a deed in lieu of foreclosure.

         Servicing and collection practices may change over time in accordance with, among other things, the servicer's business judgment, changes in the portfolio and applicable laws and regulations. Any realization from the sale of foreclosed property is taken as recovery. After the servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, an approved realtor is selected to list and advertise the property.

         [The servicer may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to the senior mortgage. If the senior mortgage loan is in default after the servicer has initiated its foreclosure actions, the servicer may advance funds to keep the senior mortgage loan current until such time as the servicer satisfies the senior mortgage loan. These advanced amounts are added to the balance of the home equity loan. In the event that foreclosure proceedings have been instituted on the senior mortgage prior to the initiation of the servicer's foreclosure action on the junior loan, the servicer will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the related property.]

DELINQUENCY AND LOSS EXPERIENCE

         The following tables set forth the delinquency and loss experience for each of the periods shown for the servicer's portfolio of [home equity] loans. The servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information in the tables below has not been adjusted to eliminate the effect of the growth in the size of the servicer's portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of the loans for each period may be higher than those shown if a group of loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the loans in the trust will be similar to that set forth below.

         In the table below, the categories under the heading "Delinquency" are based on the number of days payments on a loan are contractually past due and not previously charged off. The [home equity] loans included under the heading "Delinquency: 90 or More Days" represent loans in foreclosure that have not been charged off.


                                            DELINQUENCY EXPERIENCE (DOLLARS IN THOUSANDS)
                                                         AS OF DECEMBER 31,
                           ------------------------------------------------------------------------
                                    1999                      2000                     2001
                           ------------------------------------------------------------------------
                           NO. OF                    NO. OF                    NO. OF
                            LOANS        AMOUNT       LOANS        AMOUNT       LOANS        AMOUNT
                           ------------------------------------------------------------------------
Portfolio Principal
  Outstanding .............                 $                         $                          $
Delinquency
  30-59 Days ..............
  60-89 Days ..............
  90 or More Days .........
                             ----         ----         ----         ----         ----          ----
Total Delinquencies........                 $                         $                          $
Total Delinquencies
  as a Percentage
  of the Portfolio.........      %            %            %            %            %             %


                                               LOSS EXPERIENCE (DOLLARS IN THOUSANDS)
                                                         AS OF DECEMBER 31,
                             ----------------------------------------------------------------------
                                      1999                   2000                    2001
                             ----------------------------------------------------------------------
                             NO. OF                 NO. OF                     NO. OF
                               LOANS      AMOUNT      LOANS      AMOUNT         LOANS        AMOUNT
                             ----------------------------------------------------------------------
Portfolio Principal
  Outstanding...............           $                       $                          $
Gross Losses................
Recoveries..................
Net Losses..................
                              ----         ----         ----         ----         ----         ----
Net Losses as a
  Percentage of
  Portfolio.................           $                       $
Total Delinquencies
  as a Percentage
  of the Portfolio .........      %            %            %            %            %            %


         In the immediately preceding table, the heading "Net Losses" refers to total principal charged off less recoveries. The customary policy is to charge off mortgage and home improvement loans in full that are 120 days past due unless foreclosure proceedings are planned or there are indications that the account will be brought current. An account that is not charged off because there are indications that payment is imminent generally will be charged off after an additional 60 to 90 days if the payment is not forthcoming.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The rate of principal payments on each class of the Class A Certificates, the aggregate amount of distributions on those certificates and the yield to maturity of those certificates will be related to the rate and timing of payments of principal on the loans in the related loan group. The rate of principal payments on the loans will in turn be affected by the amortization schedules of the loans (including, in the case of adjustable rate loans, changes to their amortization schedules as a result of changes in the related loan rate) and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the loans due to defaults, casualties, condemnations and repurchases by the seller or purchases by the servicer). The loans may be prepaid by the borrowers at any time without a prepayment penalty.

         Prepayments, liquidations and purchases of the loans (including any optional purchase by the servicer of a defaulted loan and any optional purchase of the remaining loans in connection with the termination of the trust) will result in distributions on the related class or classes of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the loans. In addition, any pre-funded amount allocated to a loan group remaining at the end of the pre-funding period will be distributed as a prepayment of the related class or classes of the Class A Certificates. Since the rate of payment of principal of the loans will depend on future events and a variety of factors, no assurance can be given as to the rates of principal payments and prepayments. The extent to which the yield to maturity of a certificate may vary from its anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium.

         [The prepayment experience on home equity loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many home equity borrowers may preclude them from other traditional sources of financing, they may be less likely to refinance their loans due to a decline in market interest rates. Home equity loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default.]

         The rate of prepayment on the loans cannot be predicted. [Home equity loans have been originated in significant volume only during the past few years and the seller is not aware of any publicly available studies or statistics on the rate at which they prepay. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than would traditional first mortgage loans.] The prepayment experience of the trust with respect to the loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on [home equity] loans. All of the loans contain "due-on-sale" provisions, and the servicer is required by the pooling and servicing agreement to enforce those provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of Loans--Due-on-Sale Clauses in Loans" in the accompanying prospectus. No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their loans to any significant degree.

OVERCOLLATERALIZATION AND CROSS COLLATERALIZATION

         The overcollateralization and cross collateralization features described in this prospectus supplement will affect the rate and timing of principal distributions on the Class A Certificates and, as a result, the average life and yield to maturity of each class. On any distribution date on which the Overcollateralization Amount for a loan group is less than the related Required Overcollateralization Amount, the Remaining Net Excess Spread for that loan group, the Available Transfer Cashflow and the Net Excess Principal will be used to reduce the Class Certificate Balance of the related class or classes of the Class A Certificates through the distribution of Additional Principal. Until such time, if any, as the Overcollateralization Amount for a loan group equals the related Required Overcollateralization Amount, there will be no Available Transfer Cashflow or Net Excess Principal to accelerate the amortization of the other class or classes of the Class A Certificates. Loans with higher loan rates contribute more interest to the Excess Spread than do loans with relatively lower loan rates. If loans with higher loan rates prepay, the amount of Net Excess Spread be reduced, thereby slowing the amortization of the Class Certificate Balance of the related class or classes of the Class A Certificates from the distribution of Additional Principal.

         Because the Excess Spread for a loan group is available to cover an Available Funds Shortfall with respect to both that loan group and the other loan group, there may be no Remaining Net Excess Spread with which to make payments of Additional Principal. Similarly, any Excess Principal for a loan group will be applied to cover an Available Funds Shortfall in the other loan group prior to being applied to the payment of Additional Principal for the class or classes of the Class A Certificates related to the other loan group. Thus, the amount and timing of any distributions in respect of Additional Principal on a class of the Class A Certificates will depend, in part, on the prepayment and loss experience of the loans in the loan group related to the other class or classes of Class A Certificates.

         The application of Remaining Net Excess Spread, Available Transfer Cashflow and Net Excess Principal to payments of Additional Principal is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the loans in each loan group. If the amount of losses in a particular due period exceeds the amount of Excess Spread for the related loan group and the Net Excess Spread and Excess Principal for the other loan group for the related distribution date, the amount in respect of principal distributed to the related class or classes of the Class A Certificates will be reduced. A draw on the certificate guaranty insurance policy in respect of principal will not be made until the Loan Group Balance is less than the aggregate Class Certificate Balance of the related class or classes of the Class A Certificates (I.E., when the related class or classes of the Class A Certificates are undercollateralized).

         If a Required Overcollateralization Amount is allowed to step down, the amount of Remaining Net Excess Spread and Net Excess Principal available to the other loan group may be increased, and the amount of principal distributed to the class or classes of the Class A Certificates for which the step down occurred will be decreased.

         As a result of the interaction of the foregoing features, there may be distribution dates on which holders of the Class A Certificates receive little or no distributions of principal. The Overcollateralization Amount applicable to each loan group may or may not equal the related Required Overcollateralization Amount on any distribution date. There can be no assurance as to whether or when the Overcollateralization Amount applicable to each loan group may equal the related Required Overcollateralization Amount.

ADJUSTABLE RATE LOANS

         As is the case with fixed rate loans, adjustable rate loans or ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, ARM borrowers may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of particular periodic caps, lifetime caps and lifetime floors also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the ARMs may differ from the comparable experience on fixed rate loans because the amount of the monthly payments on the ARMs is subject to adjustment following each loan rate change date. If such different experience were to occur, the prepayment experience of the Class A-3 Certificates could differ from that of the Class A-1 Certificates and Class A-2 Certificates.

         Certain of the ARMs were originated with initial loan rates that were based on competitive conditions and did not equal the sum of the applicable 1-year CMT index and the related gross margin. In addition, none of the ARMs has reached its initial loan rate change date. As a result, the loan rates on the ARMs are more likely to adjust on their first, and possibly subsequent, loan rate change dates subject to the effects of the applicable periodic cap and lifetime cap. Because the certificate rate on the Class A-3 Certificates is a function of the weighted average Remittance Rate of the ARMs, limits on changes in the loan rates of the ARMs may limit changes in the certificate rate on the Class A-3 Certificates.

         Disproportionate principal payments on ARMs with loan rates higher than the current certificate rate of the Class A-3 Certificates will also affect the yield on the Class A-3 Certificates. The yield to maturity of the Class A-3 Certificates will be lower than otherwise would be the case if disproportionate principal payments (including prepayments) are made on ARMs with loan rates that exceed the certificate rate.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date for each class of the Class A Certificates is set forth in "Summary of Terms--Final Scheduled Distribution Date" in this prospectus supplement.

            o The final scheduled distribution date for the Class A-1 Certificates was determined based on the structuring assumptions described in the following paragraph and the assumption that there are no prepayments.

            o The final scheduled distribution dates for the Class A-2 Certificates and Class A-3 Certificates were established as the distribution date in the 25th month following the month of the latest possible scheduled maturity date for any of the loans in the related loan group.

         Since the rate of distributions in reduction of the Class Certificate Balance of each class of the Class A Certificates will depend on the rate of payment (including prepayments) of the loans, the Class Certificate Balance of any of those classes could be reduced to zero significantly earlier or later than the applicable final scheduled distribution date. The rate of payments on the loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the loans.

STRUCTURING ASSUMPTIONS

         The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the [home equity] loans and the following additional assumptions:

          o the loans prepay at the specified percentages of the prepayment ramp model or CPR;

          o no defaults or delinquencies in the payment by borrowers of principal of and interest on the loans are experienced;

          o the initial Class Certificate Balance of each class of the Class A Certificates is as set forth on [the cover page] of this prospectus supplement;

          o interest accrues on each class of the Class A Certificates in each period at the applicable Certificate Rate or initial Certificate Rate described in this prospectus supplement;

          o distributions on the Class A Certificates are received in cash on the 25th day of each month commencing in _______ __, 200_;

          o the servicer does not exercise its option to purchase the loans described in this prospectus supplement under "Description of the Certificates--Termination; Retirement of Certificates" and "--Optional Purchase of Defaulted Loans";

          o    the Class A Certificates are purchased on _______ __, 200_;

          o scheduled payments on the loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

          o prepayments represent prepayments in full of individual loans and are received on the last day of each month and include 30 days' interest, commencing in the calendar month in which the closing date occurs;

          o the scheduled monthly payment for each loan has been calculated based on the assumed loan characteristics set forth in the following table such that each loan will amortize in amounts sufficient to repay the balance of that loan by its indicated remaining term to maturity;

          o all of the indicated subsequent loans purchased with funds from the pre-funding account are purchased during ______;

          o the trust consists of __ loans with the characteristics set forth in the following table;

          o    the level of the 1-year CMT index remains constant at ______%;
               and

          o the loan rate for each of the Group II Loans is adjusted on its next loan rate change date (and on subsequent change dates, if necessary) to equal the sum of the assumed level of the 1-year CMT index and the applicable gross margin (being subject to the applicable periodic rate cap).

         Prepayments of [home equity] loans are commonly measured relative to a prepayment standard or model. The prepayment ramp model is used in this prospectus supplement and assumes that the loans prepay at a rate of ___% CPR in the first month after origination, and an additional ___% each month thereafter until the __ month. Beginning in the __ month and each month thereafter, the prepayment ramp model assumes a prepayment rate of __% CPR. For the Class A-3 Certificates, it was assumed that the Loans in Loan Group II prepay at a rate of ___% CPR. The constant prepayment rate or CPR represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of [home equity] loans for the life of the loans. The prepayment ramp model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any [home equity] loans, including the loans to be included in the loan groups.

         While it is assumed that each of the loans prepays at the specified percentages of the prepayment ramp model or CPR, as applicable, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual loans which will be delivered to the trustee (including subsequent loans) and characteristics of the loans assumed in preparing the tables contained in this prospectus supplement.


                                                          Original      Remaining                     Months to
                                             Current       Term to       Term to                        Next
                             Principal        Loan        Maturity       Maturity        Gross         Change
                            Balance($)      Rate (%)      (months)       (months)      Margin(%)        Date
                            ----------      --------      --------      ---------      ---------      ---------
Loan Group I............
Loan Group II...........


DECREMENT TABLES

         The following tables indicate, based on the assumptions set forth under "--Structuring Assumptions" above, the percentages of the initial Class Certificate Balances of the classes of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the prepayment ramp model or CPR and the corresponding weighted average lives of these classes. It is not likely that all of the loans will have the characteristics assumed, that the loans will prepay at the specified percentages of the prepayment ramp model or CPR or at any other constant percentage or that the level of the 1-year CMT index will remain constant at the level assumed or at any other level. Moreover, the diverse remaining terms to maturity of the loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the prepayment ramp model or CPR, even if the weighted average remaining term to maturity of the loans is consistent with the remaining terms to maturity of the loans specified in the structuring assumptions.

         In the following tables, all percentages have been rounded to the nearest whole percentage. The weighted average lines of each class of the Class A Certificates have been determined by

          o multiplying the assumed net reduction, if any, of the related class certificate balance on each distribution date by the number of years from the closing date to the related distribution date,

          o    summing the results, and

          o dividing the sum by the aggregate amount of the assumed net reductions of the related class certificate balance.


                      PERCENT OF INITIAL CLASS CERTIFICATE
                              BALANCES OUTSTANDING

      DISTRIBUTION DATE               CLASS A-1 PERCENTAGE OF CPR                 CLASS A-2 PERCENTAGE OF CPR
----------------------------------------------------------------------------------------------------------------------
Initial Percent.............
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
Weighted Average
  Life (years)..............


                      PERCENT OF INITIAL CLASS CERTIFICATE
                              BALANCES OUTSTANDING

      DISTRIBUTION DATE               CLASS A-3 PERCENTAGE OF CPR
--------------------------------------------------------------------------
Initial Percent.............
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
Weighted Average Life
  (years)...................



                         DESCRIPTION OF THE CERTIFICATES

         The certificates will be issued pursuant to the pooling and servicing agreement. The following description is subject to, and is qualified in its entirety by reference to, all of the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

GENERAL

         Each class of the certificates will evidence specified undivided interests in the trust. To the extent provided in the pooling and servicing agreement, the property of the trust will consist of:

          o    the loans,

          o    payments on the loans received on and after the cut-off date,

          o mortgaged properties relating to the loans that are acquired by foreclosure or deed in lieu of foreclosure,

          o    each collection account and distribution account,

          o    the capitalized interest account,

          o    the pre-funding account,

          o    the certificate guaranty insurance policy,

          o certain hazard insurance policies maintained by the borrowers of the loans or the servicer, and

          o the depositor's rights under the [home equity] loan purchase agreement.

BOOK-ENTRY REGISTRATION

         The Class A Certificates initially will be registered in the name of Cede & Co., as nominee of The Depository Trust Company. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

         DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Under a book-entry format, beneficial owners of the Class A Certificates that are not participants or indirect participants in DTC but desire to purchase, sell or otherwise transfer ownership of Class A Certificates registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates from the trustee through DTC and its participants. Under a book-entry format, beneficial owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each distribution date, DTC will forward the payments to its participants which thereafter will be required to forward them to indirect participants or the beneficial owners. Under a book-entry format, it is anticipated that the only "certificateholder" for purposes of the pooling and servicing agreement will be Cede, as nominee of DTC, and that the beneficial owners will not be recognized by the trustee as certificateholders under the pooling and servicing agreement. The beneficial owners will only be permitted to exercise the rights of certificateholders under the pooling and servicing agreement indirectly through DTC and its participants which in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit payments of principal of and interest on the Class A Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates, DTC's rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interests.

         Beneficial owners who are not participants may transfer ownership of the Class A Certificates only through participants by instructing the participants to transfer the Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Class A Certificates, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of the Class A Certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of beneficial owners to pledge their Class A Certificates to persons or entities that do not participant in the DTC system, or otherwise take actions in respect of the Class A Certificates, may be limited due to their not having a physical certificate.

         DTC in general advises that it will take any action permitted to be taken by a beneficial owner under the pooling and servicing agreement only at the direction of one or more participants to whose account with DTC the Class A Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of beneficial owners only at the direction of and on behalf of participants whose holdings include current principal amounts of outstanding Class A Certificates that satisfy the specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Class A Certificates to the extent that such actions are taken on behalf of participants whose holdings include such current principal amounts of outstanding Class A Certificates.

         Any Class A Certificates initially registered in the name of Cede, as nominee of DTC, will be issued as definitive certificates in fully registered, certificated form to beneficial owners or their nominees, rather than to DTC or its nominee, only under the following circumstances:

          o the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Class A Certificates, and the trustee or the depositor is unable to locate a qualified successor;

          o the depositor, at its option, elects to terminate the book-entry system through DTC; or

          o after the occurrence of an event of default specified on page S-__ of this prospectus supplement, beneficial owners representing not less than 50% of the aggregate Certificate Principal Balance of the Class A Certificates advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the owners.

         If any of those events occurs, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificates representing the Class A Certificates and instruction for re-registration, the trustee will issue the Class A Certificates in the form of definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as "certificateholders" for purposes of the pooling and servicing agreement. Thereafter, payments of principal of and interest on the Class A Certificates will be made by the trustee directly to certificateholders in accordance with the procedures set forth in the pooling and servicing agreement. However, the final distribution of any Class A Certificate (whether in the form of definitive certificates or global Class A Certificates registered in the name of Cede) will be made only upon the presentation and surrender of the certificates on the final distribution date at such office or agency as is specified in the notice of final payment to certificateholders.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Class A Certificates among participants, it is under no obligation to perform or continue to perform those procedures, which may be discontinued at any time. The depositor, the seller, the servicer and the trustee have no responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

ASSIGNMENT OF LOANS

         The loans will be acquired by the depositor from the seller pursuant to the [home equity] loan purchase agreement, dated the closing date, between the seller and the depositor. At the time of issuance of the certificates, the depositor will transfer to the trust all of its right, title and interest in and to each loan, the related mortgage note, mortgage and other related documents, including all payments received on or with respect to each loan on or after the cut-off date (exclusive of payments in respect of accrued interest on the loans through the related due date in the month preceding the month of the cut-off date). The depositor also will assign to the trustee all of the depositor's rights under the [home equity] loan purchase agreement. The trustee, concurrently with this transfer, will deliver the certificates to the seller. Each loan transferred to the trust will be identified on the loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. The loan schedule will include information as to the principal balance of each loan as of the cut-off date, as well as information with respect to its current loan rate.

         The pooling and servicing agreement will require that, within the time period specified, the depositor will deliver to the trustee (or a custodian, as the trustee's agent) loans endorsed to the trustee and the related documents. In lieu of delivery of original mortgages, the depositor may deliver true and correct copies of the mortgages the authenticity of which has been certified by the appropriate county recording office where such mortgage is recorded.

         Under the terms of the [home equity] loan purchase agreement, the seller will have 30 days after the closing date to prepare and submit for recording assignments of the mortgages related to each loan in favor of the trustee (unless opinions of counsel satisfactory to the rating agencies and the certificate insurer are delivered to the trustee and the certificate insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the trustee in the loans). If the recording information with respect to any assignment of mortgage is unavailable within 30 days after the closing date, the assignment will be prepared and recorded promptly after receipt of the information, but in no event later than one year after the closing date.

         Within 90 days after the closing date, the trustee will review the loans and the related documents pursuant to the pooling and servicing agreement and if any loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the seller and the depositor by the trustee, the seller will be obligated to take one of the following measures:

          o substitute for the loan an eligible substitute loan, if the substitution occurs within two years after the closing date and an opinion of counsel is provided to the effect that the substitution will not disqualify the trust as a REMIC for federal income tax purposes or result in a prohibited transaction tax under the Internal Revenue Code; or

          o purchase the loan at a purchase price equal to the outstanding principal balance of the loan as of the date of purchase, PLUS the greater of

          o    all accrued and unpaid interest on the loan, and

          o 30 days' interest on the loan, computed at the applicable loan rate, net of the related servicing fee if the seller or an affiliate is the servicer, plus the amount of any unreimbursed servicing advances made by the servicer with respect to the loan.

The purchase price will be deposited in the applicable collection account on or before the next determination date after the substitution.

         The obligation of the seller to repurchase or substitute for a defective loan is the sole remedy regarding any defects in the loans and related documents available to the trustee or the certificateholders.

         An eligible substitute loan is a loan substituted by the seller for a defective loan which, on the date of substitution, must

          o have an outstanding principal balance (or in the case of a substitution of more than one loan for a defective loan, an aggregate principal balance), not greater than, and not more than 5% less than, the principal balance of the defective loan;

          o have a loan rate not less than the loan rate of the defective loan and not more than 1% in excess of the loan rate of the defective loan;

          o be secured by a mortgage of the same or higher level of lien priority as the mortgage relating to the defective loan;

          o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective loan;

          o comply with each representation and warranty as to the loans set forth in the [home equity] loan purchase agreement (deemed to be made as of the date of substitution);

          o have a [combined] loan-to-value ratio not greater than that of the defective loan;

          o bear a fixed loan rate if the defective loan was a Group I loan or an adjustable loan rate if the defective loan was a Group II loan; and

          o if the loan is an adjustable rate loan, have a gross margin and lifetime cap no less than, the same interval between loan rate change dates as, and a loan rate based on the same index as, that of the defective loan.

         In connection with the substitution of an eligible substitute loan, the seller will be required to deposit in the applicable collection account, on or prior to the next succeeding Determination Date after such obligation arises, a substitution adjustment amount equal to the sum of:

          o the EXCESS of the principal balance of the defective loan OVER the principal balance of the related eligible substitute loan, plus

          o 30 days' interest on that excess computed at the loan rate, net of the servicing fee if the seller or an affiliate is the servicer, plus

          o the amount of any unreimbursed servicing-related advances and monthly advances made by the servicer with respect to the defective loan if the servicer is not an affiliate of the seller.

The servicer will be deemed to have been reimbursed for any servicing-related advances and monthly advances that are not paid pursuant to the last clause of the preceding sentence.

         In the purchase agreement, the seller will make certain representations and warranties with respect to the loans including, among others, the following:

          o    The information with respect to each loan set forth in the loan schedule is true and correct in all material respects as of the cut-off date.

          o Each mortgage is a valid and subsisting first [or second] lien of record on the related mortgaged property [subject, in the case of any second mortgage loan, only to a first lien on the mortgaged property and] subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related loan, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions as to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by the mortgage.

          o Except with respect to liens released immediately prior to the transfer contemplated in the [home equity] loan purchase agreement, each mortgage note and the related mortgage have not been assigned or pledged and immediately prior to the transfer and assignment contemplated in the purchase agreement, the seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others; and immediately upon the completion of the transfers and assignments contemplated in the pooling and servicing agreement, the trustee will hold good, marketable and indefeasible title, to, and be the sole owner of, each loan subject to no liens, changes, etc.

          o No loan was 90 or more days delinquent as of the cut-off date, as measured at the end of the month.

          o Each loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, real estate settlement procedures and disclosure laws.

         Upon discovery of a breach of any of these representations and warranties which materially and adversely affects the interests of the certificateholders or the certificate insurer in the related loan, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to substitute for the defective loan an eligible substitute loan or purchase the defective loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective loans as a result of deficient documentation will apply to the substitution or purchase of a defective loan as a result of a breach of a representation or warranty that materially and adversely affects the interests of the certificateholders or the certificate insurer. The obligation of the seller to repurchase or substitute for a defective loan is the sole remedy regarding any breach of a representation or warranty with respect thereto available to the trustee or the certificateholders.

         The depositor will make no representations or warranties with respect to the loans and will have no obligation (other than to assign to the trustee the depositor's rights under the purchase agreement) or liability with respect to breaches of the seller's representations or warranties or its obligations to cure, purchase or substitute for any defective loan.

PAYMENTS ON LOANS; DEPOSITS TO COLLECTION ACCOUNTS AND DISTRIBUTION ACCOUNT

         COLLECTION ACCOUNTS. The trustee will establish and maintain a separate collection account for each loan group. Subject to the investment provision described under "--ELIGIBLE ACCOUNTS" below, upon receipt by the servicer of amounts in respect of the loans (excluding amounts representing the servicing fee, reimbursement for previous monthly advances or servicing-related advances, administrative charges, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the servicer will deposit those amounts in the collection account for the applicable loan group. Amounts deposited may be invested in eligible investments as described in the pooling and servicing agreement maturing no later than one business day prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account or on the distribution date itself, if each rating agency named under "Ratings" and the certificate insurer give its approval.

         DISTRIBUTION ACCOUNTS. The trustee will establish a separate distribution account for each loan group into which it will deposit amounts withdrawn from the related collection account for distribution to certificateholders on each distribution date. Amounts on deposit in each distribution account may be invested in eligible investments maturing on or before the business day before the related distribution date.

         ELIGIBLE ACCOUNTS. The collection account and the distribution account must be eligible accounts. An eligible account is one or more segregated accounts which

          o are maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of which holding company) are rated ____ by _________ at the time any amounts are held on deposit;

          o the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by the FDIC), or are otherwise secured such that, as evidenced by an opinion of counsel delivered to the trustee and to each rating agency named under "Ratings", the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the eligible investments securing the funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

          o which are maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

          o which are otherwise acceptable to each rating agency named under "Ratings" without reduction or withdrawal of their then current ratings of the certificates as evidenced by a letter from that rating agency to the trustee.

Eligible investments are specified in the pooling and servicing agreement and are limited to investments which meet the criteria of each rating agency named under "Ratings" from time to time as being consistent with its then current ratings of the certificates.

PRE-FUNDING ACCOUNT

         On the closing date, a total pre-funded amount of cash not to exceed approximately $_________ will be deposited in the pre-funding account. Of that amount, approximately $__________ will be used to purchase subsequent loans for Group I and, if required, to make accelerated payments of principal on the Class A-1 Certificates and Class A-2 Certificates, and approximately $__________ will be used to purchase subsequent loans for Group II and, if required, to make accelerated payments of principal on the Class A-3 Certificates. During the pre-funding period, amounts in the pre-funding account may be withdrawn. Amounts on deposit in the pre-funding account may be withdrawn from time to time to acquire subsequent loans in accordance with the pooling and servicing agreement. The pre-funding period extends from the closing date to the earliest to occur of the following:

          o the date on which the amount on deposit in the pre-funding account is less than $_____,

          o the date on which an event of default occurs under the pooling and servicing agreement, and

          o    __________,

         Any net investment earnings on the pre-funded amount will be transferred to the capitalized interest account on each distribution date during the pre-funding period. Any pre-funded amount remaining in the pre-funding account at the end of the pre-funding period will be distributed on the distribution date occurring at or immediately following the end of the pre-funding period as a prepayment of principal of the Class A-1 Certificates and Class A-2 Certificates, on a pro rata basis, or the Class A-3 Certificates, as applicable, based on the remaining pre-funded amount allocated to the related loan group. Only fixed rate subsequent loans may be added to Group I, and only adjustable rate subsequent loans may be added to Group II.

CAPITALIZED INTEREST ACCOUNT

         On the closing date, funds will be deposited in a capitalized interest account created and maintained with the trustee. The amount deposited will be used by the trustee on the distribution dates in the pre-funding period to fund the excess, if any, of the Interest Remittance Amounts for the Class A Certificates and the premium due for the certificate guaranty insurance policy over the funds available on those distribution dates. Any funds remaining in the capitalized interest account at the end of the pre-funding period will be distributed to the holders of the Class R Certificates.

ADVANCES

         Not later than the close of business on the second business day before each distribution date, the servicer will be required to remit to the trustee for deposit in the applicable collection account the monthly advance amount to be distributed on that distribution date. The monthly advance amount for a distribution date is equal to the sum of the interest accrued on each loan through the related due date but not received by the servicer as of the close of business on the related determination date (net of the servicing fee with respect to that loan), plus, with respect to each REO property which was acquired during or prior to the related Due Period and as to which a final disposition did not occur in the related Due Period, an amount equal to the EXCESS, if any, of interest for the most recently ended Due Period on the principal balance of the loan relating to such REO property at the related loan rate (net of the servicing fee with respect to the loan) OVER the net income from the REO property transferred to the related collection account for that distribution date pursuant to the pooling and servicing agreement. The servicer may fund all or a portion of any monthly advance from funds on deposit in the applicable collection account that are not required to be distributed on the related distribution date. Any funds used for that purpose must be replaced on or before the distribution date on which these funds will be required to be distributed.

         In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

          o the preservation, restoration and protection of the mortgaged properties;

          o    any enforcement or judicial proceedings, including foreclosures;
               and

          o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

Each of those expenditures will constitute a "servicing-related advance."

         The servicer's right to reimbursement for unreimbursed servicing-related advances is limited to late collections on the related loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the borrower or otherwise relating to the loan in respect of which the unreimbursed amounts are owed. The servicer's right to be reimbursed is prior to the rights of certificateholders to be paid. The servicer's right to reimbursement for unreimbursed monthly advances is limited to late collections of interest on any loan and to Liquidation Proceeds and Insurance Proceeds on the related loan (as to which it will have priority over certificateholders) unless these amounts are insufficient. If these amounts are insufficient, the servicer will be reimbursed from funds on deposit in the applicable distribution account.

         The servicer is not required to make any monthly advance or servicing-related advance which it determines would be nonrecoverable from amounts received in respect of the related loan.

COMPENSATING INTEREST

         The pooling and servicing agreement provides that, not later than the close of business on the second business day prior to the related distribution date, the servicer will remit to the trustee for deposit to the applicable collection account an amount equal to the LESSER of

          o the aggregate of the Prepayment Interest Shortfalls for that distribution date resulting from principal prepayments by borrowers during the related Due Period, and

          o the amount otherwise payable to the servicer as its aggregate servicing fee for that Due Period.

The servicer will not have the right to reimbursement for any of these amounts deposited to either collection account.

SPREAD ACCOUNT

         On the closing date, the trustee will establish a spread account into which it will deposit, upon receipt from the holder of the Class R Certificates, the initial spread account deposit amount specified by the certificate insurer. Amounts on deposit in the spread account will be available for withdrawal to fund any shortfall between the funds available for distribution to holders of a class of Class A Certificates and the related Interest Remittance Amount and Principal Remittance Amount. If the initial spread account deposit amount is available to fund any shortfall on a distribution date, funds on deposit in the spread account equal to the amount of the shortfall will be withdrawn by the trustee and deposited into the applicable distribution account for distribution to holders of the affected class or classes of the Class A Certificates.

PRIORITY OF DISTRIBUTIONS

         On or before each distribution date, the trustee will determine the Overcollateralization Amount for each loan group after giving effect to the distribution of the Principal Remittance Amount to the related class or classes of the Class A Certificates on that distribution date and the amount of the related Net Excess Spread.

         On each distribution date the trustee will withdraw from each distribution account the Amount Available and distribute it, to the extent of the Amount Available, in the following order of priority:

FROM THE DISTRIBUTION ACCOUNT FOR GROUP I:

          o to the certificate insurer, the monthly premium then due with respect to Group I;

          o    to the trustee, the trustee fee then due with respect to Group I;

          o to the back-up servicer, the back-up servicing fee then due with respect to Group I;

          o concurrently, to the Class A-1, Class A-2 and Class I Certificates, an amount allocable to interest equal to the applicable Interest Remittance Amount for that date;

          o sequentially, to the Class A-1 Certificates and Class A-2 Certificates, in that order, an amount allocable to principal equal to the applicable Principal Remittance Amount for that date, until their respective Class Certificate Balances have been reduced to zero;

          o to the certificate insurer, an amount equal to previously unreimbursed insured payments with respect to the Class A-1, Class A-2 or Class I Certificates, together with interest at the rate referred to in the insurance agreement;

          o sequentially, to the Class A-1 Certificates and Class A-2 Certificates, in that order, an amount allocable to principal equal to the Additional Principal for that date, until their respective Class Certificate Balances have been reduced to zero;

          o to the certificate insurer, all other amounts owing to the certificate insurer under the insurance agreement;

          o to the servicer, certain reimbursable expenses pursuant to the pooling and servicing agreement;

          o to the servicer, nonrecoverable advances not previously reimbursed with respect to Group I; and

          o    to the Class R Certificates, the balance, if any.

FROM THE DISTRIBUTION ACCOUNT FOR GROUP II:

          o to the certificate insurer, the monthly premium then due with respect to Group II;

          o    to the trustee, the trustee fee then due with respect to Group
               II;

          o to the back-up servicer, the back-up servicing fee then due with respect to Group II;

          o to the Class A-3 Certificates, an amount allocable to interest equal to the related Interest Remittance Amount for that date;

          o to the Class A-3 Certificates, an amount allocable to principal equal to the related Principal Remittance Amount for that date;

          o to the certificate insurer, an amount equal to previously unreimbursed insured payments with respect to the Class A-3 Certificates, together with interest at the rate referred to in the insurance agreement;

          o to the Class A-3 Certificates, an amount allocable to principal equal to the Additional Principal for that date;

          o to the certificate insurer, all other amounts owing to the certificate insurer under the insurance agreement;

          o to the servicer, certain reimbursable expenses pursuant to the pooling and servicing agreement;

          o to the servicer, nonrecoverable advances not previously reimbursed with respect to Group II; and

          o    to the Class R Certificates, the balance, if any.

         Distributions allocable to principal of a class of the Class A Certificates will not exceed the Class Certificate Balance of that class immediately before the applicable distribution date.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to the certificateholders, the trustee will forward to each certificateholder a statement setting forth, among other items, the following information with respect to each class of the Class A Certificates for the applicable distribution date:

          o    the Available Remittance Amount for that date;

          o the related Interest Remittance Amount and Certificate Rate for that date;

          o the related Principal Remittance Amount for that date, stating its components separately;

          o the amount of the monthly advances and Compensating Interest Payments for that date;

          o    the servicing fee for that date;

          o    the Additional Principal for that date;

          o the Class Certificate Balance for that date, after giving effect to the current distribution on that date;

          o    the related loan group balance for that date;

          o the number and aggregate principal balances of the loans in the related loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

          o the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure;

          o    the amount of any insured payments for that date; and

          o the amount of the Unrecovered Class A Portions for each loan group realized during the related Due Period; the cumulative amount of losses realized since the cut-off date for each loan group with separate items indicating gross losses, principal losses, recoveries, net losses and a breakout for recovery expenses.

In the case of information furnished pursuant to the second and third bullets above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

         Within 60 days after the end of each calendar year, the trustee will forward to each person who was a certificateholder during the prior calendar year a statement containing the information set forth in the second and third bullets of the preceding paragraph aggregated for that calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON LOANS

         The servicer will make reasonable efforts to collect all payments called for under the loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows from time to time with respect to the [home equity] loans in its servicing portfolio comparable to the loans. Consistent with the above, the servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the loans.

         THE SERVICER MAY ARRANGE WITH A BORROWER A SCHEDULE FOR THE PAYMENT OF INTEREST DUE AND UNPAID FOR A PERIOD, PROVIDED THAT ANY SUCH ARRANGEMENT IS CONSISTENT WITH THE SERVICER'S POLICIES WITH RESPECT TO THE [HOME EQUITY] LOANS IT OWNS OR SERVICES. [WITH RESPECT TO ANY LOAN IN THE TRUST THAT IS SECOND IN PRIORITY TO A SENIOR MORTGAGE ON THE RELATED MORTGAGED PROPERTY, THE SERVICER HAS THE POWER UNDER CERTAIN CIRCUMSTANCES TO CONSENT TO A NEW SENIOR MORTGAGE LIEN ON THAT MORTGAGED PROPERTY IN CONNECTION WITH THE REFINANCING OF THE SENIOR MORTGAGE.]

         The servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located, in an amount which is at least equal to the least of:

          o the outstanding principal balance on the loan in the trust and any related senior mortgage,

          o    the full insurable value of the premises securing the loan, and

          o the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

         Generally, if the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as Flood Zone "A", flood insurance has been made available and the servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions servicing similar mortgage loans, the servicer will cause a flood insurance policy to be purchased from a generally acceptable insurance carrier, in an amount representing coverage not less than the least of:

          o the outstanding principal balance of the loan [and any related senior mortgage],

          o    the full insurable value of the mortgaged property, and

          o the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

         The servicer will also maintain on REO property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act, and the servicer determines that the insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions servicing similar mortgage loans, flood insurance in an amount equal to that required above. Any amounts collected by the servicer under any such policies (other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the borrower in accordance with the servicer's normal mortgage servicing procedures) will be deposited in the applicable collection account, subject to retention by the servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the pooling and servicing agreement.

         In the event that the servicer obtains and maintains a blanket policy as provided in the pooling and servicing agreement insuring against fire and hazards of extended coverage on all of the loans, then, to the extent that policy names the servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the loans without coinsurance and otherwise complies with the requirements of the preceding paragraph, the servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED LOANS

         The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing loans that come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to certificateholders.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any mortgaged property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and before the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which the transferee becomes liable under the loan and pursuant to which the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Due Period, the servicer will receive from interest payments actually received in respect of the loans a portion of the interest payments as a monthly servicing fee in the amount equal to the product of the principal balance of each loan as of the first day of each the Due Period multiplied by the annual servicing fee rate of ___%. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation. The servicer will pay certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides that, on or before January 31 in each year, beginning in January 200__, an annual statement be delivered to the depositor, the trustee, the certificate insurer and each rating agency named under "Ratings". The annual statement will be signed by an officer of the servicer and state that the servicer has fulfilled its material obligations under agreement throughout the preceding fiscal year, except as specified in the statement.

         On or before January 31 in each year, beginning in January 200__, the servicer will furnish to the depositor, the trustee, the certificate insurer and each rating agency named under "Ratings" a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the seller) to the effect that the firm has examined certain documents and the records relating to servicing of the loans under the Uniform Single Audit Program for Mortgage Bankers and the firm's conclusion with respect to the servicer's performance.

CERTAIN MATTERS REGARDING THE SERVICER

         The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties, except in connection with a permitted transfer of servicing, unless:

          o its duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it, or

          o    upon the satisfaction of each of the following conditions:

                    FIRST, the servicer has proposed a successor servicer to the trustee in writing and the proposed successor servicer is reasonably acceptable to the trustee;

                    SECOND, each rating agency named under "Ratings" has confirmed to the trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of its then current ratings of the Class A Certificates; and

                    THIRD, the proposed successor servicer is reasonably acceptable to the certificate insurer.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

         The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any such arrangement, the servicer will remain liable and obligated to the trustee and the certificateholders for the servicer's duties and obligations under the agreement, without any diminution of its duties and obligations and as if the servicer itself were performing its duties and obligations.

         The pooling and servicing agreement provides that none of the depositor, the seller or the servicer or any of their respective directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the agreement. However, the servicer will not be protected against any liability which would otherwise be imposed by reason of its willful misconduct, bad faith or negligence in the performance of its duties under the agreement or by reason of reckless disregard of its obligations. In addition, the agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to the servicer's servicing responsibilities under the agreement. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement , the rights and duties of the parties to the agreement and the interest of the certificateholders.

         Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any corporation succeeding to the business of the servicer shall be the successor of the servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the pooling and servicing agreement to the contrary notwithstanding.

THE BACK-UP SERVICER

         ____________ will be appointed as the back-up servicer under the pooling and servicing agreement. Prior to the occurrence of an event of default or a trigger event listed under "--Events of Servicer Termination" below, the pooling and servicing agreement requires the back-up servicer to maintain current records of each borrower's account. The servicer will be required to furnish those records to the back-up servicer electronically on a monthly basis, and the back-up servicer will be required to recalculate the servicer's application of all funds received from or on behalf of the borrowers. Upon the occurrence of an event of default or trigger event, the back-up servicer will be obligated to assume the obligations of the servicer as described below. In performing its obligations under the pooling and servicing agreement, the back-up servicer will be entitled to the same protections afforded to the servicer under the agreement.

EVENTS OF SERVICER TERMINATION

         The servicer's rights under the pooling and servicing agreement may be terminated upon the occurrence of an event of default or a trigger event. An "event of default" will consist of:

          o any failure of the servicer to deposit in either collection account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for three business days after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by the certificate insurer or certificateholders of any class evidencing percentage ownership interests aggregating not less than 25% of that class;

          o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which continues unremedied for 30 days after the giving of written notice of the failure to the servicer by the trust, or to the servicer and the trust by the servicer or certificateholders of any class evidencing percentage ownership interests aggregating not less than 25% of that class;

          o any failure by the servicer to make any required servicing-related advance, which failure continues unremedied for a period of 30 days after the giving of written notice of the failure to the servicer by the trust, or to the servicer and the trust by the servicer or certificateholders of any class evidencing percentage ownership interests aggregating not less than 25% of that class;

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations;

          o so long as the seller is an affiliate of the servicer, any failure of the seller to repurchase or substitute eligible substitute loans for defective loans as required by the [home equity] loan purchase agreement;

          o any failure to pay any monthly advance or any Compensating Interest Payments which continues unremedied for a period of one business day; or

          o any insufficiency in Amount Available for either loan group excluding insured payments occurs on a distribution date resulting in the need for an insured payment.

A "trigger event" will consist of:

          o the failure by the seller or the servicer to pay any amount due the certificate insurer pursuant to the insurance agreement among the depositor, the seller, the servicer and the certificate insurer, which continues unremedied for three business days after written notice of the failure by the certificate insurer;

          o the certificate insurer determines that the performance of the servicer is not satisfactory; or

          o the servicer is a party to a merger, consolidation or other corporate transaction in which the servicer is not the surviving entity, the debt of such surviving entity is not investment grade or the certificate insurer determines that the servicing capabilities of the surviving entity could materially and adversely affect the servicing of the loans.

RIGHTS UPON AN EVENT OF SERVICER TERMINATION

         So long as an event of default remains unremedied, either the certificate insurer or trustee, or, with the consent of the certificate insurer, certificateholders of any class evidencing percentage ownership interests of at least 51% of that class may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the loans. In that event, the back-up servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. Upon the occurrence and continuation beyond the applicable grace period of the event described in sixth clause in the second preceding paragraph, the back-up servicer will immediately assume the duties of the servicer. The back-up servicer, as successor servicer, will be obligated to make monthly advances and servicing-related advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. In the event that the back-up servicer would be obligated to succeed the servicer but is unwilling or unable to do so, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or [home equity] loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $_________ and acceptable to the certificate insurer to act as successor servicer under the pooling and servicing agreement. Pending the appointment, the back-up servicer will be obligated to act in such capacity unless prohibited by law. The successor servicer will be entitled to receive the same compensation that the servicer would otherwise have received (or such lesser compensation as the trustee and the successor servicer may agree). A trustee in bankruptcy for the servicer may be empowered to prevent the termination and replacement of the servicer if the only event of default has occurred is one of the insolvency events listed in the fourth bullet under --"Events of Servicer Termination" above.

         Upon the occurrence of a trigger event, the certificate insurer, in its sole discretion, may direct the trustee to remove the servicer and to appoint a successor servicer.

AMENDMENT

         The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee, with the consent of the certificate insurer, but without the consent of the certificateholders, for the following purposes:

          o    to cure any ambiguity,

          o to correct or supplement any provisions of the agreement which may be defective or inconsistent with any other provisions of the agreement,

          o    to add to the duties of the depositor or the servicer,

          o to comply with any requirements imposed by the Internal Revenue Code or any Code regulation, or

          o to add or amend any provisions of the agreement as required by each rating agency in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the closing date, none of the depositor, the seller, the servicer or the trustee is obligated to obtain, maintain, or improve any rating) or

          o to add any other provisions with respect to matters or questions arising under the agreement which shall not be inconsistent with the provisions of the agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder or the certificate insurer.

No amendment will be deemed to materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from each rating agency named under "Ratings" stating that the amendment would not result in a downgrading of the then current ratings of the Class A Certificates.

         The agreement may also be amended from time to time by the depositor, the servicer and the trustee, with the consent of holders of certificates evidencing percentage ownership interests aggregating not less than 51% of each class affected by the amendment and the consent of the certificate insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the certificateholders. In no event, however, will any amendment

          o reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions or payments under the certificate guaranty insurance policy which are required to be made on any certificate without the consent of the affected certificateholder, or

          o reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all certificates then outstanding.

         Notwithstanding the foregoing, the provisions of the pooling and servicing agreement relating to overcollateralization may be reduced or eliminated by the certificate insurer without the consent of any certificateholder so long as a certificate insurer default has not occurred.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The trust will terminate on the distribution date following the LATER of

          o termination of the certificate guaranty insurance policy and payment in full of all amounts owing to the certificate insurer, and

          o    the earliest of

          o the distribution date on which the Class Certificate Balance of each class of the Class A Certificates has been reduced to zero,

          o the final payment or other liquidation of the last loan in the trust, and

          o the optional transfer to the servicer of the loans, as described below.

         The servicer will have the right to purchase all remaining loans, and related REO properties in the trust, and thereby effect early retirement of the Class A Certificates, when the aggregate principal balance of the loans and REO properties at the time of purchase is less than or equal to __% of the aggregate principal balance of the initial loans as of the cut-off date and the aggregate principal balance of the subsequent loans as of the applicable subsequent cut-off date. In the event the servicer exercises its option, the purchase price will be at least equal to the sum of

          o 100% of the aggregate principal balance of the loans and REO properties; plus

          o    the GREATER of

          o the aggregate amount of accrued and unpaid interest on the loans through the related Due Period,

          o 30 days' accrued interest thereon at the applicable loan rate, in each case net of the servicing fee, plus

          o    any amounts due to the certificate insurer.

         The termination of the trust will be effected in a manner consistent with applicable federal income tax regulations and the status of the trust as a REMIC.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         The servicer has the option to purchase from the trust any loan __ days or more delinquent at a purchase price equal to the sum of

          o the outstanding principal balance of the loan as of the date of purchase, plus

          o the GREATER of o all accrued and unpaid interest on such principal balance and

          o 30 days' interest on such principal balance computed at the loan rate, plus

          o all unreimbursed amounts owing to the certificate insurer with interest thereon at the rate referred to in the insurance agreement. THE TRUSTEE

         ________________, a ____________ organized under the laws of the
___________, has been named trustee pursuant to the pooling and servicing agreement.

         The trustee may have normal banking relationships with the depositor, the seller and the servicer.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the certificate insurer and the servicer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the certificate insurer and the servicer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         No holder of a certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the agreement unless the holder previously has given to the trustee written notice of default and unless certificateholders evidencing percentage ownership interests of at least 51% of the applicable class have made written requests upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred.

                     THE POLICY AND THE CERTIFICATE INSURER

THE POLICY

         Simultaneously with the issuance of the certificates, the certificate insurer will issue the policy pursuant to which it will irrevocably and unconditionally guaranty payment on each distribution date to the trustee for the benefit of the holders of each class of the Class A Certificates of a maximum amount equal to the sum of

          o the applicable Guaranteed Interest Payment Amount for that date and

          o    the applicable Guaranteed Principal Payment Amount for that date.

         The Class A Certificates and the agreement may not be amended unless the certificate insurer has given its prior written consent. The amount of the actual insured payment, if any, made by the certificate insurer under the policy on each distribution with respect to any class of the Class A Certificates or the Class I Certificates is equal to the sum of:

          o    the EXCESS, if any, of

          o the Interest Remittance Amount with respect to that class and distribution date

         OVER

          o the Amount Available (net of Insured Payments) for the related loan group,

         PLUS

          o in the case of the Class A-1 Certificates and Class A-2 Certificates, the amount by which their aggregate class certificate balance of, after giving effect to all allocations and distributions to principal on the Class A-1 Certificates and Class A-2 Certificates on that date exceeds the pool balance of the Group I Loans for that date, or

          o in the case of the Class A-3 Certificates, the amount by which their class certificate balance, after giving effect to all allocations and distributions of principal on the Class A-3 Certificates on that date, exceeds the pool balance of the Group II Loans for that date.

         The certificate insurer's obligations under the policy to make insured payments will be discharged to the extent funds are transferred to the trustee as provided in the policy, whether or not the funds are properly applied by the trustee.

         Payment of claims under the policy will be made by the certificate insurer following receipt by the certificate insurer of the appropriate notice for payment on the LATER to occur of

          o 11:00 a.m., New York City time, on the second business day following receipt of such notice for payment, and

          o 11:00 a.m., New York City time, on the business day immediately preceding the relevant distribution date.

         The terms "receipt" and "received," with respect to the policy, means actual delivery to the certificate insurer, prior to 2:00 pm., New York City time, on a business day; delivery either on a day that is not a business day or after 2:00 pm., New York City time, shall be deemed to be receipt on the next succeeding business day.

         If the payment of the Guaranteed Interest Payment Amount or the Guaranteed Principal Payment Amount is voided pursuant to a final and non-appealable order as a "preference event" under any applicable bankruptcy, insolvency, receivership or similar law in an insolvency proceeding, and, as a result of the preference event, the trustee is required to return the voided payment, or any portion of the voided payment, made in respect of the Certificates, the certificate insurer will pay an amount equal to the voided payment, upon receipt by the certificate insurer from the trustee of the following:

          o a certified copy of a final order of a court exercising jurisdiction in the insolvency proceeding to the effect that the trustee is required to return any such payment or portion thereof during the term of the policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed ("final order"),

          o an assignment, in form reasonably satisfactory to the certificate insurer, irrevocably assigning to the certificate insurer all rights and claims of the trustee relating to or arising under the voided payment, and

          o a notice for payment appropriately completed and executed by the trustee.

         Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the final order and not to the trustee directly.

         Notwithstanding the foregoing, in no event shall the certificate insurer be obligated to make any payment in respect of any voided payment, which payment represents a payment of the principal amount of a class of the Class A Certificates, prior to the time when the certificate insurer would have been required to make a payment in respect of such principal in the absence of the preference event.

         The certificate insurer shall make payments due in respect of voided payments prior to 1:00 p.m., New York City time, on the second business day following the certificate insurer's receipt of the documents required under the first two clauses of the second preceding paragraph. Any such documents received by the certificate insurer after 3:00 p.m., New York City time, on any business day or on any day that is not a business day shall be deemed to have been received by the certificate insurer prior to 3:00 p.m. on the next succeeding business day.

         Under the policy, "business day" means any day other than

          o    a Saturday or Sunday or

          o a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.

         As used in this section, an "insolvency proceeding" means the commencement, after the closing date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person or entity, or the commencement, after the closing date, of any proceedings by or against any person or entity for the winding up or liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any person or entity.

         The terms of the policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor, the seller or servicer. The policy by its terms may not be canceled or revoked. The policy is governed by the laws of the state of New York.

         Pursuant to the terms of the pooling and servicing agreement, unless a certificate insurer default exists, the certificate insurer will be entitled to exercise all rights of the holders of the Class A Certificates, without the consent of the certificateholders, and the holders of the Class A Certificates may exercise their rights only with the prior written consent of the certificate insurer. In addition, the certificate insurer will, as a third party beneficiary to the pooling and servicing agreement, have, among others, the following rights:

          o the right to give notices of breach or to terminate the rights and obligations of the servicer under the agreement in the event of an event of default by the servicer and to institute proceedings against the servicer;

          o the right to consent to or direct any waivers of defaults by the servicer;

          o    the right to remove the trustee pursuant to the agreement;

          o the right to direct the actions of the trustee during the continuation of a servicer default;

          o the right to require the seller to repurchase loans for breach of representation and warranty or defect in documentation;

          o the right to direct foreclosures upon the failure of the servicer to do so in accordance with the agreement; and

          o    the right to direct the trustee to investigate certain matters.

The Certificate Insurer's consent will be required prior to:

          o    the removal of the trustee,

          o    the appointment of any successor trustee or servicer, or

          o    any amendment to the agreement.

The certificate insurer's consent will not be withheld if an opinion of counsel is delivered and addressed to the certificate insurer and the trustee to the effect that failure to amend the agreement would adversely affect the interests of the certificateholders.

THE CERTIFICATE INSURER

         The information set forth in this section and in Appendix B and Appendix C to this prospectus supplement has been supplied by ____________ without independent verification by the depositor, the seller, the servicer, the trustee or the underwriter.

         ________ is a ___________ which engages only in the business of financial guarantee and surety insurance. _______ is licensed in ___ states in addition to _________. ________ insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. ____________ also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         _________'s claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "AAA" by Fitch, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies.

         ________ is regulated by ___________. In addition, _________ is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that ________ may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. __________ is subject to periodic regulatory examinations by the same regulatory authorities.

         ________'s obligations under the policy may be reinsured. Such reinsurance does not relieve _________ of any of its obligations under the Policy.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         As at December 31, 20__ and 20__, _____________ had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $____ million and $____ million, respectively, and had not incurred any debt obligations. ______________ requires ________ to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by ____________.

         The audited financial statements of ______________ prepared in accordance with generally accepted accounting principles for the period ended December 31, are attached as Appendix B to this prospectus supplement, and the unaudited financial statements of _________ for the period ended ______________, are attached as Appendix C to this prospectus supplement. Copies of _________'s financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, and filed with _____________________ are available upon request. __________ is located at
____________________ and its telephone number is _______________.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Class A Certificates will be used by the depositor to purchase the loans. The loans will have been acquired by the depositor from the seller in a privately negotiated transaction.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that the trust will comprise a "real estate mortgage investment conduit" or REMIC. An election will be made to treat the REMIC as a REMIC for federal income tax purposes. The REMIC will designate a single class of interests as the residual interest in the REMIC. The Class R Certificates will represent ownership of the residual interests in the REMIC.

         Each class of the Class A Certificates will represent beneficial ownership of regular interests issued by the REMIC.

         Upon the issuance of the Class A Certificates, [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP], as tax counsel to the trust, will deliver its opinion, assuming compliance with the pooling and servicing agreement, that for federal income tax purposes the REMIC will qualify as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended.

TAXATION OF REGULAR INTERESTS

         The holder of any class of Class A Certificates will be treated for federal income tax purposes as owning an interest in regular interests in the REMIC.

         Upon the sale, exchange or other disposition of a Class A Certificate, assuming that the Class A Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the Class A Certificate should, subject to the limitation described below, be capital gain or loss. However, gain attributable to the Class A Certificate will be treated as ordinary income to the extent such gain does not exceed the EXCESS, if any, of

          o the amount that would have been includible in the certificateholder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Class A Certificate,

         OVER

          o    the amount actually included in the certificateholder's income.

         Interest on a REMIC regular interest must be included in income by the related certificateholder under the accrual method of accounting, regardless of the certificateholder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount or OID. See "Material Federal Income Tax Considerations -- Taxation of the REMIC" in the accompanying prospectus. The prepayment assumption that will be used to in determining the accrual of any OID, market discount or bond premium, if any, will equal the rate described under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives" in this prospectus supplement for Scenario ___. No representation is made that the loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

STATUS OF THE CLASS A CERTIFICATES

         The Class A Certificates will be treated as assets described in section 7701(a)(19)(C) of the Code, and as "real estate assets" under section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust would be so treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code in the same proportion that the income on the assets of the trust would be so treated. Moreover, if 95% or more of the assets of the trust are "real estate assets" within the meaning of section 856(c)(5)(B) at all times during a calendar year, then 100% of each Class A Certificate will represent "real estate assets" and all of its income will qualify as "interest on obligations secured by mortgages on real property or on interests in real property" for that calendar year. Similarly, if 95% or more of the assets of the trust are qualifying assets under section 7701(a)(19)(C) of the Code at all times during the calendar year, then 100% of each Class A Certificate will represent assets qualifying under Section 7701(a)(19)(C) for that calendar year.

NON-U.S. PERSONS

         Interest paid to or accrued by a certificateholder who is a Non-U.S. Person will be considered "portfolio interest", and will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person

          o is not actually or constructively a "10 percent shareholder" of the trust or a "controlled foreign corporation" with respect to which the trust is a "related person" within the meaning of the Code and

          o provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the Class A Certificates with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the Class A Certificate is a Non-U.S. Person and providing the Non-U.S. Person's name and address.

         If a Class A Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Non-U.S. Person that owns the Class A Certificate.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Certificate by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that

          o the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, and

          o in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a prohibited transactions tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a loan, the receipt of income from a source other than a loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a contributions tax on the trust fund equal to 100% of the value of the contributed property. The trust will not accept contributions that would subject it to the contributions tax.

         In addition, a trust that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the trust will recognize net income from foreclosure property subject to federal income tax.

BACKUP WITHHOLDING

         Certain beneficial owners of certificates may be subject to backup withholding with respect to interest paid on the Class A Certificates if, upon issuance of the certificates, the owners fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report property interest, dividends or other "reportable payments" (as defined in the Code) or, under certain circumstances, fail to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The trustee will be required to report annually to the Internal Revenue Service and to each certificateholder of record, the amount of interest paid (and OID accrued, if any) on each class of the Class A Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a class of Class A Certificates is Cede, as nominee of DTC, the IRS and beneficial owners of certificates of that class will receive tax and other information, including the amount of interest paid on the certificates from participants in DTC and financial intermediaries rather than from the trustee. (However, the trustee will respond to requests for necessary information to enable participants, financial intermediaries and certain other persons to complete their reports.) Each non-exempt beneficial owner of a certificate will be required to provide, under penalty of perjury, a certification on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt beneficial owner fail to provide the required certification, the participants or financial intermediaries (or the paying agent) will be required to impose backup withholding on the interest (and principal) otherwise payable to the owner, and remit the withheld amount to the IRS as a credit against the owner's federal income tax liability. These amounts will be deemed distributed to the affected owner for all purposes of the pooling and servicing agreement and the certificates.

                                   STATE TAXES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates under the tax laws of any state. Investors considering an investment in the Class A Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Class A Certificates.

                              ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Internal Revenue Code impose requirements on certain employee benefit plans and on certain other benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

         ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         It is expected that the underwriter exemption will apply to the acquisition and holding by Plans of the offered certificates [other than the Class __ Certificates] and that all conditions of the underwriter exemption other than those within the control of the investors will be met. The underwriter exemption gives exemptive relief to the acquisition and holding by Plans that are "accredited investors," as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. See "ERISA Considerations" in the accompanying prospectus.

         The rating of a security may change. If the rating of a security declines below BBB- or Baa3, the security will no longer be eligible for relief under the exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had an investment-grade rating would not be required by the exemption to dispose of it).

         Because the characteristics of the Class [ ] Certificates will not meet the requirements of the underwriter exemption and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these Certificates by an employee benefit plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class [ ] Certificates will not be registered by the trustee unless the trustee receives the following:

          o a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of such a plan or arrangement or using the assets of such a plan or arrangement to effect the transfer;

          o a representation from the transferee of the Certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is an insurance company that is acquiring the Certificates with assets of an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate satisfy the requirements of Sections I and III of PTCE 95-60; or

          o an opinion of counsel satisfactory to the trustee that the purchase or holding of the Certificate by a Plan, any person acting on behalf of a Plan or using a Plan's assets, will not result in a prohibited transaction under Section 406 of ERISA or
               Section 4975 of the Code, will not result in the assets of the trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

Each person that acquires a Class[ ] Certificate in book-entry form will be deemed to make one of the representations above. In the event that a representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel described above, the attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and the potential consequences in their specific circumstances prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

         [Because certain of the loans are secured by junior liens, the Class A Certificates will NOT constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class A Certificates.]

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Class A Certificates or to purchase Class A Certificates representing more than a specified percentage of the investor's assets. You should consult your own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for you. See "Legal Investment Considerations" in the accompanying prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as underwriter, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, each class of the Class A Certificates.

         Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the Class A Certificates, if any are purchased. The depositor has been advised by the underwriter that it proposes initially to offer the Class A Certificates to the public at the respective offering prices set forth in the table below.

                                Price to                Underwriting
CLASS                            PUBLIC                   DISCOUNT
A-1........................$                                          %
A-2........................$                                          %
A-3........................$                                          %


         The depositor has been further advised by the underwriter that it proposes to offer the Class A Certificates to certain dealers at the offering prices less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the respective certificate principal balance). The underwriter may allow, and dealers may reallow, a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                  Selling                Reallowance
CLASS                           CONCESSION                DISCOUNT
A-1........................%                                          %

A-2........................%                                          %

A-3........................%                                          %


         The depositor is an affiliate of the underwriter.

         In connection with the offering of the Class A Certificates, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of any class of the Class A Certificates. Specifically, the underwriter may overallot the offering, creating a syndicate short position. The underwriter may bid for and purchase the Class A Certificates in the open market to cover syndicate short positions. In addition, the underwriter may bid for and purchase the Class A Certificates in the open market to stabilize the price of the Class A Certificates. The activities may stabilize or maintain the market price of the Class A Certificates above independent market levels. The underwriter is not required to engage in these activities, and may end these activities at any time.

         [This prospectus supplement may be used, to the extent required, by Bear, Stearns & Co. Inc. in connection with offers and sales related to market-making transactions. Bear, Stearns, & Co. Inc. may act as principal or agent in such transactions. Such transactions will be at prices related to the prevailing market prices at the time of sale.]

         The underwriting agreement provides that depositor will indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                     EXPERTS

         The financial statements of ______________, as of December 31, 200_ and 200_, and for each of the years in the two-year period then ended, have been included in Appendix B to this prospectus supplement in reliance upon the report of ___________, independent certified public accountants, upon the authority of that firm as expert in accounting and auditing.

                                     RATINGS

         It is a condition to issuance that each class of Class A Certificates be rated not lower than ____ by __________ and ____ by __________.

         A securities rating addresses the likelihood of the receipt by holders of distributions on the loans to which they are entitled. The rating takes into consideration the characteristics of the loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the loans or the possibility that holders might realize a lower than anticipated yield. The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the certificate insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                                  LEGAL MATTERS

         Certain legal matters with respect to the certificates will be passed upon by [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP], New York, New York.

                                GLOSSARY OF TERMS

         ADDITIONAL PRINCIPAL. For any class or classes of the Class A Certificates and any distribution date, an amount equal to the LESSER of

          o the amount required to be distributed as principal so that the Overcollateralization Amount for the related loan group equals the related Required Overcollateralization Amount for that group; and

          o    the sum of

          o    the Remaining Net Excess Spread for that loan group, PLUS

          o    the Available Transfer Cashflow, PLUS

          o    the Net Excess Principal.

         ADJUSTED NET LOAN RATE. For any loan and distribution date, the related loan rate minus the Expense Fee Rate.

         AMOUNT AVAILABLE. With respect to each loan group and distribution date, the sum of:

          o    the Available Remittance Amount for that loan group and date;
               plus

          o    if an Available Funds Shortfall exists in that loan group,

               FIRST, the Net Excess Spread from the other loan group, to the extent of the Available Funds Shortfall for that date,

               SECOND, the Excess Principal from the other loan group, to the extent of any remaining Available Funds Shortfall for that date, and

               THIRD, any amounts in respect of any remaining Available Funds Shortfall withdrawn from the spread account and deposited in the applicable distribution account; PLUS

          o first, the Available Transfer Cashflow, to the extent necessary to reach the Required Overcollateralization Amount for that loan group and date and, second, the Net Excess Principal, to the extent necessary to reach the Required Overcollateralization Amount for that loan group and date; plus

          o any insured payments with respect to the related class or classes of the Class A Certificates.

         AVAILABLE FUNDS SHORTFALL. With respect to any loan group and distribution date, the amount by which the Available Remittance Amount for that loan group and date is less than the Required Payments for that loan group and date.

         AVAILABLE REMITTANCE AMOUNT. With respect to any loan group and distribution date, an amount equal to the sum of all amounts received or required to be paid by the servicer or the seller during the related Due Period with respect to the loans in that loan group (exclusive of the servicing fee with respect to each loan, other servicing compensation payable to the servicer as permitted by the pooling and servicing agreement and certain amounts available for reimbursement of monthly advances and servicing-related advances, as described above under "Description of the Certificates--Advances") and deposited into the applicable collection account pursuant to the pooling and servicing agreement as of the related determination date, including any monthly advances, compensating interest and, through the end of the pre-funding period, amounts withdrawn from the capitalized interest account with respect to the related class or classes of the Class A Certificates and any remaining amount on deposit in the pre-funding account at the end of the pre-funding period and allocable to the related loan group, in each case with respect to that distribution date.

         AVAILABLE TRANSFER CASHFLOW. For any loan group and distribution date, an amount equal to the Remaining Net Excess Spread on that date for the other loan group remaining after the payment, if any, of Additional Principal on the class or classes of the Class A Certificates related to the other loan group.

         BASIC PRINCIPAL AMOUNT. With respect to any loan group and distribution date, an amount equal to the sum of:

          o each payment of principal on a loan received by the servicer (exclusive of amounts described in the two immediately succeeding bullets during the related due period;

          o curtailments (i.e., partial prepayments) and prepayments in full received during the related due period;

          o all Insurance Proceeds and Net Liquidation Proceeds allocable to recoveries of principal of loans received during the related due period;

          o    unrecovered Class A Portion for the related due period;

          o with respect to each loan purchased by the seller or the servicer as required or permitted by the pooling and servicing agreement as of the related determination date, the outstanding principal balance of the loan, plus the amount of any unreimbursed servicing-related advances made by the servicer with respect to the loan; and

          o with respect to any defective loan for which the seller substitutes an eligible substitute loan as of the related determination date, any excess of the principal balance of that defective loan over the principal balance of the eligible substitute loan, plus the amount of any unreimbursed servicing-related advances made by the servicer with respect to the defective loan.

         CARRY-FORWARD AMOUNT. For any class of the Class A Certificates on any distribution date, an amount equal to the sum of:

          o the excess of the aggregate Class Remittance Amounts as of each preceding distribution date over the amount of the actual distributions to the holders of that class of the Class A Certificates made on that distribution date and not subsequently distributed; plus

          o interest on the amount, if any, of the interest component of the amount described in the preceding bullet at one-twelfth of the applicable certificate rate.

         DUE PERIOD. With respect to any distribution date, the calendar month immediately preceding the month in which the distribution date occurs.

         EXCESS PRINCIPAL. For any loan group and distribution date, the LESSER of:

          o the portion, if any, of the Basic Principal Amount for that loan group and date which is not required to be included in the Principal Remittance Amount for the related class or classes of the Class A Certificates for that distribution date; and

          o the amount of such portion remaining after the application of the related Available Remittance Amount to the Required Payments for that loan group and date.

         EXCESS SPREAD. For any loan group and distribution date, the amount of interest collected or advanced on the loans in that loan group (including amounts allocated to the related class of the Class A Certificates in the capitalized interest account) MINUS the sum of:

          o the Interest Remittance Amount for the related class or classes of the Class A Certificates and, [in the case of Group I, the Interest Remittance Amount for the Class I Certificates], and

          o    the trust expense fees for that loan group.

         EXPENSE FEE RATE. ______% being the sum of the annual rates at which the servicing fee, the back-up servicing fee, the trustee fee and the premium are calculated.

         GUARANTEED INTEREST PAYMENT AMOUNT. For any distribution date, [____].

         GUARANTEED PRINCIPAL PAYMENT AMOUNT. For any distribution date,[____].

         INTEREST REMITTANCE AMOUNT. For any distribution date, the amount of interest accrued during the related interest accrual period

          o in the case of a class of the Class A Certificates, at the applicable certificate rate on the Class Certificate Balance of that class immediately before that distribution date; and

          o in the case of the Class I Certificates, at the annual rate of _____% on their notional balance, which [for any distribution date, will equal the loan group balance of Group I as of the first day of the related Due Period.]

         LIQUIDATED LOAN. As to any distribution date, any loan in respect of which the servicer has determined, based on the servicing procedures specified in the pooling and servicing agreement, that, as of the end of the preceding Due Period, all Liquidation Proceeds which it expects to recover with respect to the disposition of the related mortgaged property have been recovered.

         LIQUIDATION PROCEEDS. The amount of proceeds received in connection with the liquidation of a loan, whether through trustee's sale, foreclosure sale or otherwise.

         NET EXCESS PRINCIPAL. For any loan group and distribution date, the Excess Principal for that loan group and date remaining after its application to cover an Available Funds Shortfall on that date with respect to the other loan group.

         NET EXCESS SPREAD. For any loan group and distribution date, the Excess Spread for that loan group and date remaining after its application to cover an Available Funds Shortfall on that date with respect to that loan group.

         NET LIQUIDATION PROCEEDS. With respect to a loan, an amount equal to the Liquidation Proceeds of that loan, reduced by related expenses, up to the unpaid principal balance of that loan, plus accrued and unpaid interest.

         NON-U.S. PERSON. means any person other than

          o    a citizen or resident of the United States;

          o a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;

          o a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations);

          o an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or

          o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.

Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         OVERCOLLATERALIZATION AMOUNT. For any loan group and distribution date, an amount equal to the sum of:

          o the EXCESS, if any, of the sum of the loan group balance and the amount on deposit in the pre-funding account allocated to that loan group (exclusive of any related investment earnings) as of the close of business on the last day of the related Due Period,

         OVER

o                 the Class Certificate Balance of the related class or classes
          of   the Class A Certificates, after giving effect to the
                  distributions of the related Principal Remittance Amount on that distribution date; plus

          o the amount, if any on deposit in the Spread Account allocated to the related class or classes of the Class A Certificates.

         PRINCIPAL REMITTANCE AMOUNT. For any class of the Class A Certificates and any distribution date. An amount equal to the sum of:

          o    the LESSER of

          o the Basic Principal Amount for the related loan group on that date, and

          o the portion of such Basic Principal Amount required to be distributed to increase the Overcollateralization Amount for the related loan group to its Required Overcollateralization Amount on that distribution date; PLUS

          o    the Carry-Forward Amount for that distribution date; plus

          o on the distribution date at the end of the pre-funding period, amounts deposited in the related distribution account from the pre-funding account pursuant to the pooling and servicing agreement and allocable to the related loan group.

         REMAINING NET EXCESS SPREAD. For any loan group and distribution date, an amount equal to the Net Excess Spread for that loan group remaining after its application to cover an Available Funds Shortfall on that date with respect to the other loan group.

         REQUIRED PAYMENTS. For any loan group and distribution date, an amount equal to amount required to pay the trust expense fees, other than the servicing fee, the related Interest Remittance Amount(s) and the related Principal Remittance Amount and to reimburse the certificate insurer for previously unreimbursed insured payments with respect to the related class or classes of the Class A Certificates, together with interest at the rate referred to in the insurance agreement.

         UNRECOVERED CLASS A PORTION. With respect to each Due Period, an amount equal to the EXCESS, if any of

          o the principal balances (immediately prior to liquidation) of each loan liquidated during the Due Period

         OVER

          o the principal portion of Net Liquidation Proceeds received during that Due Period.

                                                                      APPENDIX A

                         CERTAIN STATISTICAL INFORMATION
                 REGARDING THE INITIAL LOANS IN THE LOAN GROUPS
                             AS OF THE CUT-OFF DATE

LOAN GROUP I

LOAN GROUP II

                                                                         ANNEX I


          ANNEX I FORMS AN INTEGRAL PART OF THIS PROSPECTUS SUPPLEMENT.

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered [___________________] Certificates will be available only in book-entry form. Investors in these Global Securities may hold such Global Securities through [any] of DTC, [Clearstream or Euroclear]. The Global Securities will be tradable as home market instruments in [both] the [European and] U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         [Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).]

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         [Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.]

         Non-U.S. holders (as described below) of Global Securities will be subject top U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. [As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC Participants.]

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         [Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.]

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         [TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable t conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND/OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.]

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities [through Clearstream or Euroclear] (or through DTC if the holder has an address outside the U.S.[)] will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-US. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-US. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-US. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN. Form W-8BEN may be filed by the Certificate Owners or his agent.

         EXEMPTION FOR US. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         US. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-BEN and Form W-8ECI are effective for three calendar years.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

================================================================================
UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            _________________________

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

================================================================================


                         ______ [HOME EQUITY] LOAN TRUST
                                     200_-__
                           ISSUER OF THE CERTIFICATES


                                   $__________

                 [MORTGAGE-BACKED] [ASSET-BACKED] CERTIFICATES,
                                 SERIES 200_-__

                            $_______ CLASS A-1, [ ]%
                                PASS-THROUGH RATE

                            $_______ CLASS A-2, [ ]%
                                PASS-THROUGH RATE

                            $_______ CLASS A-3, [ ]%
                                PASS-THROUGH RATE


                         _______________________________

                              PROSPECTUS SUPPLEMENT
                         _______________________________


                            BEAR, STEARNS & CO. INC.
                                 ______ __,.200_


================================================================================

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated June 13, 2005

Prospectus Supplement
(To Prospectus dated ___________, 200__)

                                 $______________
                 ________________ HOME LOAN OWNER TRUST 200_-__

                      MORTGAGE-BACKED NOTES, SERIES 200_-__

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

             $________ (approximate) Class A, [ %] Pass-Through Rate $________ (approximate) Class M-1, [ %] Pass-Through Rate $________ (approximate) Class M-2, [ %] Pass-Through Rate
THE TRUST

         o The trust will issue [___] classes of notes and certificates, of which the three classes of notes listed above are offered by this prospectus supplement and the accompanying prospectus.

         o The trust assets will consist primarily of a pool of fixed-rate, closed-end home equity loans generally secured by second liens on one- to four-family residential properties.

THE NOTES

         o        The notes are primarily secured by the trust assets.

         o The notes are not insured or guaranteed by any governmental agency or any other entity.

         o After the first payment date on which an option to redeem the notes may be exercised, the note rate on each class of notes will increase by ___% if the option is not exercised.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The underwriter named below will offer the notes listed above in negotiated transactions. Proceeds to the depositor are expected to be approximately $_____________, before deducting issuance expenses estimated to be $___________. See "Underwriting" in this prospectus supplement.

         [To the extent required, this prospectus supplement and prospectus may also be used by Bear, Stearns & Co. Inc. in market-making transactions in the offered notes as described under "Underwriting" in this prospectus supplement.]

                           ___________________________
--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE PROSPECTUS.
This prospectus supplement may be
used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

                            BEAR, STEARNS & Co. Inc.
            The date of this prospectus supplement is _______, 200_.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary of Terms................................................................
Risk Factors....................................................................
Use of Proceeds.................................................................
Description of the Trust........................................................
The Home Loan Pool..............................................................
The Seller......................................................................
The Servicer....................................................................
Description of Credit Enhancement...............................................
Description of the Securities...................................................
Description of the Transfer and Servicing Agreements............................
Prepayment and Yield Considerations.............................................
Material Federal Income Tax Consequences........................................
ERISA Considerations............................................................
Underwriting....................................................................
Legal Investment Considerations.................................................
Ratings.........................................................................
Legal Opinions..................................................................
Glossary of Terms...............................................................

                                   PROSPECTUS

Important Notice About Information in this Prospectus and Each Accompanying
Prospectus Supplement...........................................................
Risk Factors....................................................................
Description of the Securities...................................................
The Trust Funds.................................................................
Credit Enhancement..............................................................
Servicing of Loans..............................................................
The Agreements..................................................................
Material Legal Aspects of the Loans.............................................
The Depositor...................................................................
Use of Proceeds.................................................................
Material Federal Income Tax Considerations......................................
Penalty Avoidance...............................................................
Reportable Transaction..........................................................
State and Local Tax Considerations..............................................
ERISA Considerations............................................................
Legal Matters...................................................................
Financial Information...........................................................
Available Information...........................................................
Incorporation of Certain Information by Reference...............................
Ratings.........................................................................
Legal Investment Considerations.................................................
Plan of Distribution............................................................
Glossary of Terms...............................................................

                                SUMMARY OF TERMS

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

         THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

Title of Series:                         Home Loan Asset-Backed Notes, Series
                                         _______ - ____

Trust:                                   _____ Home Loan Owner Trust _______ -
                                         _____

Offered Notes:                           Class A, Class M-1 and Class M-2 Notes

Non-Offered Certificates:                Class A-IO, Class B-1, Class B-2, Class
                                         B-3, Class B-4 and Residual Interest
                                         Certificates

Seller and Originator:                   __________________

Servicer:                                __________________

Depositor:                               Bear Stearns Asset Backed Securities I
                                         LLC

Indenture Trustee/Co-Owner
   Trustee:                              __________________________

Owner Trustee:                           __________________________, acting not
                                         in its individual capacity but solely
                                         as owner trustee

Cut-off Date:                            The close of business on __________ __,
                                         200_

Closing Date:                            On or about ___________ __, 200_

Maturity Date:                           ____________________.

THE OFFERED NOTES

On the closing date, the trust will issue the three classes of notes listed on the cover of this prospectus supplement. Only the notes are being offered to you by this prospectus supplement and the accompanying prospectus.

Each class of notes that is being offered will be in book-entry form in minimum denominations of $25,000 clearing through DTC [in the United States or Clearstream or Euroclear in Europe].

See "Description of the Securities--Book-Entry Registration" in this prospectus supplement.

THE TRUST

The trust will be a Delaware business trust formed under a trust agreement among the depositor, the owner trustee and the co-owner trustee.

The assets of the trust include:

o a pool of fixed rate, closed-end home equity loans, secured primarily by second liens on one- to four-family residential properties and the related loan files;

o payments of interest due on the loans received on or after the cut-off date;

o property that secured a home equity loan and has been acquired after the closing date by foreclosure or deed in lieu of foreclosure;

o rights of the depositor under the home equity loan purchase agreement under which the depositor purchased the home equity loans from the seller;

o rights of the seller under certain hazard insurance policies covering the mortgaged properties; and

o funds on deposit in certain accounts described in this prospectus supplement.

THE SERVICER

The servicer is a ____________. Under the terms of the sale and servicing agreement, the servicer will have the contractual responsibility to service, manage and make collections on the loans in the trust. Each calendar month the servicer will retain as a fee for its services a portion of the interest payments on the loans equal to one-twelfth of ___% of the principal balance of each loan.

DEPOSITOR

The depositor is a Delaware limited liability company and an affiliate of Bear, Stearns & Co. Inc. The depositor will acquire the loans from the seller and will then sell them to the trust in exchange for the notes and the certificates.

NO OBLIGOR OR GUARANTOR

The notes do not represent the obligation of any entity other than the trust. Neither the notes nor the loans in the trust are insured or guaranteed by any governmental agency or any other entity.

PAYMENT DATE

You will receive payments on the notes on the 25th day of each month, beginning in ________ 200_. If the 25th day is not a business day, then the distribution date will be the next business day.

LOAN STATISTICS

The home loans will have the following characteristics as of the close of business on ______________, 200_:

o        number of loans: __________

o        aggregate principal balance: $___________

o        average principal balance of loans: $__________ (approximate)

o        principal balances of loans range: $__________ to $_________

o        mortgaged property location: ____ states

o        interest rates range:  ______% to ______%

o        weighted average interest rate: ______% (approximate)

o        loan age range:  ___ to ___ months

o        weighted average loan age:  ___ months (approximate)

o        combined loan-to-value ratio range:  ______% to ______% (approximate)

o        weighted average combined loan-to-value ratio:  ______% (approximate)

See "The Home Loan Pool" in this prospectus supplement for additional information.

LOAN CHARACTERISTICS

Interest on the home loans will accrue at a fixed rate calculated on the "actuarial interest" method.

The home loans are fully amortizing.

A majority of the home loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

Borrowers used their loan proceeds to finance

o        property improvements,

o        debt consolidation, or

o a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes.

SEE "THE HOME LOAN POOL" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL
INFORMATION.

MONTHLY EXPENSE ADVANCES

The servicer may make cash advances on behalf of the trust to cover customary property protection expenses. Neither the servicer nor any other entity is required to advance delinquent principal or interest.

SEE "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

INTEREST PAYMENTS ON THE NOTES

Interest on the notes will accrue during the calendar month prior to the applicable payment date. The indenture trustee will calculate interest based on an assumed 360-day year of twelve 30-day months. On each payment date, you will be entitled to the following amounts:

o interest accrued on your note balance during the related accrual period at the related note rate;

o        any interest that was due on a prior payment date and was not paid; and

o interest accrued at the related note rate on the amount of interest previously due and not paid to the extent permitted by applicable law.


PRINCIPAL PAYMENTS ON THE NOTES

You will be entitled to the principal collected during the prior due period on the loans in the trust to the extent and in the order of priority described in this prospectus supplement under the heading "Description of the Transfer and Servicing Agreements--Priority of Payments."

For a period of at least three years from the closing date, all principal received on the home loans will be payable solely to the Class A Notes, until their principal balance has been reduced to zero.

SEE "DESCRIPTION OF THE SECURITIES--PAYMENTS" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION.

CREDIT ENHANCEMENT

Losses on the home loans will be allocable first to the certificates and then to the Class M-2, Class M-1 and Class A-1 Notes, in that order.

OPTIONAL REDEMPTION

The holder of the Residual Interest Certificate, at its option, may effect an early redemption of the notes (and purchase of the certificates) on any payment date after the aggregate principal balance of the loans in the trust is reduced to 5% of the aggregate principal balance of the loans as of the cut-off date. If the Residual Interest Certificateholder fails to exercise its option for 30 days or more, the servicer will have the right to do so on the same terms as the Residual Interest Certificateholder.

If the option to redeem the notes is not exercised, the interest rate of each class of notes will be increased by 0.50%.

FEDERAL TAX CONSIDERATIONS

For federal income tax purposes:

o Tax counsel is of the opinion that the notes will be treated as debt instruments.

o You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

ERISA CONSIDERATIONS

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, can limit investments by certain pension and other employee benefit plans.

Pension and other employee benefit plans should be able to purchase investments like the notes so long as they are treated as debt under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the application of the provisions of ERISA and the Internal Revenue Code and the availability of any exemptions.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION.

LEGAL INVESTMENT CONSIDERATIONS

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1974, as amended.

NOTE RATINGS

The trust will not issue the notes unless they receive the following ratings:

Class       [Rating Agency]   [Rating Agency]

  A
M-1
M-2

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by any rating agency.

SEE "RATINGS" AND "RISK FACTORS--RATINGS OF THE NOTES SHOULD BE VIEWED WITH CAUTION" IN THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL INFORMATION

LISTING

The notes are not listed, and no party to the transaction intends to list the notes on any stock exchange or to quote them in the automated quotation system of a registered securities association.

RISK FACTORS

There are risks associated with an investment in the notes. You should consider carefully the material risks disclosed under the heading "Risk Factors" beginning on page S-9 of this prospectus supplement and beginning on page 4 of the accompanying prospectus.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IDENTIFIES THE PRINCIPAL RISK FACTORS OF AN INVESTMENT IN THE CERTIFICATES.

It may be difficult to .........The underwriter intends to make a secondary
resell the notes                market for the notes but has no obligation to do
                                so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield.
                                The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.
                                The secondary market for mortgage-backed and asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.


Prepayments on the loans may    All of the home loans in the trust may be
fluctuate and affect the        prepaid in whole or in part at any time although
average lives of your notes..   [ ] % require the payment of a prepayment fee
                                for a limited period. Home loans like those in the trust have been originated in significant volume only during the past few years, and the depositor is not aware of any publicly available studies or statistics on their rate of prepayment. Generally, these loans are not viewed by borrowers as permanent financing. As a result, the home loans in the trust may have a higher rate of prepayment than traditional loans. The prepayment experience of the trust may be affected by a wide variety of factors, including

                                    o        general economic conditions,

                                    o        prevailing interest rates,

                                    o        availability of alternative
                                             financing, and

                                    o        homeowner mobility.

                                In addition, all of the home loans have
                                due-on-sale provisions, which the servicer is required to enforce unless enforcement is not allowed by applicable law.

                                The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the home loans in the trust, the loans are likely to prepay at a higher rate than if prevailing interest rates remained at or above the interest rates of these loans.

                                The rate of prepayments on the home loans may affect the average life of your notes.

Credit enhancement may be       Credit enhancement will be provided by
inadequate

                                    o        the subordination of the
                                             certificates to the notes,

                                    o        the subordination of the Class M-2
                                             Notes to the Class M-1 and Class A
                                             Notes, and

                                    o        the subordination of the Class M-1
                                             Notes to the Class A Notes. The
                                             notes are not insured by any
                                             financial guaranty insurance
                                             policy.

                                If the home loans experience higher rates of delinquencies, defaults or losses than initially expected, the amounts available from the credit enhancement may be inadequate to cover the resulting delays or shortfalls in payments. If the amounts available from the available credit enhancement are inadequate, noteholders will bear the risk of any resulting delays in payment or losses.

Home loans pose particular      As purchasers of notes, you are protected to the
risks of defaults..             extent of the available of credit enhancement
                                As purchasers of notes, you are protected to the extent of the available of credit enhancement against the risk of losses realized on the home loans. However, in the event that the credit enhancement provides inadequate protection, you will bear the losses on the home loans in the trust. The risks associated with the home loans include the following:

                                EARLY DEFAULT. Defaults on home loans are generally expected to occur more frequently in the early years of their terms. The weighted average number of months since origination of the home loans as of the cut-off date is approximately ___ months, which is not a sufficiently long period of time to develop reliable performance data. Delinquencies may increase as the home loans become more seasoned.

                                HIGH LTV RATIOS. Most of the home loans are secured by liens on the mortgaged properties in which the borrowers have little or no equity. Approximately _____% of the home loans have original combined loan-to-value ratios in excess of 100%. Home loans with high original combined loan-to-value ratios will be more sensitive to declining property values than those with lower original combined loan-to-value ratios and therefore may experience a higher incidence of default. In addition, in the case of home loans with original combined loan-to-value ratios near or in excess of 100%, if the related borrowers sell their homes, they may be unable to repay the home loans in full from the sale proceeds of the financed properties and other funds available. Accordingly, those loans likely may experience higher rates of delinquencies, defaults and losses. In the case of loans the proceeds of which were used in whole or in part for debt consolidation, the related borrower may incur further consumer debt. This reloading of debt could impair the ability of the borrower ultimately to repay the home loan.

                                JUNIOR LIENS. Substantially all of the home loans are secured by liens junior to one or more senior liens on the related mortgaged properties. In general, a junior lienholder may not foreclose on the related mortgaged property unless it forecloses subject to the senior lien(s), in which case it must either pay the entire amount due under the senior mortgage or agree to make payments under the senior mortgage if the borrower is in default. As a result, in general, the servicer does not expect to foreclose on home loans secured by junior liens.

                                SELLER'S ABILITY TO REPURCHASE DEFECTIVE HOME LOANS. We cannot assure you that, at any particular time, the seller will be capable, financially or otherwise, of repurchasing home loans where repurchase is required as a result of breaches of representations and warranties or defects in the loan files that have not been cured. If the seller does not make these repurchases, the indenture trustee will use reasonable efforts to enforce the obligations of the seller to repurchase defective home loans. However, we cannot assure you that any recoveries will be adequate to fully cover amounts owing on the affected loans.

Servicer does not advance       If a borrower is delinquent or in default on a
delinquent payments             home loan, no other party will have any
                                obligation to advance scheduled monthly payments of principal and interest on that loan. As a result, the amount of principal and interest received on the home loans during any particular due period may be less than the amount of principal and interest payable on the securities on the related payment date.

Underwriting standards          The seller's underwriting standards generally
may affect loan performance     are less stringent than those of Fannie Mae or
                                Freddie Mac. For example, a borrower's past credit history may not preclude the seller from originating or purchasing a loan to that borrower, but it will reduce the size (and thus the combined loan-to-value ratio) of the loan that the seller is willing to originate or purchase. As a result of this approach to underwriting, the home loans in the trust may have higher rates of delinquencies, defaults and foreclosures than loans underwritten in accordance with Fannie Mae's or Freddie Mac's guidelines. If loan losses occur, you may experience a loss on the notes.

Security interest will not be   ____________ or ______________________, as
perfected in all home loans     applicable, will deliver to ____________ the
                                assignments of the home loan mortgages in recordable form within thirty days of the closing date. The indenture trustee will deliver all the assignments for recordation.

                                _____________will deliver to the custodian the mortgage notes, the mortgages and any assumption or modification agreements relating to the home loans on or before the closing date and will deliver the assignments of each mortgage in recordable form within ninety days of the closing date. However, assignments of the mortgages to the indenture trustee will not be recorded in _________________ and ____________.
                                Before delivery and recordation, the indenture trustee's interest in the mortgages, the mortgage notes and any proceeds from the home loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of ____________.

                                In certain states where mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee will have the result of making the sale of the home loans potentially ineffective against:

                                    o        any creditors of __________ who may
                                             have been fraudulently or
                                             inadvertently induced to rely on
                                             the home loans as assets of
                                             __________; or

                                    o        any purchaser of a home loan who
                                             had no notice of the prior
                                             conveyance to the trust if the
                                             purchaser perfects his interest in
                                             the loan by taking possession of
                                             the related documents or other
                                             evidence of indebtedness or
                                             otherwise.

                                In either case, the trust would be an unsecured creditor of ____________.

Only limited historical         ____________ has limited historical delinquency
delinquency, loss and           and default experience for purposes of
prepayment information is       estimating the future delinquency and loss
available                       experience of the home loans in the trust. In
                                addition, the servicer does not have any meaningful historical performance data available for its portfolio of home loans similar to the home loans in the trust that are serviced for others because they reflect a variety of underwriting guidelines.

Geographic concentration of     Approximately _____% of the home loans (by
the loans may adversely         principal balance as of the cut-off date) are
affect loan performance         secured by properties located in ________. To
                                the extent that _______ has experienced or experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, this concentration of loans and contracts in ______ may increase the related risks. The depositor cannot quantify the impact of any recent property value declines on the loans in the trust or predict whether, to what extent or for how long these declines would continue.

Ratings of the notes should     The ratings of the notes will depend primarily
be viewed with caution          upon an assessment by the rating agencies of the
                                home loans in the trust and upon the adequacy of credit enhancement. The rating agencies may reduce, suspend or withdraw the ratings of the notes at any time. When the rating agencies rate the notes, they are not recommending that you purchase, hold or sell the notes, as their ratings do not speak to the market price paid by, or the general suitability for, a particular investor. We cannot assure you that the ratings will stay the same for any given period of time or that the rating agencies will not lower or withdraw them.

                                 USE OF PROCEEDS

         The proceeds from the sale of the notes, net of certain expenses, will be used by the trust to purchase the home loans from the depositor. The depositor will use the proceeds from the sale of the loans to the trust for the purchase of the loans from the seller. The seller in turn will use all or a substantial portion of the proceeds from the sale of the loans for general corporate purposes.

                            DESCRIPTION OF THE TRUST

GENERAL

         The ________________ Home Loan Owner Trust 200_-_ will be a business trust formed under the laws of the state of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than

o acquiring, holding and managing the home loans and the other assets of the trust and proceeds of those assets,

o        issuing the securities, including the notes and the certificates

o        making payments on the securities, and

o        engaging in related activities.

         On the closing date, the trust will purchase from the depositor home loans having an aggregate original pool principal balance of approximately $______________ as of the cut-off date, under the sale and servicing agreement to be dated as of _________ 1, 200_, among the trust, the depositor, the seller, the servicer, the co-owner trustee, the custodian and the indenture trustee. The depositor will purchase the home loans from the seller on the closing date under the home loan purchase agreement dated as of _________ 1, 200_, between the seller and the depositor.

         The assets of the trust will consist primarily of the home loans. The assets of the trust will also include:

o payments of accrued interest and principal collected in respect of the home loans in the trust received after the cut-off date;

o amounts on deposit in the collection account (excluding investment income thereon), the note payment account and the certificate distribution account;

o        the related home loan files and credit files; and

o certain other ancillary or incidental funds, rights and properties related to the foregoing.

On the closing date, the trust will include the unpaid principal balance of each home loan as of the cut-off date. The "principal balance" of a home loan on any day is equal to its cut-off date principal balance, minus all principal reductions credited against the principal balance of that loan since the cut-off date. The principal balance of a Liquidated Home Loan is zero.

         The servicer will be required to service the home loans pursuant to the sale and servicing agreement and will be compensated for its services as described under "Description of the Transfer and Servicing
Agreements--Servicing" in this prospectus supplement.

         The trust's principal offices are located in Wilmington, Delaware, in care of _____________________, as owner trustee, at the address set forth under "--The Owner Trustee and Co-Owner Trustee" below.

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

         ____________________ will act not in its individual capacity but solely as the owner trustee under the trust agreement. ______________________ is a Delaware _____________________ and its principal offices are located at ____________________________________, Delaware ________.

         Certain functions of the owner trustee under the trust agreement and the sale and servicing agreement will be performed by _________________________, in its capacity as co-owner trustee, including maintaining the certificate distribution account and making distributions from that account.

         ______________________ will also perform certain additional administrative functions on behalf of the trust pursuant to the terms of the administration agreement dated as of _________ 1, 200_ among the trust, _______________________ and ___________, as co-administrator.
______________________ will also perform custodial functions as custodian on behalf of the trust pursuant to the terms of the sale and servicing agreement.

                               THE HOME LOAN POOL

GENERAL

         The home loan pool will consist of the home loans conveyed to the trust the related net proceeds of which were used to finance

         o        property improvements,

         o        debt consolidation, or

         o a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes.

         Substantially all of the mortgage, deeds of trust and other security instruments securing the home loans will be junior in priority to one or more senior liens on the related mortgaged properties, which will consist primarily of owner-one-to four occupied single family residences. Substantially all of the home loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

         The "combined loan-to-value ratio" of a home loan means the fraction, expressed as a percentage, the numerator of which is the principal balance of that loan at origination plus, in the case of a junior lien home loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of that home loan, and the denominator of which is the appraised or stated value of the related mortgaged property at the time of origination (determined as described under "The Seller--Underwriting Criteria" in this prospectus supplement).

         For a description of the underwriting criteria applicable to the home loans, see "The Seller--Underwriting Criteria" in this prospectus supplement.

         All of the home loans were acquired by the seller, were sold by the seller to the depositor under the home loan purchase agreement, and sold by the depositor to the trust under the sale and servicing agreement. Under the indenture, the trust will pledge and assign the home loans to the indenture trustee for the benefit of the noteholders. The trust will be entitled to all payments of interest and principal and all proceeds received in respect of the home loans on or after the cut-off date.

PAYMENTS ON THE HOME LOANS

         Each home loan provides for a schedule of payments that, if timely paid, will be sufficient to amortize fully the principal balance of the loan on or before its maturity date. The scheduled monthly payment dates of the home loans vary. Each home loan bears interest at a fixed rate. Interest on the home loans will accrue on an "actuarial interest" method. No home loan provides for deferred interest or negative amortization.

         The actuarial interest method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination. Payments received after a grace period following the scheduled day are subject to late charges. A scheduled payment on a home loan received either earlier or later than its scheduled due date will not affect the amortization schedule or the relative application of the payment to principal and interest of the loan.

         Certain borrowers are covered by credit life insurance policies and involuntary unemployment insurance policies, which provide for payment in full of the outstanding principal balance of the related home loans in the event of the accidental death or disability of the borrower, or for payment of the applicable monthly payment (up to $500 per month) in the case of employment interruption. The credit life insurance policies and involuntary unemployment insurance policies generally have terms of five years. If a borrower covered by such a policy elects to cancel it, the amount of the premium refund payable in connection with the cancellation will be applied as a principal payment on the related home loan. Any proceeds received by the trust in respect of these types of insurance policies will affect the rate of prepayments on the home loans. See "Prepayment and Yield Considerations" in this prospectus supplement.

CHARACTERISTICS OF THE HOME LOANS

         Set forth below is certain statistical information regarding characteristics of the home loans expected to be included in the trust as of the date of this prospectus supplement. Prior to the closing date, the seller may remove any of the home loans intended for inclusion in the trust, substitute comparable loans or add comparable loans to the pool; provided, however, that the aggregate principal balance of home loans that are removed, replaced or added will not exceed 5% of the aggregate principal balance of the entire pool. As a result, the statistical information presented below regarding the characteristics of the home loans expected to be included in the trust may vary in certain respects from comparable information based on the actual composition of the home loan pool at the closing date. A schedule of the home loans included in the trust as of the closing date will be attached to the sale and servicing agreement.

         The home loans expected to be included in the trust will consist of approximately ________ loans having an aggregate principal balance of approximately $__________. Approximately _____% of the home loans (by principal balance as of the cut-off date) were 30-59 days delinquent in payment as of that date. Approximately _____% of the home loans (by principal balance as of the cut-off date) were 60 days or more delinquent in payment as of that date.

         Except as provided in the second preceding paragraph, the home loans are expected to have the approximate characteristics as of the cut-off date set forth in the tables beginning on the following page. The sums of the amounts and percentages in the following tables may not equal the totals shown due to rounding.

         Wherever reference is made in this prospectus supplement to a percentage of the home loans, the percentage is determined (unless otherwise specified) on the basis of the aggregate principal balance of the entire pool as of the cut-off date.

                                   LOAN RATES



                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
RANGE OF                   NUMBER OF           PRINCIPAL         BY AGGREGATE
LOAN RATES (%)             HOME LOANS           BALANCE       PRINCIPAL BALANCE
--------------             ----------           -------       -----------------

10.51 to 11.00...........                  $                                  %
11.01 to 11.50...........
11.51 to 12.00...........
12.01 to 12.50...........
12.51 to 13.00...........
13.01 to 13.50...........
13.51 to 14.00...........
14.01 to 14.50...........
14.51 to 15.00...........
15.01 to 15.50...........
15.51 to 16.00...........
16.01 to 16.50...........
16.51 to 17.00...........
17.01 to 17.50...........
17.51 to 18.00...........
                           ----------           -------       -----------------

      Total..............                  $                       100.00%
                           ==========           =======       =================

         The weighted average loan rate of the home loans as of the cut-off date was approximately _____% per annum.

                           CURRENT PRINCIPAL BALANCES



                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
RANGE OF CUT-OFF DATE      NUMBER OF           PRINCIPAL         BY AGGREGATE
PRINCIPAL BALANCES ($)     HOME LOANS           BALANCE       PRINCIPAL BALANCE
----------------------     ----------           -------       -----------------
Up to 10,000.00...........                 $                                  %
10,000.01 to 20,000.00....
20,000.01 to 30,000.00....
30,000.01 to 40,000.00....
40,000.01 to 50,000.00....
50,000.01 to 60,000.00....
60,000.01 to 70,000.00....
70,000.01 to 80,000.00....
80,000.01 to 90,000.00....
                           ----------           -------       -----------------
      Total...............                 $                       100.00%
                           ==========           =======       =================

         The average principal balance of the home loans as of the cut-off date was approximately $_________.

                        ORIGINAL LOAN PRINCIPAL BALANCES



                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
RANGE OF ORIGINAL          NUMBER OF           PRINCIPAL         BY AGGREGATE
PRINCIPAL BALANCES ($)     HOME LOANS           BALANCE       PRINCIPAL BALANCE
---------------------      ----------           -------       -----------------
Up to 10,000.00...........                 $                                  %
10,000.01 to 20,000.00....
20,000.01 to 30,000.00....
30,000.01 to 40,000.00....
40,000.01 to 50,000.00....
50,000.01 to 60,000.00....
60,000.01 to 70,000.00....
70,000.01 to 80,000.00....
80,000.01 to 90,000.00....
                           ----------           -------       -----------------
      Total...............                 $                       100.00%
                           ==========           =======       =================

         The average principal balance of the home loans at origination was approximately $_________.

                           REMAINING TERMS TO MATURITY


                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
Range of Remaining         NUMBER OF           PRINCIPAL         BY AGGREGATE
Term to Maturity (Months)  HOME LOANS           BALANCE       PRINCIPAL BALANCE
-------------------------  ----------           -------       -----------------
  0 to  48.................                $                                  %
 49 to  60.................
 61 to 120.................
121 to 180.................
181 to 240.................
241 to 300.................
                           ----------           -------       -----------------
     Total.................                $                       100.00%
                           ==========           =======       =================

         The weighted average remaining term to maturity of the home loans as of the cut-off date was approximately ___ months.


                            ORIGINAL TERM TO MATURITY



                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
RANGE OF MONTHS            NUMBER OF           PRINCIPAL         BY AGGREGATE
SINCE ORIGINATION          HOME LOANS           BALANCE       PRINCIPAL BALANCE
-----------------          ----------           -------       -----------------
  0 to  60.................                $                                  %
 61 to 120.................
121 to 180.................
181 to 240.................
241 to 300.................
                           ----------           -------       -----------------
     Total.................                $                       100.00%
                           ==========           =======       =================

         The weighted original term to maturity of the home loans as of the cut-off date was approximately ___ months.

                            GEOGRAPHIC CONCENTRATION



                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
                           NUMBER OF           PRINCIPAL         BY AGGREGATE
STATE                      HOME LOANS           BALANCE       PRINCIPAL BALANCE
--------------             ----------           -------       -----------------
Alabama....................                $                                  %
Alaska.....................
Arizona....................
Arkansas...................
California.................
Colorado...................
Connecticut................
Delaware...................
Florida....................
Georgia....................
Idaho......................
Illinois...................
Indiana....................
Iowa.......................
Kansas.....................
Kentucky...................
Louisiana..................
Maine......................
Maryland...................
Massachusetts..............
Michigan...................
Minnesota..................
Mississippi................
Missouri...................
Montana....................
Nebraska...................
Nevada.....................
New Hampshire..............
New Jersey.................
New Mexico.................
New York...................
North Carolina.............
North Dakota...............
Ohio.......................
Oklahoma...................
Oregon.....................
Pennsylvania...............
Rhode Island...............
South Carolina.............
South Dakota...............
Tennessee..................
Texas......................
Utah.......................
Virginia...................
Washington.................
West Virginia..............
Wisconsin..................
Wyoming....................
                           ----------           -------       -----------------
      Total................                $                       100.00%
                           ==========           =======       =================

                                  CREDIT SCORES

                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
RANGE OF                   NUMBER OF           PRINCIPAL         BY AGGREGATE
CREDIT SCORES              HOME LOANS           BALANCE       PRINCIPAL BALANCE
-------------              ----------           -------       -----------------
620 to 639.................                $                                  %
640 to 659.................
660 to 679.................
680 to 699.................
700 to 719.................
720 to 739.................
740 to 759.................
760 to 779.................
780 to 799.................
Greater than or equal
  to 800...................
                           ----------           -------       -----------------
      Total................                $                       100.00%
                           ==========           =======       =================

         Credit scores were determined prior to the origination of the related home loans. The weighted average credit score of the home loans as of the cut-off date was approximately ___.


                              DEBT-TO-INCOME RATIOS

                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
RANGE OF                   NUMBER OF           PRINCIPAL         BY AGGREGATE
DEBT-TO-INCOME RATIOS(%)   HOME LOANS           BALANCE       PRINCIPAL BALANCE
-----------------------    ----------           -------       -----------------
5.01 to 10.00..............                $                                  %
10.01 to 15.00.............
15.01 to 20.00.............
20.01 to 25.00.............
25.01 to 30.00.............
30.01 to 35.00.............
35.01 to 40.00.............
40.01 to 45.00.............
45.01 to 50.00.............
50.01 to 55.00.............
55.01 to 60.00.............
                           ----------           -------       -----------------
      Total................                $                       100.00%
                           ==========           =======       =================

         The weighted average debt-to-income ratio of the home loans as of the cut-off date was approximately _____%.

                          COMBINED LOAN-TO-VALUE RATIOS



                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
RANGE OF COMBINED          NUMBER OF           PRINCIPAL         BY AGGREGATE
LOAN-TO-VALUE RATIOS(%)    HOME LOANS           BALANCE       PRINCIPAL BALANCE
-----------------------    ----------           -------       -----------------
  15.01 to   20.00.........                $                                  %
  25.01 to   30.00.........
  30.01 to   35.00.........
  35.01 to   40.00.........
  40.01 to   45.00.........
  45.01 to   50.00.........
  50.01 to   55.00.........
  55.01 to   60.00.........
  60.01 to   65.00.........
  65.01 to   70.00.........
  70.01 to   75.00.........
  75.01 to   80.00.........
  80.01 to   85.00.........
  85.01 to   90.00.........
  90.01 to   95.00.........
  95.01 to 100.00..........
100.01 to 105.00...........
105.01 to 110.00...........
110.01 to 115.00...........
115.01 to 120.00...........
120.01 to 125.00...........
125.01 to 130.00...........
Greater than 130.00........
                           ----------           -------       -----------------
      Total................                $                       100.00%
                           ==========           =======       =================

                            MORTGAGED PROPERTY TYPES



                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
                           NUMBER OF           PRINCIPAL         BY AGGREGATE
PROPERTY TYPE              HOME LOANS           BALANCE       PRINCIPAL BALANCE
-------------              ----------           -------       -----------------
Single Family..............                $                                  %
Condominium................
Multifamily................
Manufactured Housing.......
Two Families...............
                           ----------           -------       -----------------
      Total................                $                       100.00%
                           ==========           =======       =================

                                  LIEN POSITION

                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
                           NUMBER OF           PRINCIPAL         BY AGGREGATE
LIEN POSITION              HOME LOANS           BALANCE       PRINCIPAL BALANCE
-------------              ----------           -------       -----------------
First Lien.................                $                                  %
Second Lien................
Third Lien.................
                           ----------           -------       -----------------
      Total................                $                       100.00%
                           ==========           =======       =================


                                 OCCUPANCY TYPE

                                                                  PERCENT OF
                                               AGGREGATE            TOTAL
                           NUMBER OF           PRINCIPAL         BY AGGREGATE
OCCUPANCY TYPE             HOME LOANS           BALANCE       PRINCIPAL BALANCE
--------------             ----------           -------       -----------------
Owner Occupied.............                $                                  %
Non-Owner Occupied.........
                           ----------           -------       -----------------
      Total................                $                       100.00%
                           ==========           =======       =================


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                                   THE SELLER

GENERAL

         ____________________________ is a ___________________________ with its principal offices at ________________________________ (telephone:
_____________).

         [Seller Information]

PURCHASE OF HOME LOANS

         _____________ purchased the home loans from originators which had been contacted by ______________________________, a __________________ with its principal offices located in _____________________. In connection with ____________'s purchase of the home loans, ____________, through its subsidiary,
________________, a _____________________, re-underwrote the home loans in accordance with the re-underwriting guidelines for ______________________ Loan Program.

UNDERWRITING CRITERIA

[Description of Underwriting Criteria]
REPURCHASE OR SUBSTITUTION OF DEFECTIVE HOME LOANS

         The trust will have the option after the closing date to deposit monies into the collection account and release from the lien of the indenture any home loan upon foreclosure or default of the loan. The seller will be obligated either to repurchase any defective home loan or to remove the defective home loan and substitute a qualified substitute home loan. The purchase or repurchase of any home loan in this way (rather than its replacement through substitution) will result in accelerated principal payments on the securities.

         A home loan is deemed to be a defective home loan if the loan is in material breach of any of the representations and warranties made by the seller with respect to the loan in the home loan purchase agreement. From the date when it discovers or is notified of any such breach, the seller has 60 days to

         o        cure the breach in all material respects, or

         o repurchase the defective home loan on or before the first determination date after the 60-day period.

         Any repurchase will be effected at a purchase price equal to the principal balance of the defective home loan as of the date of repurchase, plus all accrued and unpaid interest on the loan to and including the due date in the most recent Due Period computed at the applicable loan rate. In lieu of repurchasing a defective home loan, the seller may replace the defective loan with one or more qualified substitute home loan(s).

         A "qualified substitute home loan" is a home loan substituted by the seller for a defective home loan, which, on the date of substitution:

         o has an interest rate that differs from the loan rate of the defective home loan it replaces by no more than one percentage point,

         o matures not more than one year later than and not more than one year earlier than the defective home loan,

         o has a principal balance (after application of all payments received on or prior to the date of the substitution) equal to or less than the principal balance of the defective home loan as of such date,

         o        has a lien priority no lower than the defective home loan,

         o complies as of the date of substitution with each representation and warranty set forth in the home loan purchase agreement with respect to the home loans, and

         o has a borrower with a comparable credit grade classification to that of the borrower under the defective home loan.

If a defective home loan is replaced by one or more qualified substitute home loans, the qualified substitute home loans may meet the criteria set forth in the first, second, third and last bullets above on an aggregate or weighted average basis.

         If the aggregate outstanding principal balance of the qualified substitute home loan(s) is less than the outstanding principal balance of the defective home loan(s), the seller will also deposit in the collection account a substitution adjustment amount equal to the shortfall. This will result in a prepayment of principal on the securities then entitled to receive principal in the amount of that shortfall.

         No assurance can be given that, at any particular time, the seller will be capable, financially or otherwise, of repurchasing defective home loans or substituting qualified substitute home loans in the manner described above. If the seller repurchases, or is obligated to repurchase, defective home loans from any additional series of asset backed securities, the seller's financial ability to repurchase defective home loans from the trust may be adversely affected. In addition, other events relating to the seller and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the seller to repurchase defective home loans from the trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the servicer or the indenture trustee is unable to collect all amounts due to the trust in respect of a defective home loan, the resulting loss will be borne by noteholders to the extent that the loss is not otherwise covered by amounts available from the applicable credit enhancement. See "Risk Factors--Credit enhancement may be inadequate" in this prospectus supplement.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SELLER

         The seller has no historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the home loans underwritten pursuant to _______________ Loan Program described in this prospectus supplement. The seller began acquiring home loans comparable to the home loans in ________________. Accordingly, there is insufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of home loans similar to the home loans. See "Risk Factors--Only limited historical delinquency, loss and payment information is available" in this prospectus supplement.

DUTIES OF CO-ADMINISTRATOR

         ___________, as co-administrator, will also perform certain administrative functions on behalf of the trust pursuant to the administration agreement.

                                  THE SERVICER

GENERAL

         The servicer will service the home loans in accordance with the terms set forth in the sale and servicing agreement and will be entitled to the servicing fee and to certain additional servicing compensation. The servicer may perform any of its obligations under the sale and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the home loans. The information set forth in this section has been provided by the servicer without independent verification by the depositor or the seller.

THE SERVICER

         _________________, the servicer, is a subsidiary of _______________, a
______________________, with its principal executive offices located in
_______________________ with assets as of ________________, ______, in excess of
$__________.

[Servicer Information]

         Servicer Events of Default. Subject to applicable cure periods, a "servicer event of default" will consist of any one of the following:

         o any failure of the servicer to deposit in the collection account any amount required to be deposited under the sale and servicing agreement, which failure continues unremedied for two business days;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure continues unremedied for a period of 30 days after notice;

         o the cumulative loss experience with respect to the home loans exceeds certain levels as specified in the sale and servicing agreement; and

         o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations or the servicer shall dissolve or liquidate, in whole or part, in any material respect.

         If a servicer event of default occurs, the indenture trustee may remove the servicer. Removal of the trustee will be mandatory if the indenture trustee receives the directive of the holders of a majority of the then outstanding amount of the notes. The servicer may resign, only in accordance with the terms of the sale and servicing agreement. No removal or resignation of the servicer shall become effective until the indenture trustee or a successor servicer acceptable to the indenture trustee shall have assumed the servicer's responsibilities and obligations.

         The servicer may not assign its obligations under the sale and servicing agreement, in whole or in part, unless it shall have first obtained the written consent of the indenture trustee, which consent shall not be unreasonably withheld. Any assignee must meet the eligibility requirements for a successor servicer set forth in the sale and servicing agreement.

         Delinquency and Loss Experience of the Servicer. _______________ has been servicing home loans similar to the home loans in the trust since _______________. ____________ does not have available for distribution loss and delinquency information with respect to its aggregate portfolio of home loans that are serviced for others because they were underwritten pursuant to a variety of underwriting guidelines of many different originators and aggregating their loss and delinquency experience would not provide meaningful statistics for comparison to the home loans in the trust. However, the servicer does maintain loss and delinquency information with respect to each portfolio it services for others. See "Risk Factors--Only limited historical delinquency, loss and prepayment information is available" in this prospectus supplement.

                        DESCRIPTION OF CREDIT ENHANCEMENT

SUBORDINATION AND ALLOCATION OF LOSSES

         Interest Payments. On each payment date, payments of interest on the securities will be made as follows:

                  first, to the Class A Notes and the Class A-IO Certificates pro rata (based on the amount of interest payable thereon on that payment date),

                  second, to the Class M-1 Notes,

                  third, to the Class M-2 Notes,

                  fourth, to the Class B-1 Certificates,

                  fifth, to the Class B-2 Certificates,

                  sixth, to the Class B-3 Certificates, and

                  seventh, to the Class B-4 Certificates.

No interest will be paid on a security until all required interest payments have been made on each security with a higher order of priority.

         Principal Payments. On each payment date, payments of principal on the securities will be made in the following order:

                  first, to the Class A Notes, until their Class Principal Balance is reduced to the Class A Optimal Principal Balance for that date;

                  second, to the Class M-1 Notes, until their Class Principal Balance is reduced to the Class M-1 Optimal Class Principal Balance for that date;

                  third, to the Class M-2 Notes, until their Class Principal Balance is reduced to the Class M-2 Optimal Principal Balance for that date;

                  fourth, to the Class B-1 Certificates, until their Class Principal Balance is reduced to the Class B-1 Optimal Principal Balance for that date;

                  fifth, to the Class B-2 Certificates, until their Class Principal Balance is reduced to the Class B-2 Optimal Principal Balance for that date;

                  sixth, to the Class B-3 Certificates, until their Class Principal Balance is reduced to the Class B-3 Optimal Principal Balance for that date; and seventh, to the Class B-4 Certificates, until their Class Principal Balance is reduced to the Class B-4 Optimal Principal Balance for that date.

         Subordination. The rights of the holders of the Residual Interest Certificate to receive distributions on any payment date will be subordinate to the rights of the other securityholders. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the notes and to afford them protection against losses on the home loans. See "Risk Factors--Credit enhancement may be inadequate" in this prospectus supplement.

         On each payment date, any Allocable Loss Amount will be applied to reduce the Class Principal Balance of each class of the securities in the following order:

                  first, to the Class B-4 Certificates, until their Class Principal Balance is reduced to zero;

                  second, to the Class B-3 Certificates, until their Class Principal Balance is reduced to zero;

                  third, to the Class B-2 Certificates, until their Class Principal Balance is reduced to zero;

                  fourth, to the Class B-1 Certificates, until their Class Principal Balance is reduced to zero;

                  fifth, to the Class M-2 Notes, until their Class Principal Balance is reduced to zero, and sixth, to the Class M-1 Notes, until their Class Principal Balance is reduced to zero.

No Allocable Loss Amounts will be allocated to the Class A Notes.

         On each payment date, a class of securities which previously had Allocable Loss Amounts allocated to it will be entitled to receive any Deferred Amounts available on that payment date, up to the amount of any unreimbursed allocation of Allocable Loss Amounts, in the following order of priority:

                  first, to the Class M-1 Notes,

                  second, to the Class M-2 Notes,

                  third, to the Class B-1 Certificates,

                  fourth, to the Class B-2 Certificates,

                  fifth, to the Class B-3 Certificates, and

                  sixth, to the Class B-4 Certificates.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The trust will issue the Class A, Class M-1 and Class M-2 Notes pursuant to the indenture. The trust will also issue the Class A-IO, Class B-1, Class B-2, Class B-3 Certificates, Class B-4 and the Residual Interest Certificates pursuant to the trust agreement dated as of __________ 1, _______ among the depositor, the owner trustee and the co-owner trustee. The notes will be secured by the assets of the trust pursuant to the indenture. The certificates will represent the ownership interest in the trust. The certificates are not being offered by this prospectus supplement.

         On each payment date, the indenture trustee or its designee and the owner trustee or its designee will pay to the persons in whose names the securities are registered on the related record date (which is the last business day of the month immediately preceding the month in which the related payment date occurs) the portion of the aggregate payment to be made to each securityholder as described below. A "certificateholder" is a holder of record of any class of certificates as of the related record date. A "noteholder" is a holder of record of any class of notes as of the related record date. A "securityholder" is either a certificateholder or a noteholder. Except under certain limited circumstances, payments on the notes will be made to their beneficial owners only through DTC and its participants.

BOOK-ENTRY AND DEFINITIVE NOTES

         The notes will be issued as book-entry notes in the form of beneficial interests in one or more restricted global certificates, deposited with a custodian for The Depository Trust Company (DTC). The notes will not be issued in bearer form. Beneficial interests in the notes may be held in denominations of $25,000 or any greater integral multiples of $1. The registered holders of the notes are sometimes referred to in this section as "noteholders" and the owners of beneficial interests in the book-entry notes as "noteowners."

         Book-Entry Notes. The notes will be represented initially by one or more book-entry notes and will be deposited with DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Owners of beneficial interests in book-entry notes that are not participants or indirect participants of DTC but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes through participants, as described below. It is anticipated that the only noteholder of record of the book-entry notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as "noteholders", as that term is used in the indenture, and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry notes among participants on whose behalf it acts with respect to the book-entry notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective note owners. Accordingly, although note owners will not hold physical certificates for the notes represented by the book-entry notes, DTC's rules provide a mechanism by which note owners will receive payments and will be able to transfer their interests in the notes.

         Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the book-entry notes, may be limited due to the lack of a physical certificate.

         DTC has advised the trust that, unless and until physical notes are issued in registered form, it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the book-entry notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include such undivided interests.

         Except as required by law, none of the depositor, the trust, the owner trustee, the seller, the servicer, the co-owner trustee or the indenture trustee will have any liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the book-entry notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Physical Notes. Physical notes will be issued in registered form to noteholders or their nominees, rather than to DTC, only if

         o DTC advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to notes and the indenture trustee is unable to locate a qualified successor;

         o the trust, at its sole option and with the consent of the indenture trustee, elects to terminate the book-entry system through DTC; or

         o after the occurrence of any indenture event of default, DTC, at the direction of noteowners having a majority in interest of the notes, advises the indenture trustee in writing that the continuation of a book-entry system through DTC (or its successor) to the exclusion of any physical securities being issued to noteowners is no longer in the best interest of the noteowners.

Upon issuance of physical notes in registered form, the notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the indenture trustee with respect to transfers, notices and distributions.

         The holder of any physical note may exchange the same in whole or in part (in an original principal amount equal to $25,000 or any greater integral multiple of $1) for other physical notes or, if the holder is entitled to hold an interest in book-entry notes (subject to the rules and procedures of DTC), for a beneficial interest in book-entry notes by surrendering the physical note to the indenture trustee (and completing the form of transfer on the reverse of the note) together with any certificate or other required documentation. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in this connection.

PAYMENTS

         Available Collection Amount. Payments on the securities on each payment date will be made from the Available Collection Amount. The Available Collection Amount will be calculated on each determination date, which is the second business day prior to the related payment date. The indenture trustee will withdraw from the collection account for deposit in the note payment account and the certificate distribution account the available collection amount on the business day prior to each payment date.

         PAYMENTS OF INTEREST. Interest on the Class Principal Balance (or class notional balance) of each class of securities will accrue during each accrual period at the applicable interest rate described in this prospectus supplement, and will be payable to securityholders on each payment date, commencing in ____________. The "accrual period" for each class of securities will be the calendar month preceding the month in which the related payment date occurs. Interest on each class of securities will be calculated on the basis of an assumed 360-day year of twelve 30-day months.

         The interest rate on any Class A-IO Certificate for any payment date will be equal to the excess of

         o        the net weighted average rate for that payment date

over

         o        _____%.

The "class notional balance" of the Class A-IO Certificates and any payment date, will equal the aggregate principal balance of the total home loan pool as of the first day of the related Due Period. The "net weighted average loan rate" with respect to any payment date will be the annual rate equal to the weighted average (by principal balance) of the home loan rates as of the first day of the related Due Period, as reduced by the servicing fee rate, owner trustee fee rate and the indenture trustee fee rate.

         Payments of interest on the securities will be made from the available funds, i.e., the Available Collection Amount remaining after payment of the fees payable to the indenture trustee, the owner trustee and the co-owner trustee. Under certain circumstances the amount available to make interest payments on any payment date could be less than the amount of interest due on all of the securities on that date. Any interest deficiency with respect to any class of securities, along with interest at the interest rate for that class on the deficiency (if permitted by applicable law), will be paid to holders of each affected class of securities on subsequent payment dates to the extent that sufficient funds are available. The trust will remain obligated to pay interest deficiencies on the securities, which are carried forward until the deficiencies have been paid. See "--Rights of Noteholders upon Occurrence of Event of Default" below.

         PAYMENTS OF PRINCIPAL. Principal payments will be made from the Available Collection Amount remaining after payment of the fees payable to the indenture trustee, the owner trustee and the co-owner trustee on each payment date in an amount equal to the Regular Principal Payment Amount.

PAYMENT PRIORITIES OF THE SECURITIES

         See "Description of the Transfer and Servicing Agreements--Priority of Payments" in this prospectus supplement.

OPTIONAL REDEMPTION

         The Residual Interest Certificateholder may (and, if the Residual Interest Certificateholder does not exercise its option for 30 days or more, then the servicer may) effect an early redemption of the notes and purchase of the certificates on any payment date on or after which the aggregate principal balance of the total loan pool declines to 5% or less of the aggregate principal balance of the pool as of the cut-off date by depositing with the indenture trustee an amount equal to the termination price. The first payment date on which this option may be exercised is the "initial call date" On the first payment date after the initial call date, the interest rate of each class of securities with a Class Principal Balance will be increased by _____% if the early redemption is not effected.

         The termination price as of the related payment date is equal to the sum of

         o the aggregate Class Principal Balance of the outstanding securities, together with all accrued and unpaid interest thereon at the applicable interest rates,

         o any due and unpaid servicing fees or other servicing compensation,

         o any unreimbursed servicing-related advances, including any servicing-related advances deemed to be nonrecoverable,

         o any unreimbursed Deferred Amounts owed to the classes of notes, and

         o any due and unpaid indenture trustee fees, owner trustee fees and co-owner trustee fees.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

         Events of default under the indenture will include, without limitation, the following:

         o default for a period in excess of five days in the payment of any interest on any note or default in the payment of the entire principal balance (including any Deferred Amount to the extent required to be paid under the indenture) of any note on its maturity date;

         o default in the observance or performance of any covenant or agreement of the trust made in the indenture, or any representation or warranty of the trust made in the indenture which is was not eliminated or otherwise cured, for a period of 30 days after notice to the trust; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the trust and certain actions by the trust indicating insolvency, reorganization or inability to pay its obligations or if the trust shall dissolve or liquidate, in whole or in part, in any material respect.

         A failure to pay the full amount of the portion of the noteholders' Interest Payment Amount within five days of the payment date on which the payment is due (without regard to the amount of available funds) will constitute an indenture event of default. Until the notes have been declared due and payable upon an indenture event of default, the holders of the notes may not request the indenture trustee to take any action, other than the application of available funds to principal and interest as provided in this prospectus supplement, and may not otherwise take or cause any action to be taken to enforce the obligation of the trust to pay principal and interest on the notes. Upon the occurrence of a servicer event of default, the indenture trustee may have the right to terminate the servicer.

         Subject to the conditions specified under "Description of the Transfer and Servicing Agreements--Duties of Owner Trustee and Indenture Trustee" in this prospectus supplement, upon the occurrence and continuation of an indenture event of default, holders of the "most senior class" of notes (as defined in the sale and servicing agreement) representing more than 66 2/3% of the then outstanding amount of that class of notes may exercise their remedies under the indenture.

         These remedies include:

         o the right to declare the principal of each class of notes to be immediately due and payable, and

         o the right to direct the indenture trustee's actions under the indenture to consent to the sale of the assets pledged to secure the notes.

However, if the amount payable to noteholders from the proceeds of a sale of assets sale will not be sufficient to discharge in full all unpaid principal and interest accrued (including any Deferred Amounts) on the outstanding notes, such direction shall require the request of the holders of 100% of the outstanding amount of the notes.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         Set forth below is a description of the material provisions of the following transfer and servicing agreements:

         o        the home loan purchase agreement,

         o        the indenture,

         o        the sale and servicing agreement,

         o        the administration agreement, and

         o        the trust agreement.

         The description of each of the transfer and servicing agreements is subject to, and qualified in its entirety by reference to, all the provisions of the applicable transfer and servicing agreements. Where particular provisions or terms used in the transfer and servicing agreements are referred to, the provisions or terms are as specified in the applicable transfer and servicing agreement.

         Copies of the transfer and servicing agreements will be filed with the SEC after the closing date.

SALE AND ASSIGNMENT OF THE HOME LOANS

         On the closing date, the seller will sell the home loans to the depositor (excluding, the right to receive prepayment fees and prepayment penalties, which right will be retained by the seller), and the depositor will sell the home loans to the trust (excluding, the right to receive prepayment fees and prepayment penalties which right will be retained by the seller). The trust will, concurrently with the sale of the home loans, deliver the securities to the depositor. The trust will pledge and assign the home loans to the indenture trustee in exchange for the notes. Each home loan in the trust will be identified in a schedule appearing as an exhibit to the sale and servicing agreement.

         In addition, the seller will, as to each home loan, deliver the related home loan files to the custodian. The file for each home loan will contain:

         o the related mortgage note endorsed to the order of the indenture trustee without recourse,

         o        any assumption and modification agreements,

         o the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

         o an assignment of the mortgage in the name of the indenture trustee in recordable form, and

         o        any intervening assignments of the mortgage.

         With respect to a substantial number of the home loans, the assignment from _______ to __________ will not have been recorded. The indenture trustee will record these assignments within _____ days after the closing date. See "Risk Factors--Security interest will not be perfected in all the home loans" in this prospectus supplement. Assignments of the mortgages to the indenture trustee will be recorded by the indenture trustee in the real property records for those states in which such recording is deemed necessary to protect the trust and the indenture trustee's interest in the home loans against the claims of certain creditors of the seller or subsequent purchasers. In these circumstances, the indenture trustee will deliver the assignments to the custodian after recordation. In the event that, with respect to any home loan as to which recordation of the related assignment is required, the seller cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the conveyance of the loan under the sale and servicing agreement because they have not yet been returned by the public recording office, the seller will deliver to the custodian a certified true photocopy of mortgage or assignment. The seller will deliver to the custodian each mortgage or assignment with evidence of recording indicated thereon upon receipt from the public recording office. The indenture trustee or the custodian will review each home loan file within 30 days after the conveyance of the related home loan to the trust to ascertain that all required documents have been executed and received.

SERVICING

         In consideration for the performance of the loan servicing functions for the home loans, the servicer is entitled to a monthly servicing fee equal to the product of:

         o        the servicing fee rate of ___% per year

times

         o the aggregate principal balance of the entire pool as of the first day of the Due Period immediately preceding the related payment date.

         The servicer may retain subservicers to service the home loans. Any subservicer may be an affiliate of the servicer. The servicer will remain responsible for the servicing of the home loans and will pay the fees of any subservicer out of its own funds. In addition to the servicing fee, the servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges, investment income on the amounts in the collection account and other servicing compensation consisting of any other servicing-related penalties and fees other than prepayment fees or prepayment penalties.

         In the event of a delinquency or default with respect to a home loan, neither the servicer nor any subservicer will have an obligation to advance scheduled monthly payments of principal or interest with respect to the home loan. However, the servicer or any subservicer will make reasonable servicing-related advances with respect to the home loans and will be entitled to reimbursement for servicing-related advances as described herein (including servicing-related advances deemed to be nonrecoverable). Servicing-related advances may include costs and expenses advanced for the preservation, restoration and protection of any mortgaged property, including advances to pay delinquent real estate taxes and insurance. Any servicing-related advances including servicing-related advances deemed non-recoverable by the servicer or any subservicer will be netted from collections on the home loans prior to deposit in the collection account or withdrawn from the collection account as described under "--Collection Account, Note Payment Account and Certificate Distribution Account" below.

COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT

         The servicer is required to deposit in the collection account, within two business days of receipt, the following amounts:

         o all payments received after the cut-off date on account of principal and interest on the home loans,

         o all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds,

         o all amounts payable in connection with the repurchase or substitution of any defective home loan, and

         o any amount required to be deposited in the collection account in connection with the redemption of the notes and the purchase of the certificates.

The foregoing requirements for deposit in the collection account will be exclusive of payments on account of principal and interest collected on the home loans on or before the cut-off date.

         The servicer will be entitled to net out its servicing fee, other servicing compensation and its servicing compensation, servicing-related advances, other servicing compensation and servicing-related advances, together with any previously unreimbursed servicing fee, other servicing compensation and servicing-related advances, prior to their deposit into the collection account or to withdraw these amounts from the collection account. Withdrawals will be made from the collection account only for the purposes specified in the sale and servicing agreement. The collection account be maintained at any depository institution that satisfies the requirements set forth in the sale and servicing agreement.

         Amounts on deposit in the collection account will be invested in permitted investments at the direction of the servicer. All interest and any other investment earnings on amounts on deposit in the collection account (net of investment losses) will be payable to the servicer from the collection account as part of its servicing compensation.

         Any subservicer will also maintain a collection account for deposit of payments received with respect to the home loans being serviced by that subservicer. Each subservicer collection account will be an eligible account and will satisfy requirements that are substantially similar to the requirements for the collection account.

         The indenture trustee will establish and maintain a note payment account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the collection account for payment to the noteholders will be deposited and from which all payments to the noteholders will be made.

         The indenture trustee will also establish and maintain a certificate distribution account, in the name of the co-owner trustee on behalf of the certificateholders, into which amounts released from the collection account for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

         The note payment account and the certificate distribution account are referred to in this prospectus supplement collectively as the "payment accounts". Each of the payment accounts shall be maintained at any depository institution that satisfies the requirements set forth in the sale and servicing agreement.

PRIORITY OF PAYMENTS

         On the business day prior to each payment date, the indenture trustee will withdraw from the collection account the Available Collection Amount for deposit into the payment accounts. On each payment date, the indenture trustee will make withdrawals from the applicable payment account for application of the amounts specified below in the following order of priority:

                  first, to provide for the payment to the servicer of the servicing fees and other servicing compensation and all unpaid servicing fees and other servicing compensation from prior Due Periods to the extent not previously retained by the servicer or withdrawn from the collection account and paid to the servicer;

                  second, to each of the indenture trustee, the co-owner trustee and the owner trustee, the fees due and payable on that payment date;

                  third, to the holders of the Class A Notes and the Class A-IO Certificates, pro rata, the portion of the Noteholders' Interest Payment Amount and Certificateholder's Interest Distribution Amount, respectively, required to be paid in respect of that class on that payment date;

                  fourth, to the holders of the Class M-1 Notes, the portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Class M-1 Notes on that payment date;

                  fifth, to the holders of the Class M-2 Notes, the portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Class M-2 Notes on that payment date;

                  sixth, to the holders of the Class B-1 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-1 Certificates on that payment date;

                  seventh, to the holders of the Class B-2 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-2 Certificates on that payment date;

                  eighth, to the holders of the Class B-3 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-3 Certificates on that payment date;

                  ninth, to the holders of the Class B-4 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-4 Certificates on that payment date;

                  tenth, to the holders of the Class A Notes, the amount necessary to reduce their Class Principal Balance to the Class A Optimal Principal Balance for that payment date;

                  eleventh, to the holders of the Class M-1 Notes, the amount necessary to reduce their Class Principal Balance to the Class M-1 Optimal Principal Balance for that payment date;

                  twelfth, to the holders of the Class M-2 Notes, the amount necessary to reduce their Class Principal Balance to the Class M-2 Optimal Principal Balance for that payment date;

                  thirteenth, to the holders of the Class B-1 Certificates, the amount necessary to reduce their Class Principal Balance to the Class B-1 Optimal Principal Balance for that payment date;

                  fourteenth, to the holders of the Class B-2 Certificates, the amount necessary to reduce their Class Principal Balance to the Class B-2 Optimal Principal Balance for that payment date;

                  fifteenth, to the holders of the Class B-3 Certificates, the amount necessary to reduce their Class Principal Balance to the Class B-3 Optimal Principal Balance for that payment date;

                  sixteenth, to the holders of the Class B-4 Certificates, the amount necessary to reduce their Class Principal Balance to the Class B-4 Optimal Principal Balance for that payment date;

                  seventeenth, to the classes of securities, if any, which previously accrued Allocable Loss Amounts, in the following order of priority,

                  (i)      to the Class M-1 Notes,

                  (ii)     to the Class M-2 Notes,

                  (iii)    to the Class B-1 Certificates,

                  (iv)     to the Class B-2 Certificates,

                  (v)      to the Class B-3 Certificates and

                  (vi) to the Class B-4 Certificates, any Deferred Amounts, in each case to the extent of any accrued Allocable Loss Amounts in respect of that class;

                  eighteenth, to the co-administrator, the fees and expenses of the co-administrator; and

                  nineteenth, to the holder of the Residual Interest Certificate, the remainder of the amount on deposit in the certificate distribution account.

         Notwithstanding the foregoing, upon the occurrence of certain trigger events set forth in the trust agreement based upon levels of the Aggregate Liquidation Losses, payments of principal and interest on the certificates will be made on a sequential basis.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The owner trustee, the indenture trustee and any of their respective affiliates may hold securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the owner trustee and the indenture trustee acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the trust agreement and upon the indenture trustee by the indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, which will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, as applicable.

         The owner trustee and the indenture trustee may resign at any time, in which event the Residual Interest Certificateholder will be obligated to appoint a successor to the owner trustee, and the trust will be obligated to appoint a successor to the indenture trustee. The securityholders may also remove the owner trustee or the indenture trustee if either ceases to be eligible to continue as such under the trust agreement or the indenture, as the case may be, becomes legally unable to act or becomes insolvent. In these circumstances, the Residual Interest Certificateholder or the trust, as applicable, will be obligated to appoint a successor owner trustee or a successor indenture trustee, as applicable. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

         The trust agreement and indenture will provide that the owner trustee and indenture trustee will be entitled to indemnification by the Residual Interest Certificateholder for, and will be held harmless against, any loss, liability or expense incurred by the owner trustee or indenture trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the trust agreement or indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates (other than the execution and authentication of the certificates), the notes or any home loans or related documents, and will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the securities or the home loans, or the investment of any monies by the servicer of funds in the collection account. So long as no indenture event of default has occurred and is continuing, the owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The owner trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the transfer and servicing agreements which failure constitutes an indenture event of default, unless the owner trustee obtains actual knowledge of the failure.

         The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of matters, or to institute, conduct or defend any litigation, in connection with the trust agreement at the request, order or direction of the holders of the certificates, unless the certificateholders have offered to the owner trustee reasonable security or indemnity against the costs, expenses and liabilities that it may incur. Subject to the rights or consent of the noteholders and indenture trustee, no certificateholder will have any right under the trust agreement to institute any proceeding with respect to the trust agreement, unless the holder previously has given to the owner trustee written notice of the occurrence of an indenture event of default and either

         o an indenture event of default arises from the servicer's failure to remit payments when due, or

         o the holders of a majority of the outstanding amount of the certificates have made a written request upon the owner trustee to institute the proceeding in its own name as the owner trustee and have offered to the owner trustee reasonable indemnity, and the owner trustee for 30 days has neglected or refused to institute any the proceeding.

         The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the certificates, the notes (other than the execution and authentication) or any home loans or related documents, and will not be accountable for the use or application by the seller, the servicer or the owner trustee of any funds paid to the seller, the servicer or the owner trustee in respect of the securities or the home loans, or the investment of any monies by the servicer of funds in the collection account. So long as no event of default under the indenture has occurred or is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the transfer and servicing agreements. The indenture trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the Transfer and servicing agreements, which failure constitutes an event of default under the transfer and servicing agreements, unless the indenture trustee obtains actual knowledge of the failure.

         The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters, or to institute, conduct or defend any litigation, in connection with the trust agreement at the request, order or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that it may incur. No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture, unless that holder previously has given to the indenture trustee written notice of the occurrence of an indenture event of default and

         o the indenture event of default arises from the servicer's failure to remit payments when due, or

         o noteholders evidencing more than 50% of the outstanding amount of each class of notes, acting together as a single class, have made a written request upon the indenture trustee to institute the proceeding in its own name as the indenture trustee and have offered to the indenture trustee reasonable indemnity, and the indenture trustee for 30 days has neglected or refused to institute the proceeding.

See "Description of the Securities--Rights of Noteholders upon Occurrence of Event of Default" in this prospectus supplement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         No principal payments will be made on a class of notes on any payment date until the Class Principal Balance of each class of notes having a higher principal payment priority has been reduced to its related Class Optimal Principal Balance for that payment date. See "Description of the Securities--Payments" in this prospectus supplement. As the rate of payment of principal of the notes depends primarily on the rate and timing of payment (including prepayments) of the principal balance of the home loans, final payment of any class of notes could occur significantly earlier than its maturity date. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective notes. No prediction can be made as to the rate or timing of prepayments on the home loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the home loans will be borne entirely by noteholders.

         The subordination of the certificates to the notes and of each class of notes having a lower principal payment priority to each class of notes having a higher principal payment priority will provide limited protection to holders of the notes against losses on the home loans. If the actual rate and amount of losses experienced on the home loans exceed the rate and amount of losses anticipated by an investor, the yields to maturity (or to redemption, as described under "Description of the Securities--Optional Redemption" in this prospectus supplement) on the subordinate notes may be lower than anticipated.
         Approximately ____% of the home loans provide for payment of prepayment penalties; however, no detailed data are available with respect to the terms of the prepayment penalties. The rate of prepayment on the home loans cannot be accurately predicted. The prepayment experience of the trust with respect to the home loans may be affected by a wide variety of factors, including, without limitation, economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on the home loans. Generally, however, because the home loans bear interest at fixed rates, and the rate of prepayment on fixed rate loans is sensitive to prevailing interest rates, if prevailing interest rates fall significantly below the interest rates on the home loans, the home loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the home loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the home loans, the rate of prepayments would be likely to decrease. No representations are made as to the particular factors that will affect the prepayment of the home loans, as to the relative importance of such factors, or as to the percentage of the principal balance of any home loan that will be paid as of any date.

         The effective yield to noteholders will be lower than the yield otherwise produced by the applicable interest rate, because the payment of interest accrued during the applicable accrual period will not be made until the payment date occurring in the month following that accrual period. See "Description of the Securities--Payments" in this prospectus supplement. This delay will result in funds being paid to noteholders approximately 24 days after the end of the applicable accrual period. During that 24-day period no interest will accrue on the funds.

         The rate of principal payments on the notes, the aggregate amount of distributions on the notes and the yields to maturity of the notes will be directly affected by the rate and timing of principal reductions on the home loans. Principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. On any payment date on or after the payment date on which the aggregate principal balance of the entire pool declines to 5% or less of the aggregate principal balance of the pool as of the cut-off date, the Residual Interest Certificateholder or the servicer may effect a redemption of the notes and purchase of the certificates as described under "Description of the Securities--Optional Redemption" in this prospectus supplement.

         The "weighted average life" of a class of notes refers to the average amount of time that will elapse from the closing date to the date each dollar in respect of principal of that class is repaid. The weighted average life of each class of notes will be influenced by, among other factors, the rate at which principal reductions occur on the home loans as described in this prospectus supplement. If substantial principal prepayments on the home loans are received as a result of unscheduled payments, liquidations or repurchases, payments to noteholders may significantly shorten the weighted average lives of the notes. If the home loans experience delinquencies and defaults in the payment of principal, then noteholders will experience a delay in the receipt of principal payments attributable to such delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of the notes than would otherwise be the case. Interest shortfalls on the home loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the notes, will be covered to the extent of amounts available from the applicable credit enhancement. See "Risk Factors--Credit enhancement may be inadequate" in this prospectus supplement.

         The rate and timing of principal payments on the home loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the home loans contain due-on-sale provisions and the servicer intends to enforce this unless

         o the servicer, in a manner consistent with its servicing practices, permits the purchaser of the related mortgaged property to assume the home loan, or

         o        enforcement is not permitted by applicable law.

In certain cases, the servicer may, in a manner consistent with its servicing practices, simply release the lien on the existing collateral, leaving the related home loan unsecured. In that case, the servicer generally will require the borrower to make a partial prepayment in reduction of the principal balance of the home loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

         Payments of principal at a faster rate than anticipated will decrease the yield on notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the home loans and of recoveries, if any, on defaulted home loans and foreclosed properties will affect the rate and timing of principal payments on the home loans, and, accordingly, the weighted average lives of the notes, and could cause a delay in the payment of principal to the holders of the notes. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on home loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on similar types of home loans. The rate of default on home loans with high loan-to-value ratios, or on home loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the area in which the related mortgaged properties are located or the related borrower is residing. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Although data have been published with respect to the historical prepayment experience of certain residential mortgage loans those loans differ in material respects from the home loans in the trust and the data may not be reflect conditions applicable to the home loans in the trust. No significant historical prepayment data are generally available with respect to the types of home loans included in the home loan pool or similar types of loans, and there can be no assurance that the home loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the trust may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average home loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the home loan pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a home loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the home loan pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the home loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related mortgaged properties, including the home loans, and a lower prepayment rate may result for the home loan pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the home loans may result in faster rates of prepayment of the home loans than would otherwise be the case. In addition, any increase in the market values of mortgaged properties, and the resulting decrease in the combined loan-to-value ratios of the related home loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

REINVESTMENT RISK

         During periods of falling interest rates, noteholders may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the notes. Conversely, during periods of rising interest rates, noteholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the notes.

MATURITY DATE

         The maturity date of each class of notes is the payment date in ____ 200_. The maturity date was determined by calculating the final payment date with respect to each class on the basis of the modeling assumptions (see "--Weighted Average Lives --Modeling Assumptions" below) and an assumed constant prepayment rate of 0% of the prepayment assumption model discussed under "--Weighted Average Lives" below, and adding three years. The actual maturity of any class of notes may be significantly earlier than the maturity date.

WEIGHTED AVERAGE LIVES

         Generally, greater than anticipated prepayments of principal will increase the yield on notes purchased at a price less than par. Generally, greater than anticipated prepayments of principal will decrease the yield on notes purchased at a price greater than par. The effect on an investor's yield due to principal payments on the home loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the notes will also be affected by the amount and timing of delinquencies and defaults on the home loans and the recoveries, if any, on home loans and foreclosed properties.

         The following information illustrates the effect of prepayments of the home loans on the weighted average lives of the notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the home loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of that security will be repaid to the investor. The weighted average lives of the notes will be influenced by the rate at which principal of the home loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the seller).

         Prepayments on loans such as the home loans are commonly measured relative to a prepayment standard or model. The prepayment assumption model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% prepayment assumption assumes a constant prepayment rate or CPR of 0.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately _______% (expressed as a percentage per annum) in each month thereafter until the fifteenth month; beginning in the fifteenth month and in each subsequent month during the life of the loans, a CPR of 15% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), 100% Prepayment Assumption assumes prepayment rates equal to 100% of the prepayment assumption, and so forth. The prepayment assumption model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the home loans in the trust. The seller does not make any representations about the appropriateness of the prepayment assumption model or the CPR model.

         Modeling Assumptions. For purposes of preparing the tables below, the actual characteristics of the home loans as of the cut-off date have been used and the following modeling assumptions have been made:

         o all scheduled payments on the home loans are timely received on the first day of each month, commencing in ________ 200_;

         o there are no defaults, losses or delinquencies on the home loans;

         o the home loans prepay monthly at the respective specified constant annual percentages of CPR specified in the table;

         o        the closing date is ___________, 200_;

         o all principal prepayments represent prepayments in full of the home loans and include 30 days of interest thereon;

         o there are no repurchases of or substitutions for the home loans;

         o no early redemption of the notes is effected (except in the case of "Weighted Average Life: With Optional Redemption"); and

         o cash distributions are received by the noteholders on the 25th day of each month, commencing in _________ 200_.

         The tables on the following pages indicate the percentage of the original Class Principal Balance of each class of notes that would be outstanding at each of the dates shown at the specified percentages of the prepayment assumption and the corresponding weighted average life of each class of notes. Since these tables have been prepared based on the modeling assumptions (including the assumptions regarding the characteristics and performance of the home loans). There are discrepancies between the characteristics of the actual home loans and the characteristics of the home loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of Class Principal Balances outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual home loans have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the notes may be made earlier or later than as indicated in the tables.

         The weighted average life of a class of notes is determined by

                  (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

                  (b) summing the results and

                  (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

         The percentages in the following tables have been rounded to the nearest whole number and, except in the case of "Weighted Average Life: With Optional Redemption," they are based on the assumption that neither the Residual Interest Certificateholder nor the servicer exercises its option to redeem the notes and purchase the certificates as described under "Description of the Securities--Optional Redemption" in this prospectus supplement.

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
             THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                           ---------------------------------------------------------------------------------------------------------
                                                   CLASS A                                             CLASS M-1
                           ---------------------------------------------------------------------------------------------------------
      PAYMENT BALANCE             0%     50%     75%    100%    125%    150%           0%     50%    75%     100%    125%    150%
------------------------------------------------------------------------------------------------------------------------------------
Initial Balance...........       100     100    100     100     100     100           100    100     100     100     100     100
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
__________................
Weighted Average Life:
Without Optional
  Termination..............

..With Optional Termination.

____________________________
*........Less than 0.5% but greater than 0%

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                           -------------------------------------------------------------------------
                                                                  CLASS M-2
                           -------------------------------------------------------------------------
     PAYMENT BALANCE                     0%         50%        75%       100%       125%       150%
----------------------------------------------------------------------------------------------------
Initial Balance......................    100        100        100        100        100        100
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
__________...........................
Weighted Average Life:
Without Optional Termination.........

With Optional Termination............

__________________________
*    Less than 0.5% but greater than 0%

         The paydown scenarios for the notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to resemble the actual performance of the home loans and the notes, or that the actual weighted average lives of the notes will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the home loans will prepay at a constant rate or that all of the home loans will prepay at the same rate. Moreover, the home loans actually included in the home loan pool, the payment experience of such home loans and certain other factors affecting the payments on the notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the home loans will differ in many respects from the Modeling Assumptions. See "The Home Loan Pool" herein. To the extent that the home loans actually included in the home loan pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

         Upon the issuance of the notes, [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP], special tax counsel for the trust, will deliver its opinion that for federal income tax purposes:

         o        the notes will be treated as debt instruments, and

         o the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Internal Revenue Code of 1986, as amended.

         The Class M-1 Notes and the Class M-2 Notes will be treated as having been issued with original issue discount or OID. As a result, holders of those notes may be required to recognize income with respect to those notes in advance of the receipt of cash attributable to that income. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes an equity investment or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the home loans has been retained by the trust or its beneficial owners and has not been transferred to the noteholders.

U.S. HOLDERS

         Payments of Interest. Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

         Original Issue Discount. Payments of qualified stated interest on a note issued with OID are taxable to a U.S. Holder as ordinary interest income at the time the payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). The U.S. Holder of a note issued with OID must include OID in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder's regular method of tax accounting.

         The OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code which applies to prepayable securities such as the notes. Until the Treasury issues guidance which applies to prepayable securities such as the notes, the indenture trustee intends to base its OID computation on section 1272(a)(6) and the OID Regulations as described in the accompanying prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         The yield used to calculate accruals of OID with respect to the notes issued with OID will be the original yield to maturity of such notes, determined by assuming that the home loans will prepay in accordance with 100% of the prepayment assumption model. No representation is made as to the actual rate at which the home loans will prepay. See "Material Federal Income Tax Consequences" in the accompanying prospectus for a discussion of the application of the OID rules and for purposes of calculating OID.

         Disposition of a Note. Except as discussed in the accompanying prospectus, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. Holder's initial investment in the note increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. The gain or loss generally will be long-term capital gain or loss if the note were held for more than the applicable holding period, except to the extent of any accrued market discount not previously included in income.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR AN ASSOCIATION TAXABLE AS A CORPORATION

         The opinion of [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by the this prospectus supplement constitutes an equity investment in the home loans (or an interest therein) to the noteholders, and that one or more classes of the notes constitute equity interests. If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the home loans, which would reduce the amounts available for payments to the noteholders. Cash payments to the noteholders whose interests were characterized as equity interests generally would be treated as dividends for tax purposes to the extent of the corporation's earnings and profits. If the transaction were treated as creating a partnership, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation) or a taxable mortgage pool as described below. Rather, each certificateholders and each noteholder holding an equity interest would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of such noteholders could differ if the notes were to constitute partnership interests rather than indebtedness.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if

         o substantially all of its assets consist of debt instruments, more than 50% of which are principally secured by an interest in real property,

         o the entity is the obligor under debt obligations with two or more maturities, and

         o under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming compliance with all of the provisions of relevant documents, and based upon representations received from seller establishing that the home loans transferred to the trust will not cause the trust to hold debt instruments more than 50% of which are principally secured by an interest in real property within the meaning of the taxable mortgage pool provisions of the Code, [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] is of the opinion that the trust will not be a taxable mortgage pool under section 7701(i) of the Code.

         The opinion of [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the home loans. Such a tax might reduce amounts available for payments to the noteholders. The amount of such a tax would depend upon whether payments to noteholders would be deductible as interest expense in computing the taxable income of the arrangement as a taxable mortgage pool.

NON-U.S. HOLDERS

         In general, a non-U.S. Holder will not be subject to U.S. federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the depositor or the trust, a controlled foreign corporation related to the depositor or the trust or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the withholding agent (i.e., last United States payor in the chain of payment prior to payment to a non-U.S. Holder) must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

         o is signed by the beneficial owner of the note under penalties of perjury,

         o        certifies that such owner is not a U.S. Holder and

         o        provides the name and address of the beneficial owner.

The statement may be made on an IRS Form W-8BEN, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days after the change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN provided by the beneficial owner to the organization or institution.

         Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided that:

         o the gain is not attributable to an office or other fixed place of business maintained by the non-U.S. Holder in the United States, and

         o        in the case of an individual non-U.S. Holder, the non-U.S.
                  Holder is not present in the U.S. for 183 days or more in the taxable year.

Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

         The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the depositor or the trust or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

         Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters unify current certification procedures and forms and clarify reliance standards. These regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective non-U.S. Holders of the notes are strongly urged to consult their own tax advisor with respect to these regulations.

BACKUP WITHHOLDING

         Backup withholding of United States federal income tax may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

         In addition, upon the sale of a note to (or through) a broker, the broker must impose backup withholding on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that the seller is a non-U.S. Holder (and certain other conditions are met).

The sale must also be reported by the broker to the IRS, unless either the broker determines that the seller is an exempt recipient or the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

         As previously mentioned, the final backup withholding regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective noteholders are strongly urged to consult their own tax advisor with respect to these regulations.

                              ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Internal Revenue Code impose requirements on certain employee benefit plans and on certain other benefit plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

         ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes. See "ERISA Considerations" in the accompanying prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered notes without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in section 503 of the Code.

         Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the notes should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         Except as described below, the notes may be purchased by an employee benefit plan or an individual retirement account subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the notes under ERISA, See "ERISA Considerations" in the accompanying prospectus.

         The notes may not be purchased with the assets of a Plan if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates

         o has investment or administrative discretion with respect to those Plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan assets, for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets, and will be based on the Plan's particular investment needs; or

         o unless Prohibited Transaction Class Exemption {"PTCE") 90-1, PTCE 91-38 or PTCE 95-60 applies, is an employer maintaining or contributing to the Plan.

         In addition, each person or entity that acquires a note on behalf of or with Plan assets will be deemed to represent that its acquisition and holding of the note will not give rise to a non-exempt prohibited transaction.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amount of notes set forth opposite its name in the table below:

                                                          Principal Amount of
                                       -------------------------------------------------------------
Underwriter                            Class A Notes        Class M-1 Notes          Class M-2 Notes
-----------                            -------------        ---------------          ---------------
Bear, Stearns & Co. Inc. ........    $                      $                        $
___________________..............
                                       -------------        ---------------          ---------------
Total............................    $                      $                        $
                                       =============        ===============          ===============

         The depositor has been advised that the underwriters propose initially to offer the notes to the public at the respective offering prices (plus accrued interest, if any) set forth below:

                                       Class A Notes        Class M-1 Notes          Class M-2 Notes
                                       -------------        ---------------          ---------------
Price to Public..................    $                      $                        $
Underwriting Discount............                  %                      %                        %

The depositor has been further advised that the underwriters propose to offer the notes to certain dealers at the above offering prices less a selling concession not to exceed the percentage of the note denomination set forth below, and that the underwriters may allow and the dealers may reallow a reallowance discount not to exceed the percentage of the note denomination set forth below:

                                       Class A Notes        Class M-1 Notes          Class M-2 Notes
                                       -------------        ---------------          ---------------
Concessions......................                  %                      %                        %
Reallowances.....................                  %                      %                        %

         Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase those classes of notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of those classes of notes.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

         Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that the transactions, once commenced, will not be discontinued without notice.

         The depositor has been advised by Bear, Stearns & Co. Inc. that it currently intends to make a market in the notes; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop or, if it does develop, that it will continue.

         [This prospectus supplement may be used, to the extent required, by Bear, Stearns & Co. in connection with offers and sales related to market-making transactions. Bear, Stearns, & Co. Inc. may act as principal or agent in such transactions. Such transactions will be at prices related to the prevailing market prices at the time of sale.]

         The depositor is an affiliate of Bear, Stearns & Co. Inc.

         The underwriting agreement provides that the depositor and the seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

                         LEGAL INVESTMENT CONSIDERATIONS

         The notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the notes.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the notes or to purchase notes representing more than a specified percentage of the investor's assets. You should consult their own legal advisors in determining whether and to what extent the notes constitute legal investments for you.

                                     RATINGS

         It is a condition to the issuance of the notes that they receive the following ratings:

     Class                            [Rating Agency]            [Rating Agency]
     -----                            ---------------            ---------------
     Class A Notes                    [AAA]                      [Aaa]
     Class M-1 Notes                  [AA]                       [Aa2]
     Class M-2 Notes                  [A]                        [A2]

         The ratings on the notes address the likelihood of the receipt by noteholders of all payments on the home loans to which they are entitled. The ratings on the notes also address the structural, legal and issuer-related aspects associated with the notes, including the nature of the home loans. In general, the ratings on the notes address credit risk and not prepayment risk. The ratings on the notes do not represent any assessment of the likelihood that principal prepayments of the home loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the notes do not address the possibility that noteholders might suffer a lower than anticipated yield in the event of principal payments on the notes resulting from rapid prepayments of the home loans, or in the event that the trust is terminated prior to the maturity date of the notes.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the notes by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to those notes.

                                 LEGAL OPINIONS

         In addition to the legal opinions described in the accompanying prospectus, certain legal matters relating to the issuance of the notes will be passed upon for the seller by _____________________ and for the depositor and the underwriters by [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] New York, New York. [Thacher Proffitt & Wood LLP] [Greenberg Traurig, LLP] [Orrick, Herrington & Sutcliffe LLP] will also pass on certain federal income tax matters.

                                GLOSSARY OF TERMS

         Aggregate Liquidation Losses. For any payment date, the aggregate losses incurred with respect to Liquidated Home Loans from the cut-off date through the last day of the related Due Period, after giving effect to the receipt of any related Net Liquidation Proceeds.

         Allocable Loss Amount. For each payment date, an amount equal to the excess, if any, of

         o the aggregate of the outstanding principal balances of the securities (after giving effect to all payments on such payment date) over

         o the aggregate principal balance of the existing pool as of the end of the preceding Due Period.

         Available Collection Amount. For each payment date, an amount equal to the sum of:

         o all amounts received in respect of the home loans or paid by the trust or the seller (exclusive of amounts not required to be deposited in or permitted to be withdrawn from the collection account pursuant to the sale and servicing agreement) during the related Due Period (and, in the case of amounts required to be paid by the seller in connection with the purchase or substitution of a defective home loan or amounts paid by the trust for the repurchase of a home loan incident to default, foreclosure or imminent default, deposited in the collection account on or before the related determination date), and

         o with respect to the final payment date, or an early redemption or purchase of the securities by the Residual Interest Certificateholder or the servicer, the termination price.

         Business Day. Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in __________________, ___________________, New
York, New York or the city in which the corporate trust office of the indenture trustee is located are authorized or obligated by law or executive order to be closed.

         Certificateholder's Interest Carry-Forward Amount. For any payment date, the excess, if any, of

         o the sum of the Certificateholder's Monthly Interest Distribution Amount for the preceding payment date and any Certificateholder's Interest Carry-Forward Amount remaining outstanding with respect to prior payment dates (including interest on such outstanding amount at the applicable Interest Rate if permitted by applicable law), over

         o the amount in respect of interest that was distributed on the certificates on the preceding payment date.

         Certificateholder's Interest Distribution Amount. For any payment date, the sum of

         o the Certificateholder's Monthly Interest Distribution Amount for that payment date and

         o the Certificateholder's Interest Carry-Forward Amount for that payment date. However, on the payment date, if any, on which the Principal Balance of the Class B-1 Certificates is reduced to zero through application of the Allocable Loss Amount, the amount of the Certificateholder's Interest Distribution Amount will be equal to the amount calculated without giving effect to this proviso, minus the portion, if any, of the Allocable Loss Amount that otherwise would be applied to any class of notes on that payment date in the absence of this proviso.

         Certificateholder's Monthly Interest Distribution Amount. For any payment date, the aggregate amount of interest accrued for the related accrual period at the applicable interest rate on the Class Principal Balance or class notional balance, as applicable, of each class of certificates immediately preceding that payment date.

         Class A Optimal Principal Balance. For any payment date prior to the Stepdown Date, zero; and with respect to any other payment date, an amount equal to 10% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

         Class B-1 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class B-1 Certificates, provided that on and after the payment date on which the aggregate Class Principal Balance of the notes is reduced to zero, the Class B-1 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero.

         For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period minus the sum of

         o the aggregate Class Principal Balance of the Class A Notes, the Class M-1 Notes and the Class M-2 Notes (after taking into account any payments made on that payment date to reduce the balances) and

         o __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

         Class B-2 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class B-2 Certificates, provided that on and after the payment date on which the aggregate Class Principal Balance of the notes and the Class B-1 Certificates is reduced to zero, the Class B-2 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of (a) the aggregate of the Class Principal Balances of the notes and the Class B-1 Certificates (after taking into account any payments made on such payment date in reduction thereof) and (b) __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

         Class B-3 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class B-3 Certificates, provided that on and after the payment date on which the aggregate Class Principal Balance of the notes, the Class B-1 Certificates and the Class B-2 Certificates is reduced to zero, the Class B-3 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of (a) the aggregate of the Class Principal Balances of the notes, the Class B-1 Certificates and the Class B-2 Certificates (after taking into account any payments made on such payment date in reduction thereof) and (b) ___% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

         Class B-4 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class B-4 Certificates, provided that on and after the payment date on which the aggregate Class Principal Balance of the notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates is reduced to zero, the Class B-4 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of the aggregate of the Class Principal Balance of the notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (after taking into account any payments made on that payment date in reduction of the Class Principal Balances).

         Class M-1 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class M-1 Notes, provided that on and after the payment date on which the Class Principal Balance of the Class A Notes is reduced to zero, the Class M-1 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of (a) the Class Principal Balance of the Class A Notes (after taking into account any payments made on that payment date in reduction of its Class Principal Balance) and (b) __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

         Class M-2 Optimal Principal Balance. For any payment date prior to the Stepdown Date, the original Class Principal Balance of the Class M-2 Notes, provided that on and after the payment date on which the aggregate Class Principal Balance of the Class A Notes and the Class M-1 Notes is reduced to zero, the Class M-2 Optimal Principal Balance for any payment date prior to the Stepdown Date shall be zero. For any other payment date, the aggregate principal balance of the home loan pool as of the end of the related Due Period, minus the sum of (a) the aggregate Class Principal Balance of the Class A Notes and the Class M-1 Notes (after taking into account any payments made on such payment date in reduction of the Class Principal Balances) and (b) __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

         Class Optimal Principal Balance. Either the Class A Optimal Principal Balance or the Class M-1 Optimal Principal Balance, as applicable.

         Class Principal Balance. For each class of securities other than the Class A-IO Certificates and the Residual Interest Certificate, as of any date of determination, an amount equal to the original Class Principal Balance of the class reduced by (i) all amounts previously paid to the securityholders of the Class in reduction of its Class Principal Balance on all previous payment dates and (ii) any Allocable Loss Amounts previously applied to the class.

         Deferred Amounts. For any payment date , any amounts remaining after giving effect to the distributions in specified clauses first through sixteenth under "Description of the Transfer and Servicing Agreements--Priority of Distributions" in this prospectus supplement.

         Due Period. For each payment date, the calendar month immediately preceding the month in which the payment date occurs.

         Insurance Proceeds. For any payment date and any home loan, the proceeds paid to the indenture trustee or the servicer by any insurer pursuant to any insurance policy covering the home loan, related mortgaged property or REO property or any other insurance policy that relates to a home loan, net of any expenses incurred by the indenture trustee or the servicer in connection with the collection of such proceeds and not otherwise reimbursed, but excluding any proceeds that are to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with customary loan servicing procedures.

         Interest Payment Amount. The sum of the Noteholders' Interest Payment Amount and the Certificateholder's Interest Distribution Amount.

         Liquidated Home Loan. A defaulted home loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earliest of:

         o the liquidation of the related mortgaged property acquired through foreclosure or similar proceedings,

         o the servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the home loan and any related collateral securing such home loan, or

         o any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

         Net Liquidation Proceeds. For any payment date, any cash amounts received in respect of Liquidated home loans, whether through trustee's sale, foreclosure sale, disposition of REO property, whole loan sale or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the mortgaged properties related to defaulted home loans, in each case, net of any reimbursements to the servicer made from such amounts for any unreimbursed servicing fees and unreimbursed servicing-related advances (including servicing-related advances deemed to be nonrecoverable) made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or mortgaged properties.

         Noteholders' Interest Carry-Forward Amount. For any payment date, the excess, if any, of the sum of the Noteholders' Monthly Interest Payment Amount for the preceding payment date and any Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior payment dates (including interest on such outstanding amount at the applicable interest rate if permitted by applicable law), over the amount in respect of interest that was paid on the notes on the preceding payment date.

         Noteholders' Interest Payment Amount. For any payment date, the sum of the Noteholders' Monthly Interest Payment Amount for that payment date and the Noteholders' Interest Carry-Forward Amount for that payment date.

         Noteholders' Monthly Interest Payment Amount. For any payment date, the aggregate of interest accrued for the related accrual period at the applicable interest rate on the Class Principal Balance of each class of notes immediately preceding that payment date.

         Original Class Principal Balance. The principal balance for each class of security (other than the Class A-IO Certificates and the Residual Interest Certificates) on the closing date.

         Regular Payment Amount. For any payment date, the lesser of (a) the available funds and (b) the sum of (i) the Interest Payment Amount and (ii) the Regular Principal Payment Amount.

         Regular Principal Payment Amount. For each payment date, an amount equal to the lesser of:

                  o        the sum of

         (i) each scheduled payment of principal collected by the servicer in the related Due Period,

         (ii) all partial and full principal prepayments applied by the servicer during the related Due Period,

         (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the servicer during the related Due Period in respect of any home loan, to the extent received on or prior to the date on which the home loan became a Liquidated Home Loan,

         (iv) that portion of the purchase price of any repurchased home loan allocable to principal, and

         (v) the principal portion of any substitution adjustment amounts required to be deposited in the collection account as of the related determination date, and

                  o the aggregate of the outstanding principal balances of the securities immediately prior to such payment date.

         Released Mortgaged Property Proceeds. For any payment date and any home loan, the proceeds received by the servicer in connection with (a) a taking of an entire mortgaged property by exercise of the power of eminent domain or condemnation or (b) any release of part of the mortgaged property from the lien of the related mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, accepted servicing practices and the sale and servicing agreement, less unreimbursed servicing fees and servicing-related advances (including servicing-related advances deemed to be nonrecoverable with respect to that home loan).

         Stepdown Date.  The payment date occurring on the later of

         o the first payment date after the payment date in ______________ and

         o the payment date on which the Class Principal Balance of the Class A Notes, after giving effect to payments of principal on that payment date, is less than or equal to 10% of the Pool Principal Balance as of the end of the related Due Period. However, if the Aggregate Liquidation Losses for that payment date exceed ___% of the aggregate principal balance of the home loan pool as of the cut-off date, then the Stepdown Date will be the payment date on which the Class Principal Balance of the Class A Notes, after giving effect to payments of principal on that payment date, is less than or equal to __% of the aggregate principal balance of the home loan pool as of the end of the related Due Period.

         U.S. Holder. A beneficial owner of a note that is for United States federal income tax purposes:

         o        a citizen or resident of the United States,

         o a corporation or partnership (including an entity treated as a corporation or partnership for U.S. income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

         o an estate whose income is subject to United States federal income tax regardless of its source,

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Internal Revenue Code of 1986, as amended and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Holder.

================================================================================

UNTIL 90 DAYS AFTER THE DATE OF      ___________________________________________
THIS PROSPECTUS SUPPLEMENT, ALL            HOME LOAN OWNER TRUST 200_-__
DEALERS EFFECTING TRANSACTIONS                ISSUER OF THE NOTES
IN THE NOTES OFFERED BY THIS
PROSPECTUS SUPPLEMENT, WHETHER       $__________ Home Loan Asset-Backed Notes,
OR NOT PARTICIPATING IN THIS                        Series 200_-__
DISTRIBUTION, MAY BE REQUIRED TO
DELIVER THIS PROSPECTUS                                [LOGO]
SUPPLEMENT AND THE PROSPECTUS.
THIS IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER
THIS PROSPECTUS SUPPLEMENT AND
THE PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

       --------------

YOU SHOULD RELY ON THE
INFORMATION CONTAINED OR             ___________________________
INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND          PROSPECTUS SUPPLEMENT
THE ACCOMPANYING PROSPECTUS. WE      ___________________________
HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH DIFFERENT           Bear, Stearns & Co. Inc.
INFORMATION.
                                           ________, 200_
WE ARE NOT OFFERING THE NOTES IN
ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

WE DO NOT CLAIM THAT THE
INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS IS ACCURATE AS OF ANY
DATE OTHER THAN THE DATES STATED
ON THEIR RESPECTIVE COVERS.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:

         SEC Registration Fee....................................    $ 4,119,500
         Trustee's Fees and Expenses.............................      1,137,500
         Printing and Engraving..................................      2,887,500
         Legal Fees and Expenses.................................      8,750,000
         Blue Sky Fees...........................................        700,000
         Accounting Fees and Expenses............................      2,887,500
         Rating Agency Fees......................................      5,775,000
         Miscellaneous...........................................      1,400,000
                                                                    ------------

         Total...................................................   $ 27,657,000
                                                                    ============
This amount is calculated as follows:

       o  $4,119,382.30 is being paid with this Amendment No. 1 and

       o $117.70 was previously paid in connection with this Registration Statement.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Seven of the Limited Liability Company Agreement of the Registrant provides for the indemnification of any person who is or was an officer or director of the Registrant with respect to actions taken or omitted by such person in any capacity in which such person serves or served the Registrant, to the fullest extent permitted by law.

         Section 18-108 of the Delaware Limited Liability Company Act provides that Delaware limited liability companies shall have the power to indemnify and hold harmless their members, managers or any other persons from and against all claims and demands whatsoever.

         Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant/Depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

         Under the proposed form of Pooling and Servicing Agreement, no director, officer, employee or agent of the Registrant/Depositor is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties.

         Under the proposed form of Purchase Agreement, under certain circumstances, the directors, officers and controlling persons of the Registrant/Depositor are entitled to be indemnified by the seller thereunder against any loss, claim, damage or liability or action in respect thereof to which any of them may become subject, under the Securities Act of 1933, as amended, or otherwise.

         Under the proposed form of Sale and Servicing Agreement, the Registrant/Depositor is entitled to be indemnified by the servicer thereunder against any costs, expenses, losses, claims, damages and liabilities to the extent arising from the negligence, willful misfeasance or bad faith of the servicer or reckless disregard of its obligations.

ITEM 16. EXHIBITS.

         (a)      FINANCIAL STATEMENTS:

                  None.

         (b)      EXHIBITS:

                  1.1      -- Form of Underwriting Agreement.*
                  3.1(a)   -- Certificate of Formation of Registrant.*
                  3.1(b)   -- Limited Liability Company Agreement of
                              Registrant.*
                  4.1      -- Form of Indenture.*
                  4.2      -- Form of Pooling and Servicing Agreement.*
                  4.3      -- Form of Purchase Agreement.*
                  4.4      -- Form of Trust Agreement.*
                  5.1(a)   -- Opinion of Thacher Proffitt & Wood LLP with
                              respect to the securities being registered.**
                  5.1(b)   -- Opinion of Greenberg Traurig LLP with respect to
                              the securities being registered.**
                  5.1(c)   -- Opinion of Orrick, Herrington & Sutcliffe LLP with
                              respect to the securities being registered.**
                  8.1(a)   -- Opinion of Thacher Proffitt & Wood LLP with
                              respect to tax matters. (included as part of
                              Exhibit 5.1(a))**
                  8.1(b)   -- Opinion of Greenberg Traurig LLP with respect to
                              tax matters. (included as part of Exhibit
                              5.1(b))**
                  8.1 (c)  -- Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters**
                  10.1     -- Form of Sale and Servicing Agreement.**
                  23.1(a)  -- Consent of Thacher Proffitt & Wood LLP (included in Exhibits 5.1(a) and 8.1(a) hereto).**
                  23.1(b)  -- Consent of Greenberg Traurig LLP (included in
                              Exhibits 5.1(b) and 8.1(b) hereto).**
                  23.1(c)  -- Consent of Orrick, Herrington & Sutcliffe LLP
                              (included in Exhibit 5.1(c) and 8.1(c) hereto).**
                  24.1     -- Power of Attorney of Directors and Officers of
                              Issuer*
                  25.1     -- Statement of Eligibility and Qualification of
                              Trustee.***

* Incorporated by reference from the Registration Statement on Form S-3 and Form S-3A (File No. 333-113636)
** Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-125422)
***      To be filed on Form 8-K, as applicable


ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

PROVIDED FURTHER, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of June, 2005.

                                            BEAR STEARNS ASSET BACKED
                                            SECURITIES I LLC


                                            By:    /s/ Joseph T. Jurkowski, Jr.
                                                   ----------------------------
                                            Name:  Joseph T. Jurkowski, Jr.
                                            Title: Vice President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                                                   Date
---------                                -----                                                   ----
* see below                              President (Principal Executive Officer)
------------------------------------     and Director                                        June 13, 2005
Matthew E. Perkins

* see below                              Treasurer (Principal Financial and
------------------------------------     Accounting Officer) and Director                    June 13, 2005
Samuel L. Molinaro, Jr.

* see below
------------------------------------     Director                                            June 13, 2005
Thomas F. Marano

* see below
------------------------------------     Independent Director                                June 13, 2005
Kim Lutthans

* see below
------------------------------------     Independent Director                                June 13, 2005
Katherine Garniewski


By:      /s/ Joseph T. Jurkowski, Jr.
         ----------------------------
         Joseph T. Jurkowski, Jr.
         Attorney-in-fact pursuant
         to a power of attorney
         previously filed with the
         Registration Statement

                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
-----------                ----------------------

                  1.1      -- Form of Underwriting Agreement.*
                  3.1(a)   -- Certificate of Formation of Registrant.*
                  3.1(b)   -- Limited Liability Company Agreement of
                              Registrant.*
                  4.1      -- Form of Indenture.*
                  4.2      -- Form of Pooling and Servicing Agreement.*
                  4.3      -- Form of Purchase Agreement.*
                  4.4      -- Form of Trust Agreement.*
                  5.1(a)   -- Opinion of Thacher Proffitt & Wood LLP with
                              respect to the securities being registered.**
                  5.1(b)   -- Opinion of Greenberg Traurig LLP with respect to
                              the securities being registered.**
                  5.1(c)   -- Opinion of Orrick, Herrington & Sutcliffe LLP with
                              respect to the securities being registered.**
                  8.1(a)   -- Opinion of Thacher Proffitt & Wood LLP with
                              respect to tax matters. (included as part of
                              Exhibit 5.1(a))**
                  8.1(b)   -- Opinion of Greenberg Traurig LLP with respect to
                              tax matters. (included as part of Exhibit
                              5.1(b))**
                  8.1 (c)  -- Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters**
                  10.1     -- Form of Sale and Servicing Agreement.**
                  23.1(a)  -- Consent of Thacher Proffitt & Wood LLP (included in Exhibits 5.1(a) and 8.1(a) hereto).**
                  23.1(b)  -- Consent of Greenberg Traurig LLP (included in
                              Exhibits 5.1(b) and 8.1(b) hereto).**
                  23.1(c)  -- Consent of Orrick, Herrington & Sutcliffe LLP
                              (included in Exhibit 5.1(c) and 8.1(c) hereto).**
                  24.1     -- Power of Attorney of Directors and Officers of
                              Issuer*
                  25.1     -- Statement of Eligibility and Qualification of
                              Trustee.***

* Incorporated by reference from the Registration Statement on Form S-3 and Form S-3A (File No. 333-113636)
** Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-125422)
***      To be filed on Form 8-K, as applicable